Filed with the Securities and Exchange Commission on January 29, 1996.

                                                             File No.  2-99436
                                                             File No. 811-4372
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

     Pre-Effective Amendment No.                     __
     Post-Effective Amendment No. 14                  x

                                       and

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

     Amendment No. 16                                 x

                        The Rodney Square Tax-Exempt Fund
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

    Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001
    ------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, including Area Code:  (302) 651-8280

                             Marilyn Talman, Esquire
                      Rodney Square Management Corporation
                  Rodney Square North, 1100 North Market Street
                           Wilmington, DE  19890-0001
                  ---------------------------------------------
                     (Name and Address of Agent for Service)

It is proposed that this filing will become effective

     __   immediately upon filing pursuant to paragraph (b)
      X   on February 1, 1996 pursuant to paragraph (b)
     __   60 days after filing pursuant to paragraph (a)(1)
     __   on                   pursuant to paragraph (a)(1)
     __   75 days after filing pursuant to paragraph (a)(2)
     __   on                   pursuant to paragraph (a)(2) of Rule 485.

If appropriate, check the following box:

     This post-effective amendment designates a new effective date for a previously filed post-effective amendment.

Registrant has filed a declaration registering an indefinite amount of securities pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended. Registrant filed the notice required by Rule 24f-2 for its fiscal year ended September 30, 1995 on or about November 29, 1995.
             TOTAL NUMBER OF PAGES:____EXHIBIT INDEX ON PAGE:_______

                        THE RODNEY SQUARE TAX-EXEMPT FUND

        CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933


 Title of                        Proposed      Proposed
Securities       Amount          Maximum       Maximum          Amount
  Being          Being        Offering Price   Aggregate    of Registration
Registered     Registered       Per Share    Offering Price       Fee
----------   -------------    -------------- -------------- ---------------
Shares of
Beneficial
Interest     $88,035,876        $1.00          $290,000*      $100.00*


The fee for the above shares to be registered by this filing has been computed on the basis of the price in effect on January 22, 1996.










* Calculation of the proposed maximum aggregate offering price has been made pursuant to Rule 24e-2 under the Investment Company Act of 1940. During its fiscal year ended September 30, 1995, Registrant redeemed or repurchased shares of beneficial interest in the aggregate amount of $2,246,604,280. During its current fiscal year, Registrant used $2,158,858,404 of this amount for a reduction pursuant to paragraph (c) of Rule 24f-2 under the Investment Company Act of 1940. Registrant is filing this post-effective amendment to use the remaining $87,745,876 of the total redemptions and repurchases during its fiscal year ended September 30, 1995 to reduce the fee that would otherwise be required for the shares registered hereby. During its current fiscal year Registrant has filed no other post-effective amendments for the purpose of the reduction pursuant to paragraph (a) of Rule 24e-2.

                              CROSS-REFERENCE SHEET

                        THE RODNEY SQUARE TAX-EXEMPT FUND

                           Items Required By Form N-1A

                               PART A - PROSPECTUS

ITEM NO.          ITEM CAPTION             PROSPECTUS CAPTION
--------          ------------             ------------------
  1.              Cover Page               Cover Page
  2.              Synopsis                 Expense Table
  3.              Condensed Financial      Financial Highlights
                                           Information Performance Information
  4.              General Description      Questions and Answers about the Fund
                    of Registrant          Investment Objective and Policies
                                           Description of the Fund
                                           Appendix
  5.              Management of the        Questions and Answers about the Fund
                    Fund                   Management of the Fund
  6.              Capital Stock and        Questions and Answers about the Fund
                    Other Securities       Dividends and Taxes
                                           Description of the Fund
  7.              Purchase of Securities   Questions and Answers about the Fund
                    Being Offered          Purchase of Shares
                                           Management of the Fund
                                           How Net Asset Value is Determined
  8.              Redemption or            Questions and Answers about the Fund
                    Repurchase             Shareholder Accounts
                                           Redemption of Shares
                                           Exchange of Shares
  9.              Pending Legal            Not Applicable
                    Proceedings

                              CROSS REFERENCE SHEET

                        THE RODNEY SQUARE TAX-EXEMPT FUND

                     Items Required By Form N-1A (continued)

                  PART B - STATEMENT OF ADDITIONAL INFORMATION

                                          CAPTION IN STATEMENT OF
ITEM NO.          ITEM CAPTION          ADDITIONAL INFORMATION
--------          ------------          -----------------------
  10.             Cover Page            Cover Page
  11.             Table of Contents     Table of Contents
  12.             General Information   Not Applicable
                    and History
  13.             Investment Objectives Investment Policies
                    and Policies        Investment Limitations
                                        Portfolio Transactions
  14.             Management of the     Trustees and Officers
                    Registrant
  15.             Control Persons and   Other Information
                    Principal Holders
                    of Securities
  16.             Investment Advisory   Rodney Square Management
                    and Other Services    Corporation
                                        Wilmington Trust Company
                                        Investment Management Services
                                        Distribution Agreement and Rule
                                          12b-1 Plan
                                        Other Information
  17.             Brokerage Allocation  Portfolio Transactions
  18.             Capital Stock and     Net Asset Value and Dividends
                    Other Securities    Description of the Fund
  19.             Purchase, Redemption  Net Asset Value and Dividends
                    and Pricing of      Redemptions
                                        Securities Being Offered
  20.             Tax Status            Taxes
  21.             Underwriters          Portfolio Transactions
                                        Distribution Agreement and Rule
                                          12b-1 Plan
  22.             Calculations of       Net Asset Value and Dividends
                    Performance Data    Performance Information
  23.             Financial Statements  Financial Statements

[Graphic] Caesar
Rodney upon his
galloping horse
facing right,
reverse image on
dark background


THE RODNEY    THE RODNEY SQUARE
SQUARE FUND & TAX-EXEMPT FUND
--------------------------------------------------------------------------------
   The Rodney Square Fund, consisting of two separate series, the U.S. Government Portfolio and the Money Market Portfolio (each, a "Series"), and The Rodney Square Tax-Exempt Fund (the "Tax-Exempt Fund") are diversified open-end, management investment companies. Each Series of The Rodney Square Fund seeks a high level of current income consistent with the preservation of capital and liquidity by investing in money market instruments pursuant to its investment practices. The Tax-Exempt Fund seeks as high a level of interest income, exempt from federal income tax, as is consistent with a portfolio of high quality, short-term municipal obligations selected on the basis of liquidity and stability of principal. The Series and the Tax-Exempt Fund (each, a "Portfolio") each seek to maintain a constant net asset value of $1.00 per share.

   AN INVESTMENT IN A PORTFOLIO IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT. THERE CAN BE NO ASSURANCE THAT ANY PORTFOLIO WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00.

                                   PROSPECTUS
                                FEBRUARY 1, 1996

   This Prospectus sets forth concise information about the Portfolios that you should know before investing. Please read and retain this document for future reference. Statements of Additional Information (dated February 1, 1996) containing additional information about the Portfolios have been filed with the Securities and Exchange Commission and, as amended or supplemented from time to time, are incorporated by reference herein. A copy of the Statements of
Additional Information may be obtained, without charge, from certain institutions such as banks or broker-dealers that have entered into servicing agreements ("Service Organizations") with Rodney Square Distributors, Inc. or by calling the number below, or by writing to Rodney Square Distributors, Inc. at the address noted on the back cover of this Prospectus. Rodney Square Distributors, Inc. is a wholly owned subsidiary of Wilmington Trust Company, a bank chartered in the State of Delaware.
--------------------------------------------------------------------------------
  FOR FURTHER INFORMATION OR ASSISTANCE IN OPENING AN ACCOUNT, PLEASE CALL:
  *      NATIONWIDE ......................................... (800) 336-9970
--------------------------------------------------------------------------------
SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY, WILMINGTON TRUST COMPANY, NOR ARE THE SHARES INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
EXPENSE TABLE
--------------------------------------------------------------------------------
                                  U.S. GOVERNMENT  MONEY MARKET    TAX-EXEMPT
                                     PORTFOLIO       PORTFOLIO        FUND
                                  -------------     ------------   ----------

SHAREHOLDER TRANSACTION COSTS:*         None           None           None
------------------------------

ANNUAL PORTFOLIO OPERATING EXPENSES:
------------------------------------
(as a percentage of average net assets)

Management Fee                          0.47%          0.47%          0.47%
12b-1 Fee                               0.02%          0.01%          0.01%
Other Operating Expenses                0.06%          0.06%          0.06%
                                        -----          -----          -----

Total Portfolio Operating Expenses      0.55%          0.54%          0.54%
                                        =====          =====          =====

Example**
You would pay the following expenses on a $1,000 investment assuming (1) 5% annual return and (2) redemption at the end of each time period:

One year                                $ 6         $ 6            $ 6
Three years                              18          17             17
Five years                               31          30             30
Ten years                                69          68             68

------------------

* Wilmington Trust Company and Service Organizations may charge their clients a fee for providing administrative or other services in connection with investments in Portfolio shares.

** The assumption in the Example of a 5% annual return is required by regulations of the Securities and Exchange Commission applicable to all mutual funds; the assumed 5% annual return is not a prediction of, and does not represent, a Portfolio's projected or actual performance.

The purpose of the preceding table is solely to aid shareholders and prospective investors in understanding the various expenses that investors in the Portfolios will bear directly or indirectly. The expenses and fees set forth in the table are for the fiscal year ended September 30, 1995.

THE ABOVE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OR PERFORMANCE. ACTUAL EXPENSES INCURRED AND RETURNS MAY BE GREATER OR LESSER THAN THOSE SHOWN.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
The following tables include selected per share data and other performance information for each Portfolio throughout the following years, derived from the audited financial statements of the Rodney Square Fund and the Tax-Exempt Fund (each, a "Fund," and together the "Funds"). They should be read in conjunction with the Funds' financial statements and notes thereto appearing in each Fund's Annual Report to Shareholders for the fiscal year ended September 30, 1995, which is included together with the auditor's unqualified report thereon as part of each Fund's Statement of Additional Information.

                                                  U. S. GOVERNMENT PORTFOLIO
                                                  --------------------------

                                            For the Fiscal Years Ended September 30,
                   -----------------------------------------------------------------------------------------
                     1995     1994*    1993     1992     1991     1990     1989     1988     1987     1986
                     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
NET ASSET VALUE-
  BEGINNING OF YEAR.  $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00
                      -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
Investment Operations:
  Net investment
  income............  0.052    0.033    0.028    0.038    0.062    0.078    0.086    0.066    0.057    0.066
                      -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
Distributions:
  From net
   investment
   income........... (0.052)  (0.033)  (0.028)  (0.038)  (0.062)  (0.078)  (0.086)  (0.066)  (0.057)  (0.066)
                     ------   ------   ------   ------   ------   ------   ------   ------   ------   ------

NET ASSET VALUE-
  END OF YEAR.......  $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00
                      =====    =====    =====    =====    =====    =====    =====    =====    =====    =====

Total Return........   5.37%    3.32%    2.83%    3.88%    6.41%    8.05%    8.91%    6.81%    5.86%    6.86%

Ratios (to average
  net assets)
  /Supplemental
  Data:
    Expenses........   0.55%    0.53%    0.53%    0.54%    0.53%    0.54%    0.52%    0.57%    0.56%    0.58%
    Net investment
      income........   5.25%    3.27%    2.79%    3.84%    6.22%    7.76%    8.55%    6.63%    5.76%    6.46%

Net assets at end
  of year ($000
  omitted)..........  306,096  336,766  386,067  409,534  479,586  364,423  230,804  287,862  288,016  174,401
---------------------------
*    During the fiscal year ended September 30, 1994, the Fund Manager contributed capital of $0.0045 per share to the U.S. Government Portfolio.

                                                     MONEY MARKET PORTFOLIO
                                                     ----------------------

                                            For the Fiscal Years Ended September 30,
                   -----------------------------------------------------------------------------------------
                     1995     1994*    1993     1992     1991     1990     1989     1988     1987     1986
                     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
NET ASSET VALUE-
  BEGINNING OF YEAR.  $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00
                      -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
Investment Operations:
  Net investment
  income............  0.052    0.033    0.029    0.041    0.065    0.079    0.087    0.069    0.059    0.067
                      -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
Distributions:
  From net
   investment
   income........... (0.052)  (0.033)  (0.029)  (0.041)  (0.065)  (0.079)  (0.087)  (0.069)  (0.059)  (0.067)
                     ------   ------   ------   ------   ------   ------   ------   ------   ------   ------

NET ASSET VALUE-
  END OF YEAR.......  $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00
                      =====    =====    =====    =====    =====    =====    =====    =====    =====    =====

Total Return........   5.50%    3.37%    2.92%    4.15%    6.73%    8.23%    9.09%    7.07%    6.10%    7.07%

Ratios (to average
  net assets)
  /Supplemental
  Data:
    Expenses........   0.54%    0.53%    0.52%    0.52%    0.52%    0.53%    0.52%    0.55%    0.55%    0.57%
    Net investment
      income........   5.37%    3.33%    2.88%    4.06%    6.52%    7.92%    8.74%    6.87%    5.99%    6.61%

Net assets at end
  of year ($000
  omitted)..........  751,125  606,835  649,424  717,544  790,837  766,798  643,363  488,313  406,217  249,991

---------------------------

* During the fiscal year ended September 30, 1994, the Fund Manager contributed capital of $0.0028 per share to the Money Market Portfolio.


                                                     TAX-EXEMPT FUND
                                                     ---------------

                                            For the Fiscal Years Ended September 30,
                   -----------------------------------------------------------------------------------------
                     1995     1994     1993     1992     1991     1990     1989     1988     1987     1986*
                     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
NET ASSET VALUE-
  BEGINNING
  OF PERIOD.........  $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00
                      -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
Investment Operations:
  Net investment
  income............  0.033    0.021    0.020    0.030    0.045    0.054    0.059    0.047    0.037    0.028
                      -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
Distributions:
  From net
   investment
   income........... (0.033)  (0.021)  (0.020)  (0.030)  (0.045)  (0.054)  (0.059)  (0.047)  (0.037)  (0.028)
                     ------   ------   ------   ------   ------   ------   ------   ------   ------   ------

NET ASSET VALUE-
  END OF PERIOD.....  $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00    $1.00
                      =====    =====    =====    =====    =====    =====    =====    =====    =====    =====

Total Return........   3.36%    2.17%    2.07%    3.06%    4.59%    5.58%    6.04%    4.79%    3.79%    2.79%

Ratios (to average
  net assets)
  /Supplemental
  Data:
    Expenses........   0.54%    0.54%    0.54%    0.54%    0.56%    0.57%    0.57%    0.50%    0.56%    0.63%
    Net investment
      income........   3.29%    2.13%    2.05%    3.06%    4.49%    5.45%    5.88%    4.67%    3.79%    4.14%

Net assets at end
  of period ($000
  omitted)..........  318,213  388,565  405,517  327,098  353,271  243,146  258,713  302,471  352,987  181,177

---------------------------

*    Covers the period from February 7, 1986 (Commencement of Operations) to
     September 30, 1986.
**   Annualized.
***  The total return figure for the fiscal period ended September 30, 1986 is not annualized.


--------------------------------------------------------------------------------
QUESTIONS AND ANSWERS ABOUT THE FUNDS
--------------------------------------------------------------------------------
   The information provided in this section is qualified in its entirety by reference to more detailed information elsewhere in this Prospectus.

WHAT ARE THE PORTFOLIOS' INVESTMENT OBJECTIVES AND POLICIES?

   THE RODNEY SQUARE FUND -- Each Portfolio of the Rodney Square Fund seeks a high level of current income consistent with the preservation of capital and liquidity by investing in money market instruments pursuant to its investment practices. There can be no assurance, of course, that either Portfolio will achieve its investment objective. (See "Investment Objectives and Policies.")

   The Portfolios are primarily differentiated in terms of their permitted investments which are as follows:

   U.S. GOVERNMENT PORTFOLIO -- Obligations issued or guaranteed as to principal and interest by the government of the United States, its agencies or instrumentalities ("U.S. Government obligations") and repurchase agreements involving such obligations.

   MONEY MARKET PORTFOLIO -- U.S. dollar-denominated obligations of major banks (including certificates of deposit, time deposits or bankers' acceptances of U.S. banks and their branches located outside of the United States, of U.S.
branches of foreign banks, of foreign branches of foreign banks, of U.S. agencies of foreign banks and of wholly owned banking subsidiaries of foreign banks located in the United States), prime commercial paper and other corporate obligations, U.S. Government obligations, high quality municipal securities and repurchase agreements involving U.S. Government obligations.

   THE RODNEY SQUARE TAX-EXEMPT FUND -- The Rodney Square Tax-Exempt Fund seeks as high a level of interest income, exempt from federal income tax, as is consistent with a portfolio of high quality, short-term municipal obligations selected on the basis of liquidity and stability of principal. There can be no assurance, of course, that the Tax-Exempt Fund will achieve its investment objective. (See "Investment Objectives and Policies.")

   The Tax-Exempt Fund invests in high quality municipal obligations, including municipal bonds with less than 397 days remaining until maturity, floating and variable rate obligations, participation interests, tax-exempt commercial paper and short-term municipal notes. The Portfolio has adopted a fundamental policy which requires that, under normal conditions, at least 80% of its annual income will be exempt from federal income tax. (See "Investment Objectives and Policies" and "Dividends and Taxes.") The Portfolio also follows a policy requiring that, under normal conditions, at least 80% of its annual income will not be a tax preference item for purposes of the federal alternative minimum tax.

   ALL PORTFOLIOS -- All assets of the Portfolios are invested in fixed-income obligations maturing in 397 days or less, and the dollar-weighted average maturity of each Portfolio will not exceed 90 days.

HOW CAN YOU BENEFIT BY INVESTING IN THE PORTFOLIOS RATHER THAN BY INVESTING DIRECTLY IN MONEY MARKET INSTRUMENTS?

   Investing in the Portfolios offers several key benefits:

   FIRST:   By  pooling the monies of its many investors, the Portfolios  enable each investor to benefit from the greater liquidity and higher yields offered by large denomination ($1,000,000 or more) money market instruments.

   SECOND: The Portfolios offer a way to keep money invested in professionally managed portfolios of high quality money market instruments (tax-exempt money market instruments for the Tax-Exempt Fund) and at the same time to maintain full liquidity on a day-to-day basis. There is no minimum period for investment, and no fees will be charged upon redemption.

   THIRD:   Investors  in  the  Portfolios need not  become  involved  with  the detailed bookkeeping and operating procedures normally associated with direct investment in money market instruments.

HOW ARE THE PORTFOLIOS' SECURITIES VALUED?

   In valuing their portfolio securities, the Portfolios use the amortized cost method of valuation. It is a fundamental policy of each Portfolio to use its best efforts to maintain a constant net asset value of $1.00 per share, although under certain circumstances this may not be possible. (See "Investment Objectives and Policies" and "How Net Asset Value Is Determined.")

WHO IS THE FUND MANAGER?

   Rodney Square Management Corporation ("RSMC"), a wholly owned subsidiary of Wilmington Trust Company ("WTC"), serves as the Funds' Manager. (See "Management of the Funds.")

WHO IS THE ADMINISTRATOR, TRANSFER AGENT AND ACCOUNTING AGENT?

   RSMC serves as the Administrator of the Funds and provides transfer agency and accounting services for the Funds. (See "Management of the Funds.")

WHO IS THE DISTRIBUTOR?

   Rodney Square Distributors, Inc. ("RSD"), another wholly owned subsidiary of WTC, serves as the Distributor. (See "Management of the Funds.")

HOW DO YOU PURCHASE PORTFOLIO SHARES?

   The Portfolios are designed as investment vehicles for individual investors, corporations and other institutional investors. Shares may be purchased only as described below. There is no sales load. The minimum initial investment in any Portfolio is $1,000, but additional investments may be made in any amount.

   Shares of each Portfolio are offered on a continuous basis by RSD. Shares may be purchased directly from RSD, by clients of WTC through their trust and corporate cash management accounts or by clients of certain institutions such as banks or broker-dealers that have entered into servicing agreements ("Service Organizations") with RSD through their accounts with those Service Organizations. Service Organizations may receive payments from RSD which are reimbursed by the Portfolios under a Plan of Distribution adopted with respect to each Portfolio pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). Shares may also be purchased directly by wire or by mail. (See "Purchase of Shares.")

   Receipt of federal funds or monies immediately convertible to federal funds is necessary before investments may be credited to your account in the Portfolios. The Portfolios and RSD reserve the right to reject new account applications and to close, by redemption, an account without a certified Social Security or other taxpayer identification number.

   Please call WTC, your Service Organization or the number listed below for further information about the Portfolios or for assistance in opening an account.

--------------------------------------------------------------------------------
  *      NATIONWIDE ......................................... (800) 336-9970
--------------------------------------------------------------------------------

HOW DO YOU REDEEM PORTFOLIO SHARES?

   If you purchased shares of a Portfolio through an account at WTC or a Service Organization, you may redeem all or any part of your shares in accordance with the instructions pertaining to that account. Other shareholders may redeem their shares by check, by telephone or by mail. There is no fee charged upon redemption. (See "Redemption of Shares.")

HOW ARE DIVIDENDS PAID?

   Substantially all of the net investment income for each Portfolio is declared as a dividend each day that the net asset value is determined, and dividends are paid no later than seven (7) days after the end of the month in which they are accrued. Shareholders may elect to receive dividends and other distributions in cash by checking the appropriate boxes on the Application & New Account Registration form at the end of this Prospectus ("Application"). (See "Dividends and Taxes.")

ARE EXCHANGE PRIVILEGES AVAILABLE?

   You may exchange all or a portion of your Portfolio shares for shares of either of the other Portfolios or for shares of any of the other funds in the Rodney Square complex, subject to certain conditions. (See "Exchange of Shares.")

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INVESTMENT OBJECTIVES AND POLICIES
--------------------------------------------------------------------------------

THE RODNEY SQUARE FUND

   The investment objective of each Portfolio of The Rodney Square Fund is to seek a high level of current income consistent with the preservation of capital and liquidity by investing in money market instruments pursuant to its investment practices.

   The Portfolios are primarily differentiated in terms of their permitted investments, which are as follows:

   U.S. GOVERNMENT PORTFOLIO -- U.S. Government obligations and repurchase agreements involving such obligations.

   MONEY MARKET PORTFOLIO -- (i) U.S. dollar-denominated obligations of major banks and their branches located outside of the United States, of U.S. branches of foreign banks, of foreign branches of foreign banks, of U.S. agencies of foreign banks and of wholly owned banking subsidiaries of foreign banks located in the United States, provided that the bank has capital, surplus and undivided profits (as of the date of its most recently published annual financial statements) in excess of $100,000,000 at the date of investment (moreover, it is the policy of RSMC to require that the bank have assets in excess of $5 billion at the date of investment); (ii) commercial paper and corporate obligations rated at least A-1 or AA by Standard & Poor's Ratings Services ("S&P") or P-1 or Aa by Moody's Investors Service, Inc. ("Moody's") at the time of investment, or not rated, but determined to be of comparable quality by RSMC under the direction of, and subject to the review of, The Rodney Square Fund's Board of Trustees; (iii) U.S. Government obligations; (iv) high quality municipal securities; and (v) repurchase agreements involving U.S. Government obligations. Ratings of instruments represent S&P and Moody's opinions regarding their quality, are not a guarantee of quality, and may change after a Portfolio has purchased an instrument.


   U.S. Government obligations include obligations of agencies and instrumentalities of the U.S. Government that are not direct obligations of the U.S. Treasury. Such obligations may be backed by the "full faith and credit" of the United States or supported primarily or solely by the creditworthiness of the issuer.

   Each Portfolio may enter into repurchase agreements involving U.S. Government obligations, even though the underlying security matures in more than 397 days. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the applicable Portfolio in the event of a default of the seller), it is the policy of each Portfolio to limit repurchase transactions to those banks and primary dealers in U.S. Government obligations whose creditworthiness has been reviewed and found satisfactory by RSMC.

   The Money Market Portfolio's investments in the obligations of foreign banks and other foreign issuers and their branches, agencies or subsidiaries may be obligations of the parent, of the issuing branch, agency or subsidiary, or both. Obligations of such issuers are subject to the same risks that pertain to domestic issues, notably credit risk, market risk and liquidity risk. Additionally, obligations of foreign entities may be subject to certain additional risks, including adverse political and economic developments in a foreign country, the extent and quality of government regulation of financial markets and institutions, interest limitations, currency controls, foreign withholding taxes, and expropriation or nationalization of foreign issuers and their assets. There may be less publicly available information about foreign issuers than about domestic issuers, and foreign issuers may not be subject to the same accounting, auditing and financial recordkeeping standards and requirements as are domestic issuers. RSMC carefully considers these factors when making investments, and foreign issuers will be required to meet the same tests of financial strength as the domestic issuers approved for the Money Market Portfolio.

   The Money Market Portfolio may invest in municipal bonds, including "general obligation" and "revenue" bonds, with less than 397 days remaining until maturity, floating and variable rate obligations, participation interests and short-term municipal notes. Frequently, the municipal obligations acquired by the Money Market Portfolio are secured by letters of credit or other credit support arrangements provided by domestic or foreign banks or insurance companies. The Money Market Portfolio may also purchase Standby Commitments and new issues of municipal obligations on a "when-issued" basis. For a fuller description of municipal bonds, see "The Rodney Square Tax-Exempt Fund," below. Although the interest on municipal securities may be exempt from federal income tax, dividends paid by the Money Market Portfolio to its shareholders will not be tax-exempt.

THE RODNEY SQUARE TAX-EXEMPT FUND

   The investment objective of the Tax-Exempt Fund is to provide investors with as high a level of interest income, exempt from federal income tax, as is consistent with a portfolio of high quality, short-term municipal obligations selected on the basis of liquidity and stability of principal.

   This Portfolio invests in a diversified portfolio of high quality municipal obligations whose interest payments are exempt from federal income tax. The Portfolio has adopted a fundamental policy which requires that, under normal circumstances, at least 80% of its annual income will be exempt from federal income tax. The Portfolio also follows a policy which requires that, under normal circumstances, at least 80% of its annual income will not be a tax preference item for purposes of the federal alternative minimum tax.

   The Portfolio invests only in municipal securities that are rated at least Aa, MIG-1/VMIG-1 or P-1 by Moody's or at least AA, A-1 or SP-1 by S&P at the time of investment, or not rated but determined to be of comparable quality by RSMC under the direction of, and subject to the review of, The Rodney Square Tax-Exempt Fund's Board of Trustees. See the Appendix to this Prospectus for further information regarding Moody's and S&P's ratings of municipal obligations. Ratings of municipal obligations represent Moody's and S&P's opinions regarding their quality, are not a guaranty of quality, and may change after the Portfolio has acquired a security. In addition, federal, state or local laws may be passed that adversely affect the tax-exempt status of interest on the municipal securities held by the Portfolio or of the exempt-interest dividends paid by the Portfolio, extend the time for payment of principal or interest, or both, or impose other constraints upon enforcement of such obligations. (See "Dividends and Taxes.")

   The Tax-Exempt Fund invests in municipal bonds, including "general obligation" and "revenue" bonds, with less than 397 days remaining until maturity, floating and variable rate obligations, participation interests, tax-exempt commercial paper and short-term municipal notes. Municipal bonds include put bonds, which give the Portfolio the unconditional right to sell the bond back to the issuer at a specified price and exercise date that typically is well in advance of the bond's maturity date, industrial development bonds, and private activity bonds, the interest on which usually is exempt from federal income tax but which generally is an item of tax preference for purposes of the federal alternative minimum tax. The Portfolio may also hold floating or variable rate obligations. A variable rate obligation provides for adjustment in the interest rate (which is set as a percentage of a designated base rate such as the 90-day U.S. Treasury Bill rate) on specific dates, while a floating rate obligation has an interest rate which changes whenever there is a change in a designated base rate such as the prime rate of a bank. The rate adjustments make these obligations less subject to fluctuations in value than other instruments with maturities in excess of 397 days. The obligations have a "demand feature," which means that the Portfolio can demand payment from the issuer or another party on not more than 30 days' notice, either at any time or at specified intervals not to exceed 397 days, at par plus accrued interest. Frequently, the municipal obligations acquired by the Portfolio are secured by letters of credit or other credit support arrangements provided by domestic or foreign banks or insurance companies.

   The Portfolio may also invest in participation interests in municipal bonds and in floating and variable rate obligations that are owned by banks. These instruments carry a demand feature permitting the Portfolio to tender them back to the issuing bank at a specified price and exercise date, which is typically well in advance of the bond's maturity date. The demand feature usually is backed by an irrevocable letter of credit or guarantee by a bank. The short-term municipal notes in which the Portfolio invests are issued by state and local governments and public authorities as interim financing in anticipation of tax collections, revenue receipts or bond sales, such as tax anticipation notes, revenue anticipation notes, bond anticipation notes and construction loan notes. All of these obligations are described in the Appendix to this Prospectus.

   The Portfolio may purchase without limitation stand-by commitments which give the Portfolio the right to sell a security that it holds back to the issuer or another party at an agreed upon price on a certain date or at any time during a stated period. The Portfolio may also purchase without limitation new issues of municipal obligations on a "when-issued" basis. Securities purchased on a when-issued basis may decline or appreciate in market value prior to their actual delivery to the Portfolio. The Portfolio may purchase other types of tax-exempt instruments which may become available in the future as long as RSMC, under the direction of, and subject to the review of, the Board of Trustees, has determined that they are of a quality equivalent to the ratings stated above.

   The ability of the Portfolio to achieve its investment objective is dependent on a number of factors, including the skills of RSMC in purchasing municipal obligations whose issuers have the continuing ability to meet their obligations for the payment of interest and principal when due. In the case of obligations which are secured by letters of credit, either the quality of the credit of the issuer of the underlying security or of the bank issuing the letter of credit may be looked to for purposes of satisfying the Portfolio's quality standards. Letters of credit issued by foreign banks may involve certain risks such as future unfavorable political and economic developments, currency controls or other governmental restrictions which might affect payment by the bank. Additionally, there may be less public information available about foreign banks.

   Yields on municipal obligations are the product of a variety of factors, including the general conditions of the money market and of the municipal bond and municipal note markets, the size of a particular offering, the maturity of the obligation and the rating of the issue. Municipal obligations with longer maturities tend to produce higher yields and are generally subject to potentially greater price fluctuations than obligations with shorter maturities.

   The Portfolio anticipates being as fully invested as practicable in municipal bonds and notes; however, consistent with that portion of its investment objective concerned with stability of principal, from time to time the Portfolio may invest a portion of its assets on a temporary basis in fixed-income obligations the interest on which is subject to federal income tax. For example, the Portfolio may invest in taxable obligations pending the investment or reinvestment in municipal bonds of proceeds from sales of Portfolio shares or sales of portfolio securities. In addition, the Portfolio may invest in highly liquid, taxable obligations in order to avoid the necessity of liquidating portfolio investments to meet redemption requests by Portfolio shareholders. Income from taxable obligations will be limited to 20% of the Portfolio's annual income under normal conditions, although the Portfolio may invest without limit in taxable obligations for temporary defensive purposes.

   If the Portfolio invests in taxable obligations, it will purchase obligations which, in RSMC's judgment, are of high quality. These include U.S. Government obligations, obligations of domestic banks (including certificates of deposit and bankers' acceptances), commercial paper and other short-term corporate obligations, private activity bonds not exempt from federal income tax, and repurchase agreements. The Portfolio's investments in commercial paper and other short-term corporate obligations are limited to those obligations rated P-1 or Aa or better by Moody's or A-1 or AA or better by S&P, respectively, or, not rated, but determined to be comparable quality by RSMC under the direction of, and subject to the review of, the Board of Trustees.

ALL PORTFOLIOS - OTHER INVESTMENT POLICIES

   Each Portfolio may borrow money from a bank for temporary or emergency purposes (not for leveraging or investment) but not in excess of one-third of the current value of its net assets. No Portfolio will purchase securities for investment while any bank borrowing equaling 5% of the respective Portfolio's total assets is outstanding. Each Portfolio may also invest up to 10% of its net assets in repurchase agreements not entitling the holder to payment of principal within seven (7) days and other securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market. There is no limit on any Portfolio's investment in restricted securities which are liquid.

   There may be occasions when, as a result of maturities of portfolio securities or sales of Portfolio shares, or in order to meet anticipated redemption requests, a Portfolio may hold cash which is not earning income. In addition, there may be occasions when, in order to raise cash to meet redemptions, a Portfolio might be required to sell securities at a loss.

   The investment objectives, policies and limitations set forth above are supplemented by the information contained in the Portfolios' Statements of
Additional Information. Except as noted, each Portfolio's policies and limitations are non-fundamental and may be changed by its Board of Trustees without shareholder approval.

   Each Portfolio has a fundamental policy requiring it to use its best efforts to maintain a constant net asset value of $1.00 per share, although under certain circumstances this may not be possible. There can be no assurance that each Portfolio will achieve its investment objective.

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PURCHASE OF SHARES
--------------------------------------------------------------------------------

   How To Purchase Shares. Portfolio shares are offered on a continuous basis by RSD. Shares may be purchased directly from RSD, by clients of WTC through their trust and corporate cash management accounts, or by clients of Service Organizations through their Service Organization accounts. WTC and Service Organizations may charge their clients a fee for providing administrative or other services in connection with investments in Portfolio shares. A trust account at WTC includes any account for which the account records are maintained on the trust system at WTC. Persons wishing to purchase Portfolio shares through their accounts at WTC or a Service Organization should contact that entity directly for appropriate instructions. Other investors may purchase Portfolio shares by mail or by wire as specified below.

   BY MAIL: You may purchase shares by sending a check drawn on a U.S. bank payable to The Rodney Square Fund or The Rodney Square Tax-Exempt Fund, indicating the Portfolio you have selected, along with a completed Application (included at the end of this Prospectus), to The Rodney Square Fund or The Rodney Square Tax-Exempt Fund, c/o Rodney Square Management Corporation, P.O. Box 8987, Wilmington, DE 19899-9752. A purchase order sent by overnight mail should be sent to The Rodney Square Fund or The Rodney Square Tax-Exempt Fund, c/o Rodney Square Management Corporation, Rodney Square North, 1105 N. Market Street, Wilmington, DE 19801. If a subsequent investment is being made, the check should also indicate your Portfolio account number. When you purchase by check, each Portfolio may withhold payment on redemptions until it is reasonably satisfied that the funds are collected (which can take up to 10 days). If you purchase shares with a check that does not clear, your purchase will be cancelled and you will be responsible for any losses or fees incurred in that transaction.

   BY WIRE: You may purchase shares by wiring federal funds. To advise a Portfolio of the wire, and if making an initial purchase, to obtain an account number, you must telephone RSMC at (800) 336-9970. Once you have an account number, instruct your bank to wire federal funds to RSMC, c/o Wilmington Trust Company, Wilmington, DE-ABA #0311-0009-2, attention: The Rodney Square Fund or the Rodney Square Tax-Exempt Fund, DDA# 2610-605-2, further credit-your account number, the desired Portfolio and your name. If you make an initial purchase by wire, you must promptly forward a completed Application to RSMC at the address stated above under "By Mail." If you are making a subsequent purchase, the wire should also indicate your Portfolio account number.

   INDIVIDUAL RETIREMENT ACCOUNTS. Shares of the Portfolios of The Rodney Square Fund may be purchased for a tax-deferred retirement plan such as an individual retirement account ("IRA"). For an Application for an IRA and a brochure describing a Portfolio IRA, call RSMC at (800) 336-9970. WTC makes available its services as IRA custodian for each shareholder account that is established as an IRA. For these services, WTC receives an annual fee of $10.00 per account, which fee is paid directly to WTC by the IRA shareholder. If the fee is not paid by the date due, Portfolio shares owned by the IRA will be redeemed automatically for purposes of making the payment.

   AUTOMATIC INVESTMENT PLAN. Shareholders may purchase Portfolio shares through an Automatic Investment Plan. Under the Plan, RSMC, at regular intervals, will automatically debit a shareholder's bank checking account in an amount of $50 or more (subsequent to the $1,000 minimum initial investment), as specified by the shareholder. A shareholder may elect to invest the specified amount monthly, bimonthly, quarterly, semiannually or annually. The purchase of Portfolio shares will be effected at their offering price at 12 noon, Eastern time, on or about the 20th day of the month. For an Application for the Automatic Investment Plan, check the appropriate box of the Application at the end of this Prospectus, or call RSMC at (800) 336-9970. This service is generally not available for WTC trust account clients, since similar services are provided through WTC. This service may also not be available for Service Organization clients who are provided similar services by those organizations.

   ADDITIONAL PURCHASE INFORMATION. The minimum initial investment is $1,000, but subsequent investments may be made in any amount. WTC and Service Organizations may impose additional minimum customer account and other requirements in addition to this minimum initial investment requirement. Each Portfolio and RSD reserve the right to reject any purchase order and may suspend the offering of shares of any Portfolio for a period of time.

   Portfolio shares of each Fund are offered at their net asset value next determined after a purchase order is received by RSMC and accepted by RSD. Purchase orders received by RSMC and accepted by RSD before 12 noon, Eastern time, on any Business Day of a Fund will be priced at the net asset value per share that is determined at 12 noon. (See "How Net Asset Value Is Determined.") Purchase orders received by RSMC and accepted by RSD after 12 noon, Eastern time, will be priced as of 12 noon on the following Business Day of a Fund. A "Business Day of a Fund" is any day on which the New York Stock Exchange (the "Exchange"), RSMC and the Philadelphia branch office of the Federal Reserve are open for business. The following are not Business Days of a Fund: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day and Christmas Day.

   Investments  in a  Portfolio are accepted on the Business Day of a Fund  that
(i) federal funds are deposited for your account on or before 12 noon, Eastern time, (ii) monies immediately convertible to federal funds are deposited for your account on or before 12 noon, Eastern time, or (iii) checks deposited for your account have been converted to federal funds (usually within two Business Days of a Fund after receipt). All investments in a Portfolio are credited to your account in the form of shares of the Portfolio immediately upon acceptance and become entitled to dividends declared as of the day of investment.

   It is the responsibility of WTC or the Service Organization involved to transmit orders for the purchase of shares by its customers to RSMC and to deliver required funds on a timely basis, in accordance with the procedures stated above.

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SHAREHOLDER ACCOUNTS
--------------------------------------------------------------------------------

   RSMC, as Transfer Agent, maintains for each shareholder an account expressed in terms of full and fractional shares of each Portfolio rounded to the nearest 1/1000th of a share.

   In the interest of economy and convenience, the Portfolios do not issue share certificates. Each shareholder is sent a statement at least quarterly showing all purchases in or redemptions from the shareholder's account. The statement also sets forth the balance of shares held in the account by Portfolio.

   Due to the relatively high cost of maintaining small shareholder accounts, each Portfolio reserves the right to close any account with a current value of less than $500 by redeeming all shares in the account and transferring the proceeds to the shareholder. Shareholders will be notified if their account value is less than $500 and will be allowed 60 days in which to increase their account balance to $500 or more to prevent the account from being closed.

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REDEMPTION OF SHARES
--------------------------------------------------------------------------------

   Shareholders may redeem their shares by mail, telephone or check, as described below. If you purchased your shares through an account at WTC or a Service Organization, you may redeem all or part of your shares in accordance with the instructions pertaining to that account. Corporations, other organizations, trusts, fiduciaries and other institutional investors may be required to furnish certain additional documentation to authorize redemptions. Redemption requests should be accompanied by the Portfolio's name and your account number.

   BY MAIL: Shareholders redeeming their shares by mail should submit written instructions with a guarantee of their signature by an eligible institution acceptable to the Portfolios' Transfer Agent, such as a bank, broker, dealer, municipal securities dealer, government securities dealer, credit union, national securities exchange, registered securities association, clearing agency, or savings association ("eligible institution"), to: The Rodney Square Fund or The Rodney Square Tax-Exempt Fund, c/o Rodney Square Management Corporation, P.O. Box 8987, Wilmington, DE 19899-9752. A redemption order sent by overnight mail should be sent to The Rodney Square Fund or The Rodney Square Tax-Exempt Fund, c/o Rodney Square Management Corporation, Rodney Square North, 1105 N. Market Street, Wilmington, DE 19801. The redemption order should indicate the Portfolio from which shares are to be redeemed, the Portfolio account number and the name of the person in whose name the account is registered. A signature and a signature guarantee are required for each person in whose name the account is registered.

   BY TELEPHONE: Shareholders who prefer to redeem their shares by telephone must elect to do so by applying in writing for telephone redemption privileges by completing the Application for Telephone Redemptions (included at the end of this Prospectus) which describes the telephone redemption procedures in more detail and requires certain information that will be used to identify the shareholder when a telephone redemption request is made. When redeeming by telephone, you must indicate your name, the Fund's name, the Portfolio's name, the account number, the number of shares you wish to redeem and certain other information necessary to identify you as the shareholder. The Portfolios will employ reasonable procedures to confirm that instructions communicated by telephone are genuine and will not be liable for any losses due to unauthorized or fraudulent telephone transactions. During times of drastic economic or market changes, the telephone redemption privilege may be difficult to implement. In the event that you are unable to reach RSMC by telephone, you may make a redemption request by mail.

   BY CHECK: A shareholder may utilize the checkwriting option to redeem Portfolio shares by drawing a check for $500 or more against a Portfolio account. When the check is presented for payment, a sufficient number of shares will be redeemed from the shareholder's Portfolio account to cover the amount of the check. This procedure enables the shareholder to continue receiving dividends on those shares until the check is presented for payment. Cancelled checks are not returned; however, shareholders may obtain photocopies of their cancelled checks upon request. If a shareholder does not own sufficient shares to cover a check, the check will be returned to the payee marked "nonsufficient funds." Checks written in amounts less than $500 will also be returned. Because the aggregate amount of Portfolio shares owned by a shareholder is likely to change each day, a shareholder should not attempt to redeem all shares held in an account by using the checkwriting procedure. Charges will be imposed for specially imprinted checks, business checks, copies of cancelled checks, stop payment orders, checks returned due to "nonsufficient funds" and returned checks; these charges will be paid by redeeming automatically an appropriate number of Portfolio shares. Each Fund and RSMC reserve the right to terminate or alter the checkwriting service at any time. RSMC also reserves the right to impose a service charge in connection with the checkwriting service. Shareholders who are interested in the checkwriting service should obtain the necessary forms from RSMC. This service is generally not available for clients of WTC through their trust or corporate cash management accounts, since it is already provided for these customers through WTC. The service may also not be available for Service Organization clients who are provided a similar service by those organizations.

   ADDITIONAL REDEMPTION INFORMATION. You may redeem all or any part of the value of your account on any Business Day of a Fund. Redemptions are effected at the net asset value next calculated after RSMC has received your redemption request. (See "How Net Asset Value Is Determined.") The Funds impose no fee when shares are redeemed. It is the responsibility of WTC or the Service Organization to transmit redemption orders and credit their customers' accounts with redemption proceeds on a timely basis.

   Redemption checks are mailed on the next Business Day of a Fund following acceptance of redemption instructions but in no event later than 7 days following such receipt and acceptance. Amounts redeemed by wire are normally wired on the date of receipt and acceptance of redemption instructions (if received by RSMC before 12 noon, Eastern time) or the next Business Day of a Fund (if received after 12 noon, Eastern time, or on a non Business Day of a Fund), but in no event later than 7 days following such receipt and acceptance. If the shares to be redeemed represent an investment made by check, each Fund reserves the right not to make the redemption proceeds available until it has reasonable grounds to believe that the check has been collected (which could take up to 10 days).

   Redemption proceeds may be wired to your predesignated bank account in any commercial bank in the United States if the amount is $1,000 or more. The receiving bank may charge a fee for this service. Alternatively, proceeds may be mailed to your bank or, for amounts of $10,000 or less, mailed to your Portfolio account address of record if the address has been established for a minimum of 60 days. In order to authorize the Fund to mail redemption proceeds to your Portfolio account address of record, complete the appropriate section of the Application for Telephone Redemptions or include your Portfolio account address of record when you submit written instructions. You may change the account which you have designated to receive amounts redeemed at any time. Any request to change the account designated to receive redemption proceeds should be accompanied by a guarantee of the shareholder's signature by an eligible institution. A signature and a signature guarantee are required for each person in whose name the account is registered. Further documentation will be required to change the designated account when shares are held by a corporation, other organization, trust, fiduciary or other institutional investor.

   For more information on redemption services, contact RSMC or, if your shares are held in an account with WTC or a Service Organization, contact WTC or the Service Organization.

   SYSTEMATIC WITHDRAWAL PLAN. Shareholders who own shares of a Portfolio with a value of $10,000 or more may participate in the Systematic Withdrawal Plan. For an application for the Systematic Withdrawal Plan, check the appropriate box of the Application at the end of this Prospectus or call RSMC at (800) 336-9970. Under the Plan, shareholders may automatically redeem a portion of their Portfolio shares monthly, bimonthly, quarterly, semiannually or annually. The minimum withdrawal available is $100. The redemption of Portfolio shares will be effected at their net asset value at 12 noon, Eastern time, on or about the 25th day of the month. This service is generally not available for WTC trust account clients, since a similar service is provided through WTC. This service may also not be available for Service Organization clients who are provided a similar service by those organizations.

--------------------------------------------------------------------------------
EXCHANGE OF SHARES
--------------------------------------------------------------------------------

   EXCHANGES AMONG THE RODNEY SQUARE FUNDS. You may exchange all or a portion of your shares in a Portfolio for shares of another Portfolio or any of the other funds in the Rodney Square complex that currently offer their shares to investors. In addition to the Funds discussed in this Prospectus, the other Rodney Square funds are:

   THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND, consisting of the following portfolios:

   THE RODNEY SQUARE DIVERSIFIED INCOME PORTFOLIO, which seeks high total return, consistent with high current income, by investing principally in various types of investment grade fixed-income securities.

   THE RODNEY SQUARE MUNICIPAL INCOME PORTFOLIO, which seeks a high level of income exempt from federal income tax consistent with the preservation of capital.

   THE RODNEY SQUARE INTERNATIONAL EQUITY FUND, which uses multiple portfolio advisers to manage the fund's assets, and which seeks long-term capital appreciation primarily through investments in equity securities (including convertible securities) of issuers located outside the United States.

   THE RODNEY SQUARE MULTI-MANAGER FUND, which also uses multiple portfolio advisers to manage the assets of each of its portfolios. Its portfolios are:

   GROWTH PORTFOLIO, which seeks superior long-term capital appreciation by investing in securities of companies which are judged to possess strong growth characteristics.

   GROWTH AND INCOME PORTFOLIO, which seeks superior long-term total return through a combination of capital appreciation and income by investing in securities with attractive growth or valuation characteristics or relatively high income yields.

   A redemption of shares through an exchange will be effected at the net asset value per share next determined after receipt by RSMC of the request, and a purchase of shares through an exchange will be effected at the net asset value per share determined at that time or as next determined thereafter, plus the applicable sales load, if any. The net asset values per share of the U. S. Government Portfolio, the Money Market Portfolio and the Tax-Exempt Fund are determined at 12 noon, Eastern time, on each Business Day of a Fund. The net asset values per share of the International Equity Fund, the Multi-Manager Fund portfolios and the Strategic Fixed-Income Fund portfolios are determined at the close of regular trading on the Exchange (currently, 4:00 p.m., Eastern time), on each Business Day. A sales load will apply to exchanges from the U.S. Government Portfolio, the Money Market Portfolio or the Tax-Exempt Fund into the International Equity Fund, the Multi-Manager Fund portfolios or the Strategic Fixed-Income Fund portfolios, except that no sales load will be charged if you are eligible for a sales load waiver as described in a fund's prospectus or the exchanged shares were acquired by a previous exchange and are shares on which you paid a sales load or which represent reinvested dividends and other distributions of such sales. A sales load will not apply to exchanges among the U.S. Government Portfolio, the Money Market Portfolio and the Tax-Exempt Fund.

   Exchange transactions will be subject to the minimum initial investment and other requirements of the fund or portfolio into which the exchange is made. An exchange may not be made if the exchange would leave a balance in a shareholder's Portfolio account of less than $500.

   To obtain prospectuses of the other Rodney Square funds, contact RSD. To obtain more information about exchanges, or to place exchange orders, contact RSMC, or, if your shares are held in a trust account with WTC or in an account with a Service Organization, contact WTC or the Service Organization. The Portfolios reserve the right to terminate or modify the exchange offer described here and will give shareholders 60 days' notice of such termination or modification when required by Securities and Exchange Commission ("SEC") rules. This exchange offer is valid only in those jurisdictions where the sale of the Rodney Square fund shares to be acquired through such exchange may be legally made.

--------------------------------------------------------------------------------
HOW NET ASSET VALUE IS DETERMINED
--------------------------------------------------------------------------------

   RSMC determines the net asset value per share of each Portfolio as of 12 noon, Eastern time, on each Business Day of a Fund. The net asset value per share of each Portfolio is calculated by adding the value of all securities and other assets in its portfolio, deducting its actual and accrued liabilities and dividing by the number of that Portfolio's shares outstanding. It is a fundamental policy of each Portfolio to use its best efforts to maintain a per share net asset value of $1.00. Each Portfolio values its portfolio securities by the amortized cost method of valuation, that is, the market value of an instrument is approximated by amortizing the difference between the acquisition cost and value at maturity of the instrument on a straight-line basis over its remaining life. All cash, receivables and current payables are carried at their face value. Other assets, if any, are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Rodney Square Fund or Tax-Exempt Fund.

--------------------------------------------------------------------------------
DIVIDENDS AND TAXES
--------------------------------------------------------------------------------

   DIVIDENDS. Substantially all of each Portfolio's net investment income (consisting of (1) accrued interest and earned discount, less amortization of premium and accrued expenses in the case of each Series and (2) accrued interest, earned original issue discount and, if it elects, market discount on tax-exempt securities) is declared as a dividend daily. Each Portfolio expects to distribute any net realized gains once each year, although it may distribute them more frequently if necessary in order to maintain its net asset value at $1.00 per share.

   Each Portfolio's net investment income is determined by RSMC on each day that the net asset value is calculated. Each dividend is payable to shareholders of record at the time of its declaration (including, for this purpose, holders of shares purchased, but excluding holders of shares redeemed, on that day). Dividends declared by a Portfolio are accrued throughout the month and are paid to its shareholders no later than seven (7) days after the end of the month in which the dividends are accrued. The dividend payment program is administered by RSMC, as the Funds' dividend disbursing agent.

   Dividends paid by a Portfolio are automatically reinvested in additional shares of that Portfolio unless a shareholder has elected to receive dividends or other distributions in cash by selecting the cash distribution option on the Application. For shareholders who are clients of WTC through trust or corporate cash management accounts, dividends may be reinvested by WTC on the next Business Day of a Fund after the dividend payment, unless the shareholder has elected to receive dividends in cash, and may result in the shareholder losing a day's interest on the day the dividend is paid. This dividend reinvestment policy differs from the dividend reinvestment programs of some other money market funds and may result in WTC having the use of the proceeds of shareholders' dividends until they are reinvested.

   TAXES. Each Portfolio intends to continue to qualify for treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended, so that it will be relieved of federal income tax on that part of its investment company taxable income (generally, taxable net investment income plus any realized net short-term capital gain) that is distributed to its shareholders. Distributions by the Tax-Exempt Fund of the excess of interest income on tax-exempt securities over certain amounts disallowed as deductions, as designated by that Portfolio ("exempt-interest dividends"), may be treated by its shareholders as interest excludable from gross income. Interest on indebtedness incurred or continued by a shareholder to purchase or carry shares of that Portfolio is not deductible. Dividends paid by a Portfolio generally are taxable to its shareholders as ordinary income, notwithstanding that such dividends are paid in additional shares. Each Fund notifies its shareholders following the end of each calendar year of the amount of dividends paid that year.

   Each Portfolio is required to withhold 31% of all taxable dividends paid to any individuals and certain other noncorporate shareholders who do not provide the Portfolio with a correct taxpayer identification number or who otherwise are subject to backup withholding. In connection with this withholding requirement, each investor must certify on the Application at the end of this Prospectus that the Social Security or other taxpayer identification number provided thereon is correct and that the investor is not otherwise subject to backup withholding.

   The exemption of certain interest income for federal income tax purposes does not necessarily mean that such income is exempt under the laws of any state or local taxing authority. Shareholders of the Tax-Exempt Fund may be exempt from state and local taxes on distributions of interest income derived from obligations of the state and/or municipalities of the state in which they are resident, but generally are taxed on income derived from obligations of other jurisdictions. That Portfolio calculates annually the portion of its tax-exempt income attributable to each state. A portion of the dividends paid by the U.S. Government Portfolio may be exempt from state taxes. Shareholders should consult their tax advisers about the tax treatment of distributions from that Portfolio in their own state and locality.

   The foregoing is only a summary of some of the important income tax considerations generally affecting the Portfolios and their shareholders; a further discussion appears in the Statements of Additional Information. In addition to these considerations, which are applicable to any investment in a Portfolio, there may be other federal, state or local tax considerations applicable to a particular investor. Prospective investors are therefore urged to consult their tax advisers with respect to the effects of an investment on their own tax situations.

--------------------------------------------------------------------------------
PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

   From time to time, quotations of the "yield," "effective yield," "tax-equivalent yield" (with respect to the Tax-Exempt Fund), "average annual total return," "cumulative total return" and "total return" of the Portfolios may be included in advertisements, sales literature or shareholder reports. These figures are based on the historical performance of the Portfolios, show the performance of a hypothetical investment and are not intended to indicate future performance. The yield of each Portfolio refers to the net investment income generated by that Portfolio over a specified seven-day period. This income is then annualized. That is, the amount of income generated by the Portfolio during that week is assumed to be generated during each week over a 52-week period and is shown as a percentage of the investment. The effective yield is expressed similarly, but, when annualized, the income earned by an investment in each Portfolio is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment. The Tax-Exempt Fund's tax-equivalent yield is calculated by determining the rate of return that would have to be achieved on a fully taxable investment to produce the after-tax equivalent of the Portfolio's yield, assuming certain tax brackets for a Portfolio shareholder. The average annual total return is the average annual compound rate of return for the periods of one year, five years and ten years of a Portfolio, all ended on the last day of a recent calendar quarter. Cumulative total return is the cumulative rate of return on a hypothetical initial investment of $1,000 for a specified period. Both the average annual total return and the cumulative total return quotations assume that all dividends during the period were reinvested in Portfolio shares. Total return is the rate of return on an investment for a specified period of time calculated in the manner of cumulative total return. Performance figures for each Portfolio will vary based upon, among other things, changes in market conditions, the level of interest rates and the level of the Portfolio's expenses. Past performance is no guarantee of future performance.

--------------------------------------------------------------------------------
MANAGEMENT OF THE FUNDS
--------------------------------------------------------------------------------

   The Boards of Trustees supervise the management, activities and affairs of the Portfolios and have approved contracts with various financial organizations to provide, among other services, day-to-day management required by the Portfolios and their shareholders.


   FUND MANAGER, ADMINISTRATOR, TRANSFER AGENT AND DIVIDEND PAYING AGENT. RSMC, the Funds' Manager, Administrator, Transfer Agent and Dividend Paying Agent, is a wholly owned subsidiary of WTC, which in turn is wholly owned by Wilmington Trust Corporation. RSMC currently acts in the same capacities for the Multi-Manager Fund portfolios and as Administrator, Transfer Agent and Dividend Paying Agent to the Strategic Fixed-Income Fund portfolios and the International Equity Fund. RSMC also provides asset management services to collective investment funds maintained by WTC. In the past, RSMC has provided asset management services to individuals, personal trusts, municipalities, corporations and other organizations. At December 31, 1995, the aggregate assets of the investment companies managed by RSMC totaled approximately $1.4 billion. RSMC also serves as Sub-Investment Adviser to three portfolios of the Emerald Funds, which portfolio assets totaled approximately $400 million at December 31, 1995.


   Under separate Management Agreements, RSMC, subject to the supervision of the Board of Trustees, directs the investments of each Portfolio in accordance with each Portfolio's investment objective, policies and limitations. Also under the Management Agreement, as Administrator, RSMC is responsible for administrative services such as budgeting, financial reporting, compliance monitoring and corporate management.

   Under the Management Agreements, each Portfolio pays a monthly fee to RSMC at the annual rate of 0.47% of the Portfolio's average daily net assets. Out of the fee, RSMC makes payments to WTC for provision of custodial services as described below.

   CUSTODIAN. WTC serves as Custodian of the Portfolios' assets. The Portfolios do not pay WTC any separate fees for its services as Custodian as RSMC pays WTC for the provision of these services out of its management fee. Any related out-of-pocket expenses reasonably incurred in the provision of custodial services to a Portfolio are borne by that Portfolio.

   ACCOUNTING SERVICES. RSMC determines the net asset value per share of each Portfolio and provides accounting services to the Portfolios pursuant to an Accounting Services Agreement with respect to each Portfolio. For providing these services RSMC receives an annual fee of $50,000 per Portfolio plus an amount equal to 0.02% of the average daily net assets of each Portfolio in excess of $100 million.

   DISTRIBUTION AGREEMENT AND RULE 12B-1 PLAN. Pursuant to separate Distribution Agreements, RSD manages the Portfolios' distribution efforts and provides assistance and expertise in developing marketing plans and materials, enters into dealer agreements with broker-dealers to sell shares of the Portfolios and, directly or through its affiliates, provides shareholder support services.

   Under a Plan of Distribution adopted with respect to each Portfolio pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 Plans"), the Portfolios may reimburse RSD for distribution expenses incurred in connection with the distribution efforts described above. The 12b-1 Plans provide that RSD may be reimbursed for amounts paid and expenses incurred for distribution activities encompassed by Rule 12b-1, such as public relations services, telephone services, sales presentations, media charges, preparation, printing and mailing advertising and sales literature, data processing necessary to support a distribution effort, printing and mailing prospectuses, and distribution and shareholder servicing activities of broker/dealers and other financial institutions. The Boards of Trustees have authorized annual payments of up to 0.20% of each Portfolio's average net assets to reimburse RSD for making payments to certain Service Organizations who have sold Portfolio shares and for other distribution expenses.

   BANKING LAWS. Applicable banking laws prohibit deposit-taking institutions and certain of their affiliates from underwriting or distributing securities. WTC believes, and counsel to WTC has advised the Funds, that WTC and its affiliates may perform the services contemplated by their respective agreements with the Funds without violation of applicable banking laws or regulations. If WTC or its affiliates were prohibited from performing these services, it is expected that the Boards of Trustees would consider entering into agreements with other entities. If a bank were prohibited from acting as a Service Organization, its shareholder clients would be expected to be permitted to remain Portfolio shareholders and alternative means for servicing such shareholders would be sought. It is not expected that shareholders would suffer any adverse financial consequences as a result of any of these occurrences.

--------------------------------------------------------------------------------
DESCRIPTION OF THE FUNDS
--------------------------------------------------------------------------------

THE RODNEY SQUARE FUND & THE RODNEY SQUARE TAX-EXEMPT FUND

   The Rodney Square Fund and the Rodney Square Tax-Exempt Fund (the "Funds") are diversified, open-end, management investment companies established under Massachusetts law by Declarations of Trust. Each Fund's capital consists of an unlimited number of shares of beneficial interest. The authorized shares of beneficial interest in The Rodney Square Fund are currently divided into two series or portfolios, the U.S. Government Portfolio and the Money Market Portfolio; and the authorized shares of beneficial interest in the Rodney Square Tax-Exempt Fund consist of a single series or portfolio. The Boards of Trustees are empowered by the Declaration of Trusts and the Bylaws to establish additional classes and series of shares, although neither Board has a present intention of doing so. Shares entitle holders to one vote per share and fractional votes for fractional shares held. Shares have non-cumulative voting rights, do not have preemptive or subscription rights and are transferable.

   Separate votes are taken by each Portfolio for the Funds on matters affecting that Portfolio. For example, a change in the fundamental investment policies for a Portfolio would be voted upon only by shareholders of that Portfolio. Additionally, approval of an advisory contract and Rule 12b-1 Plan is a matter to be determined separately by each Portfolio. Therefore, if shareholders of one Portfolio approve an advisory contract or Rule 12b-1 Plan, it is effective as to that Portfolio, whether or not the shareholders of any other Portfolio also approve the contract or Plan.


   As of December 31, 1995, WTC beneficially owned by virtue of shared or sole voting or investment power on behalf of its underlying customer accounts 25.58% of the shares of the U.S. Government Portfolio and 39.74% of the shares of the Tax-Exempt Fund and may be deemed to be a controlling person of these Portfolios under the 1940 Act. The Funds do not hold annual meetings of shareholders. There will normally be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees holding office have been elected by the shareholders, at which time the Trustees then in office will call a shareholders' meeting for the election of Trustees. Under the 1940 Act, shareholders of record owning no less than two-thirds of the outstanding shares of a fund may remove a Trustee by vote cast in person or by proxy at a meeting called for that purpose. The Trustees are required to call a meeting of shareholders for the purpose of voting upon the question of removal of any Trustee when requested in writing to do so by the shareholders of record owning not less than 10% of the Rodney Square Fund's or Tax-Exempt Fund's outstanding shares.


   Because the Portfolios use a combined Prospectus, it is possible that a Portfolio might become liable for a misstatement about another Portfolio contained in the Prospectus. The Boards of Trustees have considered this factor in approving the use of a single, combined prospectus.

--------------------------------------------------------------------------------
APPENDIX
--------------------------------------------------------------------------------

   The following paragraphs provide a brief description of the securities in which the Portfolios may invest. The Portfolios are not limited by this discussion, however, and may purchase other types of securities if they meet each Portfolio's quality standards.

   MONEY MARKET INSTRUMENTS are liquid, short-term, high-grade debt securities. These instruments include U.S. Government obligations, commercial paper, certificates of deposit, bankers' acceptances, time deposits, municipal securities and corporate obligations.

   BANKERS' ACCEPTANCES are credit instruments evidencing the obligation of a bank to pay a draft which has been drawn on it by a customer. These instruments reflect the obligation of both the bank and the drawer to pay the face amount of the instrument upon maturity.

   CERTIFICATES OF DEPOSIT are certificates evidencing the indebtedness of a commercial bank to repay funds deposited with it for a definite period of time (usually from 14 days to one year) at a stated or variable interest rate.
Variable rate certificates of deposit provide that the interest rate will fluctuate on designated dates based on changes in a designated base rate (such as the composite rate for certificates of deposit established by the Federal Reserve Bank of New York).

   CERTIFICATES OF PARTICIPATION give the investor an undivided interest in the municipal obligation in the proportion that the investor's interest bears to the total principal amount of the municipal obligation and provides a demand repurchase feature.

   COMMERCIAL PAPER consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations.

   CORPORATE OBLIGATIONS are bonds or notes issued by corporations and other business organizations in order to finance their long-term credit needs. The Money Market Portfolio's investments in these obligations will be limited to those obligations that may be considered to have remaining maturities of 397 days or less pursuant to Rule 2a-7 under the 1940 Act.

   MUNICIPAL SECURITIES (including bonds and short-term notes) are debt obligations of varying maturities issued by states, municipalities and public authorities to obtain funds for various public purposes such as constructing public facilities and making loans to public institutions. Certain types of municipal bonds are issued to obtain funding for privately operated facilities. The level of support for these obligations can range from obligations supported by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest, to obligations payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific source. A brief description of some typical types of municipal securities follows:

   BOND ANTICIPATION NOTES normally are issued to provide interim financing until long-term financing can be arranged. The long-term bonds then provide money for the repayment of the Notes.

   CONSTRUCTION LOAN NOTES are sold to provide construction financing. After successful completion and acceptance, many projects receive permanent financing through the Federal Housing Administration under "Fannie Mae" (the Federal National Mortgage Association) or "Ginnie Mae" (the Government National Mortgage Association).

   GENERAL OBLIGATION BONDS are backed by the taxing power of the issuing municipality and are considered the safest type of municipal bond.

   INDUSTRIAL DEVELOPMENT BONDS ("IDB'S") AND PRIVATE ACTIVITY BONDS ("PAB'S") are specific types of revenue bonds issued by or on behalf of public authorities to finance various privately operated facilities, such as solid waste facilities and sewage plants. PAB's generally are such bonds issued after August 15, 1986. These obligations are included within the term "municipal bonds" if the interest paid thereon is exempt from federal income tax in the opinion of the bond issuer's counsel. IDB's and PAB's are in most cases revenue bonds and thus are not payable from the unrestricted revenues of the issuer. The credit quality of IDB's and PAB's is usually directly related to the credit standing of the user of the facilities being financed, or some form of credit enhancement such as a letter of credit.

   REVENUE ANTICIPATION NOTES are issued in expectation of receipt of other kinds of revenue, such as federal revenues available under the Federal Revenue Sharing Program.

   REVENUE BONDS are backed by the revenues of a project or facility -- tolls from a toll-bridge, for example.



   TAX ANTICIPATION NOTES finance working capital needs of municipalities and are issued in anticipation of various seasonal tax revenues, to be payable for these specific future taxes.

   TAX-EXEMPT COMMERCIAL PAPER AND SHORT-TERM MUNICIPAL NOTES provide for short-term capital needs and usually have maturities of one year or less. They include tax anticipation notes, revenue anticipation notes, bond anticipation notes and construction loan notes.

   PUT BONDS are municipal bonds which give the holder the unconditional right to sell the bond back to the issuer at a specified price and exercise date, which is typically well in advance of the bond's maturity date.

   REPURCHASE AGREEMENTS are transactions by which a Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon date and price reflecting a market rate of interest unrelated to the coupon rate or maturity of the purchased security. While it is not possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delays and costs to the Portfolio if the other party to the repurchase agreement becomes bankrupt), it is the policy of the Portfolio to limit repurchase transactions to primary dealers and banks whose creditworthiness has been reviewed and found satisfactory by RSMC.

   TIME DEPOSITS are bank deposits for fixed periods of time.

   U.S. GOVERNMENT OBLIGATIONS are debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. Agencies and instrumentalities include executive departments of the U.S. Government or independent federal organizations supervised by Congress, such as the Federal National Mortgage Association, the Student Loan Marketing Association, the Federal Home Loan Mortgage Corporation and the Tennessee Valley Authority. Although all obligations of agencies and instrumentalities are not direct obligations of the U.S. Treasury, payment of the interest and principal on these obligations is generally backed directly or indirectly by the U.S. Government.

This support can range from securities supported by the full faith and credit of the United States (for example, U.S. Treasury securities), to securities that are supported solely or primarily by the creditworthiness of the issuer, such as securities of the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation and the Tennessee Valley Authority. In the case of obligations not backed by the full faith and credit of the United States, a Portfolio must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments.

   VARIABLE AND FLOATING RATE SECURITIES are securities the yield on which is adjusted in relation to changes in specific market rates, such as the prime rate. Certain of these obligations also may carry a demand feature that gives the holder the right to demand prepayment of the principal amount of the security prior to maturity. The demand feature usually is backed by an irrevocable letter of credit or guarantee by a bank. Portfolio investments in these securities must comply with conditions established by the SEC under which they may be considered to have remaining maturities of 397 days or less.

   When-Issued Purchases are securities, as described above, offered on a when-issued basis. This means that delivery and payment for the securities normally will take place 17 to 90 days after the date of the transaction. The payment obligation and the interest rate that will be received on securities purchased on a when-issued basis are each fixed at the time the buyer enters into the commitment.

SUMMARY TABLE OF INVESTMENT INSTRUMENTS:

U.S. GOVERNMENT PORTFOLIO

 U.S. Government Obligations
 Repurchase Agreements


MONEY MARKET PORTFOLIO                  TAX-EXEMPT PORTFOLIO

 Bankers' Acceptances                   Bankers' Acceptances
 Certificates of Deposit                Certificates of Deposit
 Certificates of Participation          Certificates of Participation
 Commercial Paper                       Commercial Paper
 Corporate Obligations                  Municipal Securities
 Municipal Securities                   Put Bonds
 Put Bonds                              Repurchase Agreements
 Repurchase Agreements                  Tax-Exempt Commercial Paper
 Time Deposits                          U.S. Government Obligations
 U.S. Government Obligations            Variable and Floating Rate Instruments
 Variable and Floating Rate Instruments When-Issued Purchases
 When-Issued Purchases

DESCRIPTION OF S&P'S HIGHEST COMMERCIAL PAPER RATING:

   A-1 -- This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

DESCRIPTION OF MOODY'S HIGHEST COMMERCIAL PAPER RATING:

   PRIME-1 -- This designation indicates a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

  -  Leading market position in well established industries.

  -  High rates of return on funds employed.

  - Conservative capitalization structure with moderate reliance on debt and ample asset protection.

  - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

  - Well-established access to a range of financial markets and assured sources of alternate liquidity.

Description of S&P's two highest corporate and municipal bond ratings:

   AAA - Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

   AA - Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in a small degree.

Description of Moody's two highest corporate bond ratings:

   Aaa - Bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

   Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They (the Aa group) are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.

DESCRIPTION OF S&P'S HIGHEST STATE AND MUNICIPAL NOTES RATING:

   S&P's tax-exempt note ratings are generally given to notes due in three years or less. The highest rating category is as follows:

   SP-1 - Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus sign (+) designation.

DESCRIPTION OF MOODY'S HIGHEST STATE AND MUNICIPAL NOTES RATING:


   Moody's ratings for state and municipal short-term obligations are designated Moody's Investment Grade ("MIG"). Short-term ratings on issues with demand features are differentiated by the use of the "VMIG" symbol to reflect such characteristics as payment upon periodic demand rather than fixed maturity dates and payment relying on extreme liquidity. Such ratings recognize the differences between short-term credit risk and long-term risk. Factors affecting the liquidity of the borrower and short-term cyclical elements are critical in short-term ratings, while other factors of major importance in bond risk, long-term secular trends for example, may be less important over the short run. The symbol used is as follows:


   MIG-1/VMIG-1 -- Notes bearing this designation are of the best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

THE RODNEY SQUARE               THE RODNEY SQUARE
   FUND               &             TAX-EXEMPT FUND
APPLICATION & NEW ACCOUNT REGISTRATION
______________________________________________________________________________
INSTRUCTIONS:                           RETURN THIS COMPLETED FORM TO:
FOR WIRING INSTRUCTIONS OR FOR          THE RODNEY SQUARE FUND and/or
ASSISTANCE IN COMPLETING THIS           THE RODNEY SQUARE TAX-EXEMPT FUND
FORM CALL (800) 336-9970                C/O RODNEY SQUARE MANAGEMENT CORP.
                                        P.O. Box 8987
                                        WILMINGTON, DE 19899-9752
______________________________________________________________________________
PORTFOLIO SELECTION ($1,000 MINIMUM)

     _MONEY MARKET PORTFOLIO       $___________
     _U.S. GOVERNMENT PORTFOLIO    $___________
     _TAX-EXEMPT FUND              $___________
       TOTAL AMOUNT TO BE INVESTED $___________

____By check. (Make payable to "The Rodney Square Fund" and/or "The Rodney
    Square Tax-Exempt Fund")
____By wire. Call 1-800-336-9970 for Instructions.
____Bank from which funds will be wired  wire date
______________________________________________________________________________
ACCOUNT REGISTRATION
1.Individual__________________________________________________________________
           First Name    MI      Last Name     Customer Tax ID No.*
2.Joint Tenancy_______________________________________________________________
           First Name    MI      Last Name     Customer Tax ID No.*
    ("Joint Tenants with Rights of Survivorship" unless otherwise Specified)
                                                                     Uniform
3.Gifts to Minors_______________  __________ under the__________Gifts/Transfers
                   Minor's Name   Customer Tax ID No.*   State   to Minors Act
4.Other Registration__________________________________________________________
                                               Customer Tax ID No.*
5.If Trust, Date of Trust Instrument:_________________________________________

As joint tenants use Lines 1 and 2; as custodian for a minor, use Lines 1 and
3. In the name of a corporation, trust or other organization or any fiduciary capacity, use Line 4.

*Customer  Tax  Identification No.: (a) for an individual, joint tenants,  or a custodial account under the Uniform Gifts/Transfers to Minors Act, supply the Social Security number of the registered account owner who is to be taxed;
 (b) for a trust, a corporation, a partnership, an organization, a fiduciary, etc., supply the Employer Identification number of the legal entity or or-ganization that will report income and/or gains.
______________________________________________________________________________
ADDRESS OF RECORD
______________________________________________________________________________
             Street
______________________________________________________________________________
              City                 State             Zip Code

______________________________________________________________________________
DISTRIBUTION OPTIONS _ If these boxes are not checked, all distributions will be invested in additional shares.
                                             Pay Cash for:
                                   Income Dividends              Other
MONEY MARKET PORTFOLIO                   ___                      ___
U.S. GOVERNMENT PORTFOLIO                ___                      ___
TAX-EXEMPT FUND                          ___                      ___

Check  any  of  the following if you would like additional information  about a particular plan or service sent to you.
___AUTOMATIC INVESTMENT PLAN ___SYSTEMATIC WITHDRAWAL PLAN ___CHECK REDEMPTIONS (Check redemptions services are generally not available for clients of
WTC through their trust or corporate cash management accounts; this service may also not be available for clients of Service Organizations.)
CERTIFICATIONS AND SIGNATURE(S) _ Please sign exactly as registered under "Account Registration."
   I  have  received and read the Prospectus for The Rodney Square Fund and
The Rodney Square Tax-Exempt Fund and agree to its terms; I am of legal age. I understand that the shares offered by this Prospectus are not deposits of, or guaranteed by, Wilmington Trust Company, nor are the shares insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any
other agency.    I  further  understand  that  investment  in  these  shares
involves investment  risks,  including possible loss of  principal.      If  a
corporate customer,   I   certify  that  appropriate  corporate  resolutions
authorizing investment in The Rodney Square Fund and/or The Rodney Square Tax-Exempt Fund have been duly adopted.
   I  certify  under  penalties of perjury that the Social  Security  number or taxpayer identification number shown above is correct. Unless the box below is checked, I certify under penalties of perjury that I am not subject to backup withholding because the Internal Revenue Service (a) has not notified me that I am as a result of failure to report all interest or dividends, or
(b)  has notified   me  that  I  am  no  longer  subject  to  backup  withhold-
ing.    The certifications  in  this paragraph are required from all  nonexempt persons to prevent backup withholding of 31% of all taxable distribu-tions and gross redemption proceeds under the federal income tax law.

____Check here if you are subject to backup withholding.

Signature___________________________________________      Date____________

Signature___________________________________________      Date____________
       Joint Owner/Trustee
Check one:  ____Owner  ____Trustee  ____Custodian  ____Other
______________________________________________________________________________
IDENTIFICATION OF SERVICE ORGANIZATION
We authorize Rodney Square Management Corporation ("RSMC"), and Rodney Square Distributors, Inc. ("RSD") in the case of transactions by telephone, to act as our agents in connection with transactions authorized by this order form.
Service Organization Name and Code____________________________________________
Branch Address and Code_______________________________________________________
Representative or Other Employee Code_________________________________________
Authorized Signature of Service Organization___________Telephone (___)________

THE RODNEY SQUARE               THE RODNEY SQUARE
   FUND               &             TAX-EXEMPT FUND
APPLICATION for TELEPHONE REDEMPTION OPTION
______________________________________________________________________________
Telephone redemption permits redemption of fund shares by telephone, with proceeds directed only to the fund account address of record or to the bank account designated below. For investments by check, telephone redemption is available only after these shares have been on the Fund's books for 10 days.

This form is to be used to add or change the telephone redemption option on your Rodney Square Fund and/or Rodney Square Tax-Exempt Fund account(s).
______________________________________________________________________________
ACCOUNT INFORMATION
     Portfolio Name(s):_______________________________________________________

     Fund Account Number(s):__________________________________________________
                          (Please provide if you are a current account holder:) Registered in the Name(s) of:_______________________________________________

  Registered Address:_________________________________________________________

Note: If this form is not submitted together with the application, a coporate resolution must be included for accounts registered to other than an individ-ual, a fiduciary or partnership.
______________________________________________________________________________
REDEMPTION INSTRUCTIONS

     ___Add            ___Change

Check one or more.
     ___Mail proceeds to my fund account address of record (must be $10,000 or less and address must be established for a minimum of 60 days)
     ___Mail proceeds to my bank
     ___Wire proceeds to my bank (minimum $1,000)
     ___All of the above

Telephone redemption by wire can be used only with financial institutions that are participants in the Federal Reserve Bank Wire System. If the financial institution you designate is not a Federal Reserve participant, telephone redemption proceeds will be mailed to the named financial institution. In either case, it may take a day or two, upon receipt for your financial institution to credit your bank account with the proceeds, depending on its internal crediting procedures.
______________________________________________________________________________

BANK INFORMATION
Please complete the following information only if proceeds mailed/wired to your bank was selected. A VOIDED BANK CHECK MUST BE ATTACHED TO THIS APPLICATION.
  Name of Bank________________________________________________________________
  Bank Routing Transit #______________________________________________________
  Bank Address________________________________________________________________
  City/State/Zip______________________________________________________________
  Bank________________________________________________________________________
  Account Number______________________________________________________________
  Name(s) on Bank Account_____________________________________________________
______________________________________________________________________________
AUTHORIZATIONS
 By electing the telephone redemption option, I appoint Rodney Square Management Corporation ("RSMC"), my agent to redeem shares of any designated Rodney Square fund when so instructed by telephone. This power will continue if I am disabled or incapacitated. I understand that a request for telephone redemption may be made by anyone, but the proceeds will be sent only to the account address of record or to the bank listed above. Proceeds in excess of $10,000 will only be sent to your predesignated bank. By signing below, I agree on behalf of myself, my assigns, and successors, not to hold RSMC and any of its affiliates, or any Rodney Square fund responsible for acting under the powers I have given RSMC. I also agree that all account and registration information I have given will remain the same unless I instruct RSMC otherwise in a written form, including a signature guarantee. If I want to terminate this agreement, I will give RSMC at least ten days notice in writing. If RSMC or the Rodney Square funds want to terminate this agreement, they will give me at least ten days notice in writing.
 All owners on the account must sign below and obtain signature guarantee(s).

_____________________________________      ___________________________________
Signature of Individual Owner              Signature of Joint Owner (if any)


______________________________________________________________________________
Signature of Corporate Officer, Trustee or other _ please include your title

You must have a signature(s) guaranteed by an eligible institution acceptable to the Fund's transfer agent, such as a bank, broker/dealer, government securi-ties dealer, credit union, national securities exchange, registered securities association, clearing agency or savings association. A Notary Public is not an acceptable guarantor.
                         SIGNATURE GUARANTEE(S) (stamp)

[Outside cover -- Divided into three sections]
[Leftmost Section]

TRUSTEES
Eric Brucker
Fred L. Buckner
Martin L. Klopping
John J. Quindlen
------------------
OFFICERS
Martin L. Klopping, President
Joseph M. Fahey, Jr., Vice President
Robert C. Hancock, Vice President & Treasurer
Marilyn Talman, Esq., Secretary
Leah M. Anderson, Assistant Secretary
Diane D. Marky, Assistant Secretary
Louis C. Schwartz, Esq., Assistant Secretary
John J. Kelley, Assistant Treasurer
-------------------------------------
FUND MANAGER, ADMINISTRATOR AND TRANSFER AGENT
Rodney Square Management Corporation
Rodney Square North
1100 N. Market St.
Wilmington, DE 19890-0001
---------------------------
CUSTODIAN
Wilmington Trust Company
Rodney Square North
1100 N. Market St.
Wilmington, DE 19890-0001
---------------------------
DISTRIBUTOR
Rodney Square Distributors, Inc.
Rodney Square North
1100 N. Market St.
Wilmington, DE 19890-0001

[Middle Section]

THE RODNEY SQUARE
TAX-EXEMPT
FUND

THE RODNEY SQUARE
FUND

[Graphic] Caesar
Rodney upon his
galloping horse
facing right,
reverse image on
dark background


PROSPECTUS
February 1, 1996

TABLE OF CONTENTS

     Page
Expense Table                                2
Financial Highlights                         3
Questions and Answers About the Funds        6
Investment Objectives and Policies           8
Purchase of Shares                          13
Shareholder Accounts                        14
Redemption of Shares                        15
Exchange of Shares                          17
How Net Asset Value is Determined           18
Dividends and Taxes                         19
Performance Information                     20
Management of the Funds                     21
Description of the Funds                    22
Appendix                                    23
Application and New Account Registration    29

                        THE RODNEY SQUARE TAX-EXEMPT FUND

                               Rodney Square North
                            1100 North Market Street
                         Wilmington, Delaware 19890-0001


The Rodney Square Tax-Exempt Fund (the "Fund") seeks as high a level of interest income, exempt from federal income tax, as is consistent with a portfolio of high quality, short-term municipal obligations selected on the basis of liquidity and stability of principal.



--------------------------------------------------------------------------------



                       STATEMENT OF ADDITIONAL INFORMATION

                                February 1, 1996


--------------------------------------------------------------------------------


      This Statement of Additional Information is not a prospectus and should be read in conjunction with the Fund's current Prospectus, dated February 1, 1996, as amended from time to time. A copy of the current Prospectus may be obtained without charge, by writing to Rodney Square Distributors, Inc. ("RSD"), Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, and from certain institutions such as banks or broker-dealers that have entered into servicing agreements with RSD or by calling (800) 336-9970.

                                TABLE OF CONTENTS

SECTION                                                PAGE

INVESTMENT POLICIES                                     1

INVESTMENT LIMITATIONS                                  4

TRUSTEES AND OFFICERS                                   6

RODNEY SQUARE MANAGEMENT CORPORATION                    7

WILMINGTON TRUST COMPANY                                8

INVESTMENT MANAGEMENT SERVICES                          9

DISTRIBUTION AGREEMENT AND RULE 12b-1 PLAN             11

PORTFOLIO TRANSACTIONS                                 12

REDEMPTIONS                                            13

NET ASSET VALUE AND DIVIDENDS                          14

PERFORMANCE INFORMATION                                15

TAX-EQUIVALENT TABLE                                   16

TAXES                                                  20

DESCRIPTION OF THE FUND                                22

OTHER INFORMATION                                      22

FINANCIAL STATEMENTS                                   23

                        THE RODNEY SQUARE TAX-EXEMPT FUND

                               INVESTMENT POLICIES

      The following information supplements the information concerning the investment objective, policies and limitations of the Fund found in the Prospectus.

      The Fund has adopted a fundamental policy requiring it to use its best efforts to maintain a constant net asset value of $1.00 per share, although this may not be possible under certain circumstances. The Fund values its portfolio securities on the basis of amortized cost (see "Net Asset Value and Dividends") pursuant to Rule 2a-7 under the Investment Company Act of 1940 (the "1940 Act"). As conditions of that Rule, the Fund's Board of Trustees has established procedures reasonably designed to stabilize the Fund's price per share at $1.00 per share. The Fund maintains a dollar-weighted average portfolio maturity of 90 days or less; purchases only instruments having remaining maturities of 397 days or less; and invests only in securities which are of high quality as determined by a major rating service or, in the case of instruments which are not rated, of comparable quality as determined by the Fund's manager, Rodney Square Management Corporation ("RSMC"), under the direction of and subject to the review of the Fund's Board of Trustees. Although not required, typically over 90% of the Fund's assets are rated A-1+ by Standard & Poor's Ratings Services ("S&P"), Moody's Investors Service, Inc. ("Moody's") or a comparable rating by an equivalent rating agency.

      WHEN-ISSUED SECURITIES. New issues of municipal securities may be offered on a when-issued basis. This means that delivery and payment for the securities normally will take place approximately 15 to 90 days after the date of the transaction. The payment obligation and the interest rate that will be received on securities purchased on a when-issued basis are each fixed at the time the buyer enters into the commitment. The Fund will make commitments to purchase such securities only with the intention of actually acquiring the securities, but the Fund may dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. A separate account of the Fund will be established at the Fund's custodian bank, into which cash and/or marketable high quality debt securities equal to the amount of the above commitments will be deposited. If the market value of the deposited securities declines, additional cash or securities will be placed in the account on a daily basis so that the market value of the account will equal the amount of such commitments by the Fund.

      A security purchased on a when-issued basis is recorded as an asset on the commitment date and is subject to changes in market value generally based upon changes in the level of interest rates. Thus, upon delivery, its market value may be higher or lower than its cost. When payment for a when-issued security is due, the Fund will meet its obligations from then-available cash flow, the sale of the securities held in the separate account or the sale of other securities. The sale of securities to meet such obligations increases the potential for the realization of capital gains, which are subject to federal income tax.

      CERTIFICATES OF PARTICIPATION. The floating and variable rate demand instruments that the Fund may purchase include certificates of participation in municipal obligations (primarily private activity or industrial development bonds) purchased from and owned by financial institutions, primarily banks. Each certificate of participation is backed by an irrevocable letter of credit or guarantee of a bank (which may be the bank issuing the certificate of participation, a bank issuing a confirming letter of credit to that of the issuing bank or a bank serving as agent of the issuing bank with respect to the possible repurchase of the certificate of participation) that RSMC has determined meets the prescribed quality standards for the Fund. The Fund has the right to sell the instrument back to the issuing bank or draw on the letter of credit on demand, generally after seven days' notice. The sale may be for all or in some cases part of the full principal amount of the Fund's participation, plus accrued interest. Banks will retain a service and letter of credit fee and a fee for issuing repurchase commitments in an amount equal to the excess of the interest paid on the municipal obligations over the negotiated yield at which the participations are purchased by the Fund. To the extent that payment of an obligation is backed by a bank's letter of credit or guarantee, such payment may be subject to the bank's ability to satisfy that commitment. RSMC will monitor the pricing, quality and liquidity of the participation interests held by the Fund, and the credit standing of banks issuing letters of credit or guarantees supporting such participation interests on the basis of published financial information, reports of rating services and bank analytical services.




      YIELDS AND RATINGS OF SECURITIES. The yields on the securities in which the Fund invests (such as municipal securities) are dependent on a variety of factors, including general money market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue. The ratings of Moody's and S&P represent their opinions as to quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. Subsequent to its purchase by the Fund, an issue may cease to be rated or its rating may be reduced. RSMC, and in certain cases, as required by Rule 2a-7 under the 1940 Act, the Fund's Board of Trustees, will consider whether the Fund should continue to hold the obligation.


      ILLIQUID SECURITIES. The Fund may not purchase securities or invest in repurchase agreements with respect to any securities, if, as a result, more than 10% of the Fund's net assets (taken at current value) would be invested in repurchase agreements which do not entitle the holder to payment of principal within seven days and in securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market.

      In recent years a large institutional market has developed for certain securities that are not registered under the Securities Act of 1933 (the "1933 Act"), including private placements, repurchase agreements, commercial paper, foreign securities and corporate bonds and notes. These instruments are often restricted securities because the securities are sold in transactions not requiring registration. Institutional investors generally will not seek to sell these instruments to the general public, but instead will often depend either on an efficient institutional market in which such unregistered securities can be readily resold or on an issuer's ability to honor a demand for repayment. Therefore, the fact that there are contractual or legal restrictions on resale to the general public or certain institutions is not dispositive of the liquidity of such investments.


     To facilitate the increased size and liquidity of the institutional markets for unregistered securities, the Securities and Exchange Commission (the "SEC") adopted Rule 144A under the 1933 Act. Rule 144A established a "safe harbor" from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers. Institutional markets for restricted securities have developed as a result of Rule 144A, providing both readily ascertainable values for restricted securities and the ability to liquidate an investment in order to satisfy share redemption orders. Such markets include automated systems for the trading, clearance and settlement of unregistered securities, such as the PORTAL system sponsored by the National Association of Securities Dealers, Inc.



       The Fund's Board of Trustees has the ultimate responsibility for determining whether specific securities are liquid or illiquid. The Board has delegated the function of making day-to-day determinations of liquidity to RSMC, pursuant to guidelines approved by the Board. RSMC will monitor the liquidity of securities held by the Fund and report periodically on such decisions to the Board of Trustees. RSMC takes into account a number of factors in reaching liquidity decisions, including (1) the frequency of trades for the security, (2) the number of dealers that make quotes for the security, (3) the number of dealers that have undertaken to make a market in the security, (4) the number of other potential purchasers and (5) the nature of the security and how trading is effected (e.g., the time needed to sell the security, how offers are solicited and the mechanics of transfer).


      LOANS OF PORTFOLIO SECURITIES. Although the Fund has no present intention of doing so in excess of 5% of the Fund's net assets, the Fund may from time to time lend its portfolio securities to brokers, dealers and financial institutions. Such loans will in no event exceed one-third of the Fund's total assets and will be secured by collateral in the form of cash or securities, issued or guaranteed by the U.S. Government, its agencies or instrumentalities ("U.S. Government Securities"), which at all times while the loan is outstanding will be maintained in an amount at least equal to the current market value of the loaned securities.

      The primary risk involved in lending securities is that of a financial failure by the borrower. In such a situation, the borrower might be unable to return the loaned securities at a time when the value of the collateral has fallen below the amount necessary to replace the loaned securities. The borrower would be liable for the shortage, but the Fund would be an unsecured creditor with respect to such shortage and might not be able to recover all or any of it. In order to minimize this risk, the Fund will make loans of securities only to firms deemed creditworthy by RSMC and only when, in the judgment of RSMC, the consideration that the Fund will receive from the borrower justifies the risk.

                             INVESTMENT LIMITATIONS

     The investment limitations described below are fundamental, and may not be changed without the affirmative vote of the holders of the lesser of (i) 67% or more of the shares of the Fund present at a shareholders' meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (ii) more than 50% of the outstanding shares of the Fund.

     The Fund will not, as a matter of fundamental policy:

1. purchase securities of any one issuer if as a result more than 5% of the Fund's total assets would be invested in such issuer or the Fund would own or hold 10% or more of the outstanding voting securities of that issuer, except that up to 25% of the Fund's total assets may be invested without regard to these limitations and provided that these limitations do not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

2. borrow money, except (i) from a bank for temporary or emergency purposes (not for leveraging or investment) or (ii) by engaging in reverse repurchase agreements, provided that borrowings do not exceed an amount equal to one-third of the current value of the Fund's assets, taken at market value, less liabilities other than borrowings;

3. purchase securities, if, as a result, 25% or more of the value of the Fund's total assets would be invested in the securities of issuers having their principal business activities in the same industry, except that this limitation does not apply to municipal securities;

4.   underwrite any issue of securities, except to the extent that the Fund  may
     be   considered  to  be  acting  as  underwriter  in  connection  with  the disposition of any portfolio security;

5. purchase or sell real estate, but this limitation shall not prevent the Fund from investing in obligations secured by real estate or interests therein or obligations issued by companies that invest in real estate or interests therein;

6. make loans, except (i) the purchase of a portion of an issue of debt securities in accordance with its investment objective, policies and limitation, (ii) engaging in repurchase agreements, or (iii) engaging in securities loan transactions limited to one-third of the Fund's total assets;

7. purchase or sell physical commodities or contracts relating to physical commodities, provided that currencies and currency-related contracts will not be deemed physical commodities; or

8. issue senior securities, except as appropriate to evidence indebtedness that the Fund is permitted to incur, provided that the Fund may issue shares of additional series or classes that the Trustees may establish, and provided that the Fund's use of options, futures contracts and options thereon or currency-related contracts, will not be deemed to be senior securities for this purpose.

      In addition, the Fund has adopted several non fundamental policies, which can be changed by the Board of Trustees without shareholder approval.

     As a matter of non fundamental policy, the Fund will not:

1. purchase or retain the securities of any issuer other than the Fund, if, to the Fund's knowledge, those Trustees and officers of the Fund or those Directors and officers of the Fund's manager who individually own beneficially more than 1/2 of 1% of the outstanding securities of such issuer, together own beneficially more than 5% of such outstanding securities;

2. invest in oil, gas or other mineral exploration or development programs, or leases; provided that the Fund may invest in securities issued by companies engaged in such activities;

3. purchase or otherwise acquire any security or invest in a repurchase agreement with respect to any securities if, as a result, more than 10% of the Fund's net assets (taken at current value) would be invested in repurchase agreements not entitling the holder to payment of principal within seven days and in securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market;

4. purchase securities for investment while any bank borrowing equaling 5% or more of the Fund's total assets is outstanding;

5. make short sales of securities or purchase securities on margin (but the Fund may obtain such credits as may be necessary for the clearance of the purchases and sales of securities);

6.   make   loans   of  portfolio  securities  unless  such  loans   are   fully
     collateralized by cash, U.S. Government securities, or any combination of cash and such securities, marked to market value daily;

7.   invest in real estate limited partnerships; or

8. purchase the securities of any issuer (including its predecessor) which has been in operation for less than three years if, as a result, more than 5% of the value of the Fund's total assets would be invested in the securities of such issuer.

      Whenever an investment policy or limitation states a maximum percentage of the Fund's assets that may be invested in any security or other asset or sets forth a policy regarding quality standards, such percentage or standard limitation shall be determined immediately after the Fund's acquisition of such security or other asset. Accordingly, any later increase or decrease resulting from a change in values, net assets or other circumstances will not be considered when determining whether the investment complies with the Fund's investment policies and limitations (except where explicitly noted above and except that, as a condition of Rule 2a-7 under the 1940 Act, quality standards must be maintained for certain obligations).

                              TRUSTEES AND OFFICERS

     The Fund has a Board, currently composed of four Trustees, which supervises Fund activities and reviews contractual arrangements with companies that provide the Fund with services. The Fund's Trustees and officers are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. All persons named as Trustees also serve in similar capacities for The Rodney Square Fund, The Rodney Square Multi-Manager Fund, The Rodney Square Strategic Fixed-Income Fund and The Rodney Square International Securities Fund, Inc. (together with the Fund, the Rodney Square Family of Funds"). Those Trustees who are "interested persons" of the Fund (as defined in the 1940 Act) by virtue of their positions with either RSMC or Wilmington Trust Company ("WTC"), the parent of RSMC, are indicated by an asterisk (*).



*MARTIN L. KLOPPING, Rodney Square North, 1100 N. Market St., Wilmington, DE 19890-0001, President, elected in 1995 and Trustee, age 42, has been President and Director of RSMC since 1984. He is also a Director of Rodney Square Distributors, Inc. ("RSD"), elected in 1992. He is also a Chartered Financial Analyst and member of the SEC Rules and Investment Advisers Committees of the Investment Company Institute.

ERIC BRUCKER, School of Management, University of Michigan, Dearborn, MI 48128, Trustee, age 54, has been Dean of the School of Management of the University of Michigan since June 1992. He was Professor of Economics, Trenton State College from September 1989 through June 1992. He was Vice President for Academic Affairs, Trenton State College from September 1989 through June 1991. From 1976 until September 1989, he was Dean of the College of Business and Economics and Chairman of various committees at the University of Delaware.

FRED L. BUCKNER, 5 Hearth Lane, Greenville, DE 19807, Trustee, age 63, has retired as President and Chief Operating Officer of Hercules Incorporated (diversified chemicals), positions he held from March 1987 through March 1992. He also served as a member of the Hercules Incorporated Board of Directors from 1986 through March 1992.

JOHN J. QUINDLEN, 313 Southwinds, 1250 West Southwinds Blvd., Vero Beach, FL 32963, Trustee, age 63, has retired as Senior Vice President-Finance of E.I. du Pont de Nemours and Company, Inc. (diversified chemicals), a position he held from 1984 to November 30, 1993. He served as Chief Financial Officer of E. I. du Pont de Nemours and Company, Inc. from 1984 through June 1993. He also serves as Trustee of the Kiewit Funds and Director of St. Joe Paper Co.

JOSEPH M. FAHEY, JR., Rodney Square North, 1100 N. Market St., Wilmington, DE 19890-0001, Vice President, age 39, has been with RSMC since 1984, as a Secretary of RSMC since 1986 and a Vice President since 1992. He was an Assistant Vice President of RSMC from 1988 to 1992.

ROBERT C. HANCOCK, Rodney Square North, 1100 N. Market St., Wilmington, DE 19890-0001, Vice President and Treasurer, age 44, has been a Vice President of RSMC since 1988 and Treasurer of RSMC since 1990. He is also a member of the Accounting/Treasurer Committee of the Investment Company Institute.

MARILYN TALMAN, Rodney Square North, 1100 N. Market St., Wilmington, DE 19890-0001, Secretary, age 48, has been a Vice President of RSMC since 1995. She was an Assistant Vice President of RSMC from 1993 to 1995 and a Senior Fund Administration Officer of RSMC from 1992 to 1993. She was an Associate at Ballard Spahr Andrews & Ingersoll (law firm) from 1989 to 1992.



DIANE D. MARKY, Rodney Square North, 1100 N. Market St., Wilmington, DE 19890-0001, Assistant Secretary, age 31, has been a Senior Fund Administrator of RSMC since 1994 and a Fund Administration Officer of RSMC since July 1994. She was a Mutual Fund Accountant for RSMC from 1989 to 1991.


CONNIE L. MEYERS, Rodney Square North, 1100 N. Market Street, Wilmington, DE 19890-0001, Assistant Secretary, age 35, has been a Fund Administrator of RSMC since August, 1994. She was a Corporate Custody Administrator for Wilmington Trust Company from 1989 to 1994.


LOUIS C. SCHWARTZ, Rodney Square North, 1100 N. Market St., Wilmington, DE 19890-0001, Assistant Secretary, age 28, has been a Senior Fund Administrator of RSMC since 1995. He was an Associate at the law offices of Mason, Briody, Gallagher & Taylor from 1993 to 1995.


JOHN J. KELLEY, Rodney Square North, 1100 N. Market St., Wilmington, DE 19890-0001, Assistant Treasurer, age 36, has been a Vice President of RSMC since 1995. He was an Assistant Vice President of RSMC from 1989 to 1995.

      The fees and expenses of the Trustees who are not "interested persons" of the Fund ("Independent Trustees") as defined in the 1940 Act are paid by the Fund. For the fiscal year ended September 30, 1995, such fees and expenses amounted to $6,600. The following table shows the fees paid during calendar 1995 to the Independent Trustees for their service to the Fund and to the Rodney Square Family of Funds. On September 30, 1995, the Trustees and officers of the Fund, as a group, owned beneficially, or may be deemed to have owned beneficially, less than 1% of the outstanding shares of the Fund.


                               1995 TRUSTEES FEES

                              Total Fees from      Total Fees from the Rodney
     Independent Trustee          the Fund           Square Family of Funds
     -------------------      ---------------      --------------------------
     Eric Brucker                 $2,200                     $16,900
     Fred L. Buckner              $2,200                     $16,900
     John J. Quindlen             $2,200                     $16,900


                      RODNEY SQUARE MANAGEMENT CORPORATION

     RSMC has served as the Fund Manager of the Fund since December 20, 1985, as the Administrator of the Fund since July 1, 1991, and as the Transfer Agent and Dividend Paying Agent since January 1, 1993. RSMC is a Delaware corporation organized on September 17, 1981, which enjoys a reputation for managing high quality portfolios using a conservative investment approach. In a time when safety of principal and liquidity are critical, RSMC's experienced management team will continue to operate with strict internal controls and high credit quality standards. RSMC's investment management services and specialized investment techniques are normally available only to institutional clients. RSMC also acts as Investment Adviser and Administrator to The Rodney Square Multi-Manager Fund and The Rodney Square Fund, as Administrator to The Rodney Square Strategic Fixed-Income Fund and The Rodney Square International Equity Fund, and as Transfer Agent and Dividend Paying Agent to all of the Rodney Square funds.

      RSMC is a wholly owned subsidiary of WTC, a state-chartered bank organized as a Delaware Corporation in 1903. WTC is the wholly owned subsidiary of Wilmington Trust Corporation, a publicly held bank holding company. RSMC may occasionally consult, on an informal basis, with personnel of WTC's investment departments. WTC takes no part, however, in determining which securities are to be purchased or sold by the Fund. Prior to RSMC's formation as a separate company, most of its investment management staff and some of its officers were employed by WTC in various money market and other fixed-income investment management and trading departments.

     Wilmington Trust Company of Florida, N.A., a wholly owned subsidiary of WTC and an affiliate of RSMC, has investment discretion over certain institutional accounts.

      RSD, a wholly owned subsidiary of WTC and the Fund's Distributor is a registered broker-dealer. Wilmington Brokerage Services Company, another wholly owned subsidiary of WTC, is a registered investment adviser and a registered broker-dealer.

                            WILMINGTON TRUST COMPANY

      WTC, the parent of RSMC serves as Custodian of the assets of the Fund and is paid for those services by RSMC out of its management fee from the Fund. The Fund reimburses WTC for its related out-of-pocket expenses for such items as postage, forms, mail insurance and similar items reasonably incurred in the performance of custodial services for the Fund.

      The Fund benefits from the experience, conservative values and special heritage of WTC and its affiliates. WTC is a financially strong bank and enjoys a reputation for providing exceptional consistency, stability and discipline in managing both short-term and long-term investments. WTC is Delaware's largest full-service bank and, with more than $75 billion in trust, custody and investment management assets, WTC ranks among the nation's leading money management firms. As of December 31, 1995, the trust department of WTC was the seventeenth largest in the United States as measured by discretionary assets under management. WTC is engaged in a variety of investment advisory activities, including the management of collective investment pools, and has nearly a century of experience managing the personal investments of high net-worth individuals. Its current roster of institutional clients includes several Fortune 500 companies as well. WTC is also the Investment Adviser of The Rodney Square Strategic Fixed-Income Fund and The Rodney Square International Equity Fund.

                         INVESTMENT MANAGEMENT SERVICES


      MANAGEMENT AND ADMINISTRATION AGREEMENTS. RSMC serves as Fund Manager and Administrator to the Fund pursuant to a contract with the Fund dated August 9, 1991 ("Management Agreement"). For the services performed by RSMC under the Management Agreement, the Fund pays a monthly fee to RSMC at the annual rate of 0.47% of the average daily net assets of the Fund. For the fiscal years ended September 30, 1995, 1994 and 1993, RSMC was paid advisory fees and administration fees amounting to $1,696,280, $1,839,795 and $1,757,659, respectively. For the fiscal year ended September 30, 1993, RSMC paid to Scudder Investor Services, Inc. administration fees amounting to $38,876.


     RSMC has agreed to waive all or a part of its advisory fee or reimburse the Fund on a monthly basis, to the extent that the annual operating expenses of the Fund (excluding brokerage commissions, distribution fees, interest, taxes and extraordinary expenses) exceed the limitations prescribed by certain states in which shares of the Fund may be registered. RSMC understands that the lowest applicable limitation is currently 2.5% per year on the first $30 million of average daily net assets of the Fund, 2% of the next $70 million and 1.5% per year on any additional net assets. During the fiscal years ended September 30, 1995, 1994 and 1993, RSMC did not waive any part of its fee or reimburse the Fund pursuant to any such state securities expense limitations.

      Under the terms of the Management Agreement, RSMC agrees to: (a) supply office facilities, non-investment related statistical and research data, executive and administrative services, stationery and office supplies, and corporate secretarial services for the Fund; (b) prepare and file, if necessary, reports to shareholders of the Fund and reports with the SEC and state securities commissions; (c) monitor the Fund's compliance with the investment restrictions and limitations imposed by the 1940 Act, and state Blue Sky laws and applicable regulations thereunder, the fundamental and non fundamental investment policies and limitations set forth in the Prospectus and this Statement of Additional Information, and the investment restrictions and limitations necessary for the Fund to continue to qualify as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code"); (d) monitor sales of the Fund's shares and ensure that such shares are properly registered with the SEC and applicable state authorities; (e) prepare and monitor an expense budget for the Fund, including setting and revising accruals for each category of expenses; (f) determine the amount of dividends and other distributions payable to shareholders as necessary to, among other things, maintain the Fund's qualification as a RIC under the Code; (g) prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders; (h) prepare financial statements and footnotes and other financial information with such frequency and in such format as required to be included in reports to shareholders and the SEC; (i) supervise the preparation of federal and state tax returns; (j) review sales literature and file such with regulatory authorities, as necessary; (k) maintain Fund/Serv membership; and (l) provide personnel to serve as officers of the Fund if so elected by the Board of Trustees. Additionally, RSMC agrees to create and maintain all necessary records in accordance with all applicable laws, rules and regulations pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to contract with the Fund. RSMC may at any time or times, upon approval by the Trustees, enter into one or more sub-administration agreements with a sub-administrator pursuant to which RSMC delegates any or all of its duties listed above.

      The Management Agreement provides that RSMC shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the Management Agreement relates, except to the extent of a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its obligations and duties under the Management Agreement.

      The Management Agreement became effective on August 9, 1991, and continues in effect from year to year thereafter so long as its continuance is approved at least annually by a majority of the Trustees, including a majority of the
Independent Trustees. The Agreement is terminable by the Fund (by vote of the Fund's Board of Trustees or by vote of a majority of the Fund's outstanding voting securities) on sixty (60) days' written notice given to RSMC or by RSMC on sixty (60) days' written notice given to the Fund and terminates automatically upon its assignment.

      The salaries of any officers and interested Trustees of the Fund who are affiliated with RSMC and the salaries of all personnel of RSMC performing services for the Fund relating to research, statistical and investment activities are paid by RSMC.

     RSMC also serves as Transfer Agent and Dividend Paying Agent pursuant to an agreement dated as of December 31, 1992. Compensation for the services and duties performed is paid by RSMC in accordance with the Fund's Management Agreement. Certain other fees and expenses incurred in connection with the provision of these services are payable by the Fund or the shareholder on whose behalf the service is performed.


      ACCOUNTING SERVICES AGREEMENT. RSMC also provides portfolio accounting services to the Fund pursuant to an Accounting Services Agreement with the Fund. For its services, RSMC receives an annual fee of $50,000 plus an amount equal to 0.02% of that portion of the Fund's average daily net assets for the year which are in excess of $100 million. For the fiscal years ended September 30, 1995, 1994 and 1993, RSMC was paid accounting service fees of $102,184, $108,290 and $104,795, respectively.


      Under the terms of the Accounting Services Agreement, RSMC agrees to: (a) perform the following accounting functions on a daily basis: (1) journalize the Fund's investment, capital share and income and expense activities, (2) verify investment buy/sell trade tickets when received from RSMC and transmit trades to the Fund's Custodian for proper settlement, (3) maintain individual ledgers for investment securities, (4) maintain historical tax lots for each security, (5) reconcile cash and investment balances of the Fund with the Custodian, and provide RSMC with the beginning cash balance available for investment purposes,
(6) update the cash availability throughout the day as required by RSMC, (7) post to and prepare the Fund's Statement of Assets and Liabilities and the Statement of Operations, (8) calculate various contractual expenses (e.g., advisory fees), (9) control all disbursements from the Fund and authorize such disbursements upon written instructions, (10) calculate capital gains and losses, (11) determine the Fund's net income, (12) obtain security market quotes from services approved by RSMC, or if such quotes are unavailable, then obtain such prices from RSMC, and in either case calculate the market value of the Fund's investments, (13) transmit or mail a copy of the portfolio valuation to

RSMC, (14) compute the net asset value of the Fund, (15) compute the Fund's yields, total return, expense ratios and portfolio turnover rate, and (16) monitor the expense accruals and notify Fund management of any proposed adjustments; (b) prepare monthly financial statements which include the Schedule of Investments, the Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, the Cash Statement and the Schedule of Capital Gains and Losses; (c) prepare monthly security transactions listings; (d) prepare quarterly broker security transactions summaries; (e) supply various Fund statistical data as requested on an ongoing basis; (f)
assist in the preparation of support schedules necessary for completion of Federal and state tax returns; (g) assist in the preparation and filing of the
Fund's semiannual reports with the SEC on Form N-SAR; (h) assist in the preparation and filing of the Fund's annual and semiannual shareholder reports and proxy statements; (i) assist with the preparation of registration statements on Form N-1A and other filings relating to the registration of shares of the Fund; (j) monitor the Fund's status as a RIC under Subchapter M of the Code; and (k) act as liaison with the Fund's independent public accountants and provide account analyses, fiscal year summaries and other audit related schedules. Additionally, RSMC agrees to keep, in accordance with all applicable laws, rules and regulations, all books and records with respect to the Fund's books of account and records of the Fund's securities transactions.

      The Accounting Services Agreement provides that RSMC shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of RSMC in the performance of its obligations and duties under the Accounting Services Agreement or reckless disregard by RSMC of such duties and obligation.

      The Accounting Services Agreement became effective on October 1, 1989, and continues in effect from year to year thereafter so long as its continuance is approved at least annually by a majority of the Trustees, including a majority of the Independent Trustees. The Agreement is terminable by the Fund or RSMC on three (3) months' written notice.

                   DISTRIBUTION AGREEMENT AND RULE 12b-1 PLAN


      RSD serves as Distributor of the Fund's shares pursuant to a Distribution Agreement with the Fund. Pursuant to the terms of the Distribution Agreement, RSD is granted the right to sell the shares of the Fund as the Fund's agent. Shares of the Fund are offered continuously.


      Under the terms of the Distribution Agreement, RSD agrees to use all reasonable efforts to secure purchasers for shares of the Fund and to pay expenses of printing and distributing prospectuses, statements of additional information and reports prepared for use in connection with the sale of Fund shares and any other literature and advertising used in connection with the offering, subject to reimbursement pursuant to the Fund's Plan of Distribution adopted pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 Plan").

      The Distribution Agreement provides that RSD, in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement, will not be liable to the Fund or its shareholders for losses arising in connection with the sale of Fund shares.

      The Distribution Agreement became effective as of December 31, 1992 and continues in effect from year to year as long as its continuance is approved at least annually by a majority of the Trustees, including a majority of the Independent Trustees. The Distribution Agreement terminates automatically in the event of its assignment. The Agreement is also terminable without payment of any penalty (i) by the Fund (by vote of a majority of the Trustees of the Fund who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of any Rule 12b-1 Plan of the Fund or any agreements related to the 12b-1 Plan or by vote of a majority of the outstanding voting securities of the Fund) on sixty (60) days' written notice to RSD; or (ii) by RSD on sixty (60) days' written notice to the Fund.

      RSD may be reimbursed for distribution expenses according to a 12b-1 Plan which the Board of Trustees adopted and became effective January 1, 1993. The 12b-1 Plan provides that RSD may be reimbursed for distribution activities encompassed by Rule 12b-1, such as public relations services, telephone services, sales presentations, media charges, preparation, printing and mailing advertising and sales literature, data processing necessary to support a distribution effort, printing and mailing of prospectuses, and distribution and shareholder servicing activities of certain financial institutions such as banks or broker-dealers who have entered into servicing agreements with RSD ("Service Organizations") and other financial institutions, including fairly allocable internal expenses of RSD and payments to third parties.


      The 12b-1 Plan further provides that reimbursement shall be made for any month only to the extent that such payment does not exceed (i) 0.20% on an annualized basis of the Fund's average net assets; and (ii) limitations set from time to time by the Board of Trustees. The Board of Trustees has only authorized implementation of the 12b-1 Plan for annual payments of up to 0.20% of the Fund's average net assets to reimburse RSD for making payments to certain Service Organizations who have sold Fund shares and for other distribution expenses. For the fiscal year ended September 30, 1995, payments made pursuant to the 12b-1 Plan amounted to $26,729, consisting of $20,686, for trail commissions and, $6,043 for the preparation and distribution of marketing materials.


      Under the 12b-1 Plan, if any payments made by RSMC out of its management fee, not to exceed the amount of that fee, to any third parties (including banks), including payments for shareholder servicing and transfer agent functions, were deemed to be indirect financing by the Fund of the distribution of its shares, such payments are authorized. The Fund may execute portfolio transactions with and purchase securities issued by depository institutions that receive payments under the 12b-1 Plan. No preference for instruments issued by such depository institutions is shown in the selection of investments.

                             PORTFOLIO TRANSACTIONS

      All portfolio transactions are placed on behalf of the Fund by RSMC pursuant to authority contained in the Management Agreement. Debt securities purchased and sold by the Fund are generally traded on the dealer market on a net basis (i.e., without commission) through dealers acting for their own account and not as brokers, or otherwise involve transactions directly with the issuer of the instrument. This means that a dealer (the securities firm or bank dealing with the Fund) makes a market for securities by offering to buy at one price and sell at a slightly higher price. The difference between the prices is known as a spread. When securities are purchased in underwritten offerings, they include a fixed amount of compensation to the underwriter.

      The primary objective of RSMC in placing orders on behalf of the Fund for the purchase and sale of securities is to obtain best execution at the most favorable prices through responsible brokers or dealers and, where the spreads or commission rates are negotiable, at competitive rates. Although the Fund has no current arrangement to pay higher commissions or spreads in return for research, analysis, advice and similar services, the Fund may do so if it is determined that the commission or spread is reasonable in relation to the value of the research services that have been provided. In selecting a broker or dealer, RSMC considers among other things: (i) the price of the securities to be purchased or sold; (ii) the rate of the spread or commission; (iii) the size and difficulty of the order; (iv) the nature and character of the spread or commission for the securities to be purchased or sold; (v) the reliability, integrity, financial condition, general execution and operational capability of the broker or dealer; and (vi) the quality of any services provided by the broker or dealer to the Fund or to RSMC.

      RSMC cannot readily determine the extent to which spreads or commission rates or net prices charged by brokers or dealers reflect the value of their research, analysis, advice and similar services. In such cases, RSMC receives services it otherwise might have had to perform itself. The research, analysis, advice and similar services provided by brokers or dealers can be useful to RSMC in serving its other clients, as well as in serving the Fund. Conversely, information provided to RSMC by brokers or dealers who have executed transaction orders on behalf of other RSMC clients may be useful to RSMC in providing services to the Fund. During the fiscal years ended September 30, 1995, 1994 and 1993, the Fund paid no brokerage commissions.

      Some of RSMC's other clients have investment objectives and programs similar to that of the Fund. Occasionally, RSMC may make recommendations to other clients which result in their purchasing or selling securities simultaneously with the Fund. Consequently, the demand for securities being purchased or the supply of securities being sold may increase, and this could have an adverse effect on the price of those securities. It is RSMC's policy not to favor one client over another in making recommendations or in placing orders. In the event of a simultaneous transaction, purchases or sales are averaged as to price and allocated between the Fund and RSMC's other clients as to amount according to a formula deemed equitable to the Fund and such other clients.

                                   REDEMPTIONS

      To ensure proper authorization before redeeming shares of the Fund, the Transfer Agent, RSMC, may require additional documents such as, but not restricted to, stock powers, trust instruments, death certificates, appointments as fiduciary, certificates of corporate authority and tax waivers required in some states when settling estates.

      Clients of WTC who have purchased shares through their trust accounts at WTC and clients of Service Organizations who have purchased shares through their accounts with those Service Organizations should contact WTC or the Service Organization prior to submitting a redemption request to ensure that all necessary documents accompany the request. When shares are held in the name of a corporation, other organization, trust, fiduciary or other institutional investor, RSMC requires, in addition to the stock power, certified evidence of authority to sign the necessary instruments of transfer. THESE PROCEDURES ARE FOR THE PROTECTION OF SHAREHOLDERS AND SHOULD BE FOLLOWED TO ENSURE PROMPT PAYMENT. Redemption requests must not be conditional as to date or price of the redemption. Proceeds of a redemption will be sent within 7 days of acceptance of shares tendered for redemption. Delay may result if the purchase check has not yet cleared, but the delay will be no longer than required to verify that the purchase check has cleared, and the Fund will act as quickly as possible to minimize delay.

      A shareholder's right to redeem shares and to receive payment therefor may be suspended when (a) the New York Stock Exchange (the "Exchange") is closed, other than customary weekend and holiday closings, (b) trading on the Exchange is restricted, (c) an emergency exists as a result of which it is not reasonably practicable to dispose of the Fund's securities or to determine the value of the Fund's net assets, or (d) ordered by a governmental body having jurisdiction over the Fund for the protection of the Fund's shareholders, provided that applicable rules and regulations of the SEC (or any succeeding governmental authority) shall govern as to whether a condition described in (b), (c) or (d) exists. In case of such suspension, shareholders may withdraw their requests for redemption or may receive payment based on the net asset value next determined after the suspension is lifted.

      The Fund reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption by making payment in whole or in part with readily marketable securities chosen by the Fund and valued in the same way as they would be valued for purposes of computing the Fund's net asset value. If payment is made in securities, a shareholder may incur transaction expenses in converting these securities into cash. The Fund has elected, however, to be governed by Rule 18f-1 under the 1940 Act, as a result of which the Fund is obligated to redeem shares solely in cash if the redemption requests are made by one shareholder account up to the lesser of $250,000 or 1% of the net assets of the Fund during any 90-day period. This election is irrevocable unless the SEC permits its withdrawal.

                          NET ASSET VALUE AND DIVIDENDS

      NET ASSET VALUE. The Fund's portfolio securities are valued on the basis of the amortized cost valuation technique. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. The valuation of the Fund's portfolio instruments based upon their amortized cost and the accompanying maintenance of the Fund's per share net asset value of $1.00 is permitted in accordance with Rule 2a-7 under the 1940 Act. Certain conditions imposed by that Rule are set forth under "Investment Policies." In connection with the use of the amortized cost valuation technique, the Fund's Board of Trustees has established procedures delegating to RSMC the responsibility for maintaining a constant net asset value per share. Such procedures include a daily review of the Fund's holdings to determine whether the Fund's net asset value, calculated based upon available market quotations, deviates from $1.00 per share. Should any deviation exceed 1/2 of 1% of $1.00, the Trustees will promptly consider whether any corrective action should be initiated to eliminate or reduce material dilution or other unfair results to shareholders. Such corrective action may include selling of portfolio instruments prior to maturity to realize capital gains or losses, shortening average portfolio maturity, withholding dividends, redeeming shares in kind and establishing a net asset value per share based upon available market quotations.

      Should the Fund incur or anticipate any unusual expense or loss or depreciation that would adversely affect its net asset value per share or income for a particular period, the Trustees would at that time consider whether to adhere to the current dividend policy as described in the Prospectus or to revise it in light of the then prevailing circumstances. For example, if the Fund's net asset value per share were reduced, or were anticipated to be reduced, below $1.00, the Trustees could suspend further dividend payments until net asset value returned to $1.00 per share. Thus, such expenses or losses or depreciation could result in investors receiving no dividends for the period during which they held their shares or in their receiving upon redemption a price per share lower than that which they paid.

      DIVIDENDS. Dividends are declared on each Business Day of the Fund (as defined in the Prospectus). The dividend for such a Business Day immediately preceding a weekend or holiday normally includes an amount equal to the net income for the subsequent non Business Days of the Fund on which dividends are not declared. However, no such dividend includes any amount of net income earned in a subsequent semiannual accounting period.

                             PERFORMANCE INFORMATION

      The performance of the Fund may be quoted in terms of its yield and the total return in advertising and other promotional materials ("performance advertisements"). Performance data quoted represents past performance and is not intended to indicate future performance. Performance of the Fund will vary based on changes in market conditions and the level of the Fund's expenses. These performance figures are calculated in the following manner:

          A. YIELD is the net annualized yield for a specified 7 calendar days calculated at simple interest rates. Yield is calculated by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return. The yield is annualized by multiplying the base period return by 365/7. The yield figure is stated to the nearest hundredth of one percent.


                The Fund's yield for the 7-day period ended September 30, 1995 was 3.59%.


          B.    EFFECTIVE  YIELD is the net annualized yield for a  specified  7 calendar days assuming reinvestment of income or compounding. Effective yield is calculated by the same method as yield except the yield figure is compounded by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula:

                    Effective Yield = [(Base Period Return + 1) 365/7] - 1.


                The Fund's effective yield for the 7-day period ended September 30, 1995 was 3.65%.

          C. TAX-EQUIVALENT YIELD is the net annualized taxable yield needed to produce a specified tax-exempt yield at a given tax rate based on a specified 7-day period assuming a reinvestment of all dividends paid during such period. Tax-equivalent yield is calculated by dividing that portion of the Fund's yield (computed as in the yield description above) which is tax-exempt by 1 minus a stated income tax rate and adding the quotient to that portion, if any, of the yield of the Fund that is not tax-exempt.


                The Fund's tax-equivalent yield for the 7-day period ended September 30, 1995 was 4.99% for the 28% tax bracket, 5.20% for the 31% tax bracket, 5.61% for the 36% tax bracket and 5.94% for the 39.6% tax bracket.


     The following table, which is based upon federal income tax rates in effect on the date of this Statement of Additional Information, illustrates the yields that would have to be achieved on taxable investments to produce a range of hypothetical tax-equivalent yields:

                           TAX-EQUIVALENT YIELD TABLE

              TAX-EQUIVALENT YIELDS BASED ON TAX-EXEMPT YIELDS OF:
-----------------------------------------------------------------------------
Federal Marginal
Income Tax Bracket   2%     3%      4%     5%      6%     7%       8%
------------------  ---    ---     ---    ---     ---    ----    ----

      28%           2.8    4.2     5.6    6.9     8.3    9.7     11.1
      31%           2.9    4.3     5.8    7.2     8.7    10.1    11.6
      36%           3.1    4.7     6.3    7.8     9.4    10.9    12.5
    39.6%           3.3    5.0     6.6    8.3     9.9    11.6    13.2

          D. AVERAGE ANNUAL TOTAL RETURN is the average annual compound rate of return for the periods of one year, five years, ten years and the life of a Fund, where applicable, all ended on the last day of a recent calendar quarter. Average annual total return quotations reflect changes in the price of a Fund's shares, if any, and assume that all dividends and capital gains distributions, if any, during the respective periods were reinvested in Fund shares. Average annual total return is calculated by finding the average annual compound rates of return of a hypothetical investment over such periods, according to the following formula (average annual total return is then expressed as a percentage):

                    T    =    (ERV/P)1/n - 1
          Where:    P    =    a hypothetical initial investment of $1,000
                    T    =    average annual total return
                    n    =    number of years
                   ERV   =    ending redeemable value:  ERV is the value, at the
                              end  of  the applicable period, of a  hypothetical
                              $1,000 investment made at the beginning of the the applicable period.


             AVERAGE ANNUAL TOTAL RETURN FOR PERIODS ENDED SEPTEMBER 30, 1995

                           One     Five       Life of
                           Year    Years    the Fund (1)
                           -----   -----    -----------
                           3.36%   3.05%       3.96%

                      (1) For the period beginning February 7, 1986.


          E. CUMULATIVE TOTAL RETURN is the cumulative rate of return on a hypothetical initial investment of $1,000 for a specified period. Cumulative total return quotations reflect the change in the price of a Fund's shares, if any, and assume that all dividends and capital gains distributions, if any, during the period were reinvested in Fund shares. Cumulative total return is calculated by finding the cumulative rates of return of a hypothetical investment over such periods, according to the following formula (cumulative total return is then expressed as a percentage):

                    C   =    (ERV/P)-1
          Where:    C   =    Cumulative Total Return
                    P   =    a hypothetical initial investment of $1,000
                   ERV  =    ending redeemable value:  ERV is the value, at  the
                             the value, at the end of the applicable period,  of
                             a  hypothetical  $1,000   investment  made  at  the
                             beginning of the applicable period.


                   CUMULATIVE TOTAL RETURN FOR PERIODS ENDED SEPTEMBER 30, 1995

                           One     Five       Life of
                           Year    Years    the Fund (1)
                           -----   -----    -----------
                           3.36%   16.19%      45.44%

                     (1) For the period beginning February 7, 1986.


          F. TOTAL RETURN is the rate of return on an investment for a specified period of time calculated in the manner of Cumulative Total Return.

      COMPARISON OF FUND PERFORMANCE. A comparison of the quoted performance offered for various investments is valid only if performance is calculated in the same manner. Since there are many methods of calculating performance, investors should consider the effects of the methods used to calculate performance when comparing performance on shares of the Fund with performance quoted with respect to other investment companies or types of investments. For example, it is useful to note that yields reported on debt instruments are generally prospective, contrasted with the historical yields reported by the Fund.

      In connection with communicating its performance to current or prospective shareholders, the Fund also may compare these figures to the performance of other mutual funds tracked by mutual fund rating services or to other unmanaged indexes which may assume reinvestment of dividends but generally do not reflect deductions for administrative and management costs.

      From time to time, in marketing and other literature, the Fund's performance may be compared to the performance of broad groups of comparable mutual funds or unmanaged indexes of comparable securities such as the Donoghue All Tax Free Index. The Fund's yield and performance over time may also be compared to the performance of bank money market deposit accounts and fixed-rate insured certificates of deposit (CD's), or unmanaged indices of securities that are comparable to money market funds in their terms and intent, such as Treasury bills, bankers' acceptances, negotiable order of withdrawal accounts, and money market certificates. Most bank CD's differ from money market funds in several ways: the interest rate is fixed for the term of the CD, there are interest penalties for early withdrawal of the deposit from a CD, and the deposit principal in a CD is insured by the FDIC.

      Since the assets in all funds are always changing, the Fund may be ranked within one asset-size class at one time and in another asset-size class at some other time. In addition, the independent organization chosen to rank the Fund in marketing and promotional literature may change from time to time depending upon the basis of the independent organization's categorizations of mutual funds, changes in the Fund's investment policies and investments, the Fund's asset size and other factors deemed relevant. Advertisements and other marketing literature will include the time period and Lipper asset-size class or other performance ranking company criteria, as applicable, for the ranking in question.

      Evaluations of Fund performance made by independent sources may also be used in advertisements concerning the Fund, including reprints of, or selections from, editorials or articles about the Fund. Sources for performance information and articles about the Fund may include the following:

BARRON'S, a Dow Jones and Company, Inc. business and financial weekly that
--------
periodically reviews mutual fund performance data.

CDA INVESTMENT TECHNOLOGIES, INC., an organization which provides performance
----------------------------------
and ranking information through examining the dollar results of hypothetical mutual fund investments and comparing these results against appropriate market indices.

CHANGING TIMES, THE KIPLINGER MAGAZINE, a monthly investment advisory
-------------------------------------------
publication  that  periodically  features  the  performance  of  a  variety   of
securities.

CONSUMER DIGEST, a monthly business/financial magazine that includes a "Money
---------------
Watch" section featuring financial news.

FINANCIAL WORLD, a general business/financial magazine that includes a "Market
---------------
Watch" department reporting on activities in the mutual fund industry.

FORBES, a national business publication that from time to time reports the
------
performance of specific investment companies in the mutual fund industry.

FORTUNE, a national business publication that periodically rates the performance
-------
of a variety of mutual funds.

IBC'S MONEY FUND REPORT, a weekly publication of IBC/Donoghue, Inc., of Ashland,
-----------------------
Massachusetts, reporting on the performance of the nation's money market funds, summarizing money market fund activity, and including certain averages as performance benchmarks, specifically "IBC's Money Fund Average," and "IBC's Government Money Fund Average."

IBC'S MONEY FUND DIRECTORY, an annual directory ranking money market mutual
---------------------------
funds.

INVESTMENT COMPANY DATA, INC., an independent organization which provides
-------------------------------
performance ranking information for broad classes of mutual funds.

INVESTOR'S DAILY, a daily newspaper that features financial, economic, and
----------------
business news.

LIPPER ANALYTICAL SERVICES, INC.'S MUTUAL FUND PERFORMANCE ANALYSIS, a weekly
---------------------------------------------------------------------
publication of industry-wide mutual fund averages by type of fund.

MONEY, a monthly magazine that from time to time features both specific funds
-----
and the mutual fund industry as a whole.

MUTUAL FUND VALUES, a biweekly Morningstar, Inc. publication that provides
-------------------
ratings   of  mutual  funds  based  on  fund  performance,  risk  and  portfolio characteristics.

THE NEW YORK TIMES, a nationally distributed newspaper which regularly covers
-------------------
financial news.

PERSONAL INVESTING NEWS, a monthly news publication that often reports on
------------------------
investment opportunities and market conditions.

PERSONAL INVESTOR, a monthly investment advisory publication that includes a
-----------------
"Mutual Funds Outlook" section reporting on mutual fund performance measures, yields, indices and portfolio holdings.

SUCCESS, a monthly magazine targeted to the world of entrepreneurs and growing
-------
business, often featuring mutual fund performance data.

USA TODAY, the nation's number one daily newspaper.
---------

U.S. NEWS AND WORLD REPORT, a national business weekly that periodically reports
--------------------------
mutual fund performance data.

WALL STREET JOURNAL, a Dow Jones and Company, Inc. newspaper which regularly
--------------------
covers financial news.

WIESENBERGER INVESTMENT COMPANIES SERVICES, an annual compendium of information
------------------------------------------
about mutual funds and other investment companies, including comparative data on funds' backgrounds, management policies, salient features, management results, income and dividend records, and price ranges.

                                      TAXES

      In order to continue to qualify for treatment as a RIC under the Code, the Fund must distribute annually to its shareholders at least 90% of the sum of its net interest income excludable from gross income under section 103(a) of the Code plus its investment company taxable income (generally, taxable net investment income plus net short-term capital gain, if any) and must meet several additional requirements. Among these requirements are the following:
(a) at least 90% of the Fund's gross income each taxable year must be derived from dividends, interest and gains from the sale or other disposition of securities, or other income derived with respect to its business of investing in securities; (b) the Fund must derive less than 30% of its gross income each taxable year from the sale or other disposition of securities held for less than three months; (c) at the close of each quarter of the Fund's taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government Securities and other securities, with those other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the Fund's total assets; and (d) at the close of each quarter of the Fund's taxable year, not more than 25% of the value of its total assets may be invested in securities (other than U.S. Government Securities) of any one issuer.

      Dividends paid by the Fund will qualify as "exempt-interest dividends" (as defined in the Prospectus), and thus will be excludable from gross income by its shareholders, if the Fund satisfies the additional requirement that, at the close of each quarter of its taxable year, at least 50% of the value of its total assets consists of securities the interest on which is excludable from gross income under section 103(a) of the Code; the Fund intends to continue to satisfy this requirement. The portion of each dividend excludable from the shareholders' gross income may not exceed the Fund's net tax-exempt income. The treatment of dividends from the Fund under state and local income tax laws may differ from the treatment thereof under the Code.

      Tax-exempt interest attributable to certain "private activity bonds" ("PAB's") (including, in the case of a RIC receiving interest on those bonds, a proportionate part of the exempt-interest dividends paid by the RIC) is a preference item for purposes of the federal alternative minimum tax. Furthermore, even interest on tax-exempt securities held by the Fund that are not PAB's, which interest otherwise would be a tax preference item, nevertheless may be indirectly subject to the alternative minimum tax in the hands of corporate shareholders when distributed to them by the Fund. PAB's are issued by or on behalf of public authorities to finance various privately operated facilities and are described in the Appendix to the Prospectus. Entities or persons who are "substantial users" (or persons related to "substantial users") of facilities financed by industrial development bonds or PAB's should consult their tax advisers before purchasing Fund shares. For these purposes, the term "substantial user" is defined generally to include a "non-exempt person" who regularly uses in trade or business a part of a facility financed from the proceeds of such bonds.

      Up to 85% of social security and railroad retirement benefits may be included in taxable income for recipients whose adjusted gross income (including income from tax-exempt sources such as the Fund) plus 50% of their benefits exceeds certain base amounts. Exempt-interest dividends from the Fund still are tax-exempt to the extent described in the Prospectus; they are only included in the calculation of whether a recipient's income exceeds the established amounts.

      If the Fund invests in any instruments that generate taxable income, under the circumstances described in the Prospectus, distributions of the interest earned thereon will be taxable to the Fund's shareholders as ordinary income to the extent of the Fund's earnings and profits. Moreover, if the Fund realizes capital gain as a result of market transactions, any distributions of such gain will be taxable to its shareholders.

      The Fund will be subject to a nondeductible 4% excise tax to the extent it fails to distribute by the end of any calendar year substantially all of its ordinary (taxable) income for that year and capital gain net income for the one-year period ending October 31 of that year, plus certain other amounts.

      Shortly after the end of each year, RSMC determines the federal income tax status of all distributions made during the year. Shareholders may be subject to state and local taxes on distributions from the Fund. Shareholders should consult their tax advisers regarding specific questions relating to federal, state and local taxes.

                             DESCRIPTION OF THE FUND

      The Fund is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders of such a trust may, under certain circumstances, be held personally liable for the obligations of the trust. The Fund's Declaration of Trust, however, contains an express disclaimer of shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in each note, bond, contract or other undertaking relating to the Fund that is issued by or on behalf of the Fund or the Trustees. The Declaration of Trust provides for indemnification out of the assets of the Fund of any shareholder held personally liable solely by virtue of ownership of shares of the Fund. The Declaration of Trust also provides that the Fund shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Fund and satisfy any judgment thereon. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund itself would be unable to meet its obligations. RSMC believes that, in view of the above, the risk of personal liability to shareholders is remote.

     The Fund's Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

      The Declaration of Trust provides that the Fund will continue indefinitely unless a majority of the shareholders of the Fund approve: (a) the sale of the Fund's assets to another diversified open-end management investment company; or
(b) the liquidation of the Fund. In the event of the liquidation of the Fund, affected shareholders are entitled to receive the assets of the Fund that are available for distribution.

                                OTHER INFORMATION

      INDEPENDENT AUDITORS. Ernst & Young LLP, 1 North Charles Street, Baltimore, MD 21201, serves as the Fund's independent auditors, providing services which include (1) audit of the annual financial statements, (2) assistance and consultation in connection with SEC filings and (3) preparation of the annual federal income tax return filed on behalf of the Fund.

      The financial statements and financial highlights of the Fund appearing or incorporated by reference in the Fund's Prospectus, this Statement of Additional Information and Registration Statement have been audited by Ernst & Young LLP, Independent auditors, to the extent indicated in their reports thereon also appearing elsewhere herein and in the Registration Statement or incorporated by reference. Such financial statements have been included herein or incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


      SUBSTANTIAL SHAREHOLDERS. As of December 31, 1995, no shareholder other than WTC owned of record or beneficially more than 5% of the outstanding shares of the Fund. As of that date, WTC owned of record, on behalf of its customer accounts 92.62% of the shares of the Fund.

      LEGAL COUNSEL. Kirkpatrick & Lockhart LLP, 1800 Massachusetts Avenue, N.W., Washington, D.C. 20036, serves as counsel to the Fund and has passed upon the legality of the shares offered by the Prospectus and this Statement of Additional Information.

      CUSTODIAN. Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, DE 19890-0001, serves as the Fund's Custodian.

     TRANSFER AGENT. Rodney Square Management Corporation, Rodney Square North, 1100 N. Market Street, Wilmington, DE 19890-0001, serves as the Fund's Transfer Agent and Dividend Paying Agent.

                              FINANCIAL STATEMENTS

      The Schedule of Investments as of September 30, 1995; the Statement of Assets and Liabilities as of September 30, 1995; the Statement of Operations for the fiscal year ended September 30, 1995; the Statements of Changes in Net Assets for the fiscal years ended September 30, 1995 and 1994; the Financial Highlights for the fiscal years ended September 30, 1991 through September 30, 1995; and the Notes to Financial Statements and the Report of Independent Auditors, each of which is included in the Annual Report to the shareholders of the Fund as of and for the fiscal year ended September 30, 1995 are attached hereto, and are hereby incorporated by reference.

THE RODNEY SQUARE FUND & THE RODNEY SQUARE TAX-EXEMPT FUND
----------------------------------------------------------
    PRESIDENT'S MESSAGE
--------------------------------------------------------------------------------

DEAR SHAREHOLDER:

  The management of The Rodney Square Fund and The Rodney Square Tax-Exempt Fund is pleased to report to you on the Funds' activities for the fiscal year ended September 30, 1995.

INVESTMENT RESULTS*
  The U.S. Government Portfolio paid shareholders dividends of $0.052 per share during the year, the Money Market Portfolio paid dividends of $0.054 per share and The Rodney Square Tax-Exempt Fund paid dividends of $0.033 per share. Based on the Portfolios' net asset values of $1.00 per share, these dividends represented total returns of 5.37%, 5.50% and 3.36%, respectively.

ECONOMIC OVERVIEW
  The  U.S.  economy  was  accelerating as we  began  the  Fund's  fiscal  year.
Supported  by  strong  gains  in  employment, income  and  confidence,  consumer spending was robust and the manufacturing sector was booming. The Commerce Department's measure of real Gross Domestic Product (GDP) placed inflation adjusted output at 5.1%, far exceeding the 2.5% non-inflationary growth target identified by the Federal Reserve (the "Fed"). With labor and plant utilization rates well through thresholds that have put upward pressure on inflation in the past, the Fed responded to the above-trend growth by raising its target for the federal funds rate (an interbank lending rate) 75 basis points in November and 50 basis points in February. These tightenings marked the sixth and seventh moves by the Fed during the past year, lifting the federal funds rate a cumulative 300 basis points to 6.0%.

  As the economy progressed into the second half of the Fund's fiscal year, the interest rate increases began to further the slowdown that was underway, after the venting of pent-up demand in 1994. After over producing through January, manufacturers began to reduce output and jobs and income growth stalled. Real GDP growth, which had slowed to 2.5% in the first quarter of calendar 1995, was estimated to have grown at a scant 0.5% (since revised to 1.3%) in the second quarter. Recession concerns quickly replaced fears of an overheating economy and the market began to anticipate aggressive Fed easing. Interest rates fell significantly across the board. From the February 1 tightening through quarter end, money market yields fell 50-100 basis points while longer dated issues declined 100-150 basis points. The Fed validated the market perception on July 6, lowering the federal funds target rate 25 basis points to 5.75%.

  Lower interest rates boosted housing activity and had a positive influence on retail sales and consumer confidence. On the production side, the inventory adjustment process seems to be completed and manufacturing activity has recovered. Growth prospects appear to be well within the Fed's tolerance limit. Coupled with a benign inflation environment, there appears to be no compelling reason for further action by the Fed at this time.

  A critical factor in the timing of the Fed's next move is how the budget debate between the Administration and Congress unfolds. If fiscal policy makers manage to put together a creditable deficit reduction package, the Fed may be inclined to act preemptively to counter the effects of the fiscal drag.

INVESTMENT STRATEGY
  During the first half of the fiscal year, each of the portfolios of The Rodney Square Fund and The Rodney Square Tax-Exempt Fund maintained comparatively short weighted average maturities (WAM). Short average maturities were targeted to allow the Portfolios to benefit from rising short-term interest rates. Weighted average maturities of each of the portfolios were generally kept in a 20-40 day range during this period.

  As the year progressed and it became apparent that economic growth was decelerating, we took the opportunity to extend the weighted average maturities of the portfolios when appropriate. Average maturities of the portfolios were moved into a 30-50 day range to stabilize yields in a declining rate environment. Comparatively, these WAMs were still short of the industry average as reported by IBC'S MONEY FUND REPORT. We did not share the market's perception about the need for the aggressive Fed easing that was priced into the shape of the money market yield curve. As such, we kept a large percentage of the portfolio's assets in overnight investments. Nonetheless, each of the portfolios comfortably outpaced the average of its respective universe as measured by IBC'S MONEY FUND REPORT. The Money Market Portfolio had a 12 month total return of 5.50% versus 5.30% for IBC's First Tier Index; the U.S. Government Portfolio had a 12 month total return of 5.37% versus 5.19% for IBC's U.S. Government and Agency Index; and The Tax-Exempt Fund had a 12 month total return of 3.36% versus IBC's Stockbroker & General Purpose Index of 3.26%.

  We invite your comments and questions and we thank you for your investment in the Funds.

                                                       Sincerely,

                                                       /s/ Martin L. Klopping

                                                       Martin L. Klopping
                                                       President


  November 20, 1995


------------------------------

* PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. AN INVESTMENT IN EITHER FUND IS NEITHER INSURED NOR GUARANTEED BY WILMINGTON TRUST COMPANY OR ANY OTHER BANKING INSTITUTION, THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY. THERE CAN BE NO ASSURANCE THAT EITHER FUND WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00.

THE RODNEY SQUARE FUND / U.S. GOVERNMENT PORTFOLIO
--------------------------------------------------
    INVESTMENTS / SEPTEMBER 30, 1995
    (Showing Percentage of Total Value of Net Assets)
--------------------------------------------------------------------------------
                                                        PRINCIPAL      VALUE
                                                         AMOUNT       (NOTE 2)
                                                        ---------     --------
U.S. GOVERNMENT AGENCY OBLIGATIONS - 51.2%
 FEDERAL FARM CREDIT BANKS DISCOUNT NOTES - 20.4%
  Federal Farm Credit Bank Notes, 6.08%, 10/04/95 .. $  7,000,000  $  6,996,552
  Federal Farm Credit Bank Notes, 5.68%, 10/05/95 ..   10,000,000     9,993,745
  Federal Farm Credit Bank Notes, 5.91%, 10/25/95 ..    5,000,000     4,980,767
  Federal Farm Credit Bank Notes, 5.70%, 11/10/95 ..    5,920,000     5,883,033
  Federal Farm Credit Bank Notes, 5.70%, 11/14/95 ..    5,000,000     4,965,656
  Federal Farm Credit Bank Notes, 5.56%, 01/09/96 ..    5,000,000     4,924,861
  Federal Farm Credit Bank Notes, 5.55%, 01/11/96 ..    5,000,000     4,923,500
  Federal Farm Credit Bank Notes, 5.87%, 01/18/96 ..   15,000,000    14,744,001
  Federal Farm Credit Bank Notes, 4.30%, 02/05/96 ..    5,000,000     4,901,751
                                                                   ------------
                                                                     62,313,866
                                                                   ------------
 FEDERAL FARM CREDIT BANK INTEREST BEARING NOTE - 1.5%
  Federal Farm Credit Bank Notes, 5.72%, 07/01/96 ..    5,000,000     4,994,377
                                                                   ------------

 FEDERAL HOME LOAN BANKS DISCOUNT NOTES - 21.0%
  Federal Home Loan Bank Notes, 5.69%, 10/02/95 ....   15,000,000    14,997,465
  Federal Home Loan Bank Notes, 5.66%, 10/04/95 ....   10,000,000     9,995,291
  Federal Home Loan Bank Notes, 5.65%, 11/13/95 ....    5,000,000     4,966,735
  Federal Home Loan Bank Notes, 5.70%, 11/24/95 ....    5,000,000     4,957,850
  Federal Home Loan Bank Notes, 5.60%, 12/14/95 ....    5,000,000     4,943,267
  Federal Home Loan Bank Notes, 5.60%, 12/15/95 ....    5,000,000     4,942,500
  Federal Home Loan Bank Notes, 5.75%, 02/12/96 ....    5,000,000     4,895,964
  Federal Home Loan Bank Notes, 6.56%, 03/22/96 ....    5,000,000     4,851,989
  Federal Home Loan Bank Notes, 5.69%, 04/10/96 ....    5,000,000     4,853,867
  Federal Home Loan Bank Notes, 5.74%, 05/03/96 ....    5,000,000     4,835,764
                                                                   ------------
                                                                     64,240,692
                                                                   ------------
 FEDERAL HOME LOAN BANK INTEREST BEARING NOTE - 3.3%
  Federal Home Loan Bank Notes, 6.20%, 01/18/96* ...   10,000,000     9,998,121
                                                                   ------------

 TENNESSEE VALLEY AUTHORITY DISCOUNT NOTES - 5.0%
  Tennessee Valley Authority Notes, 5.70%, 10/13/95     5,000,000     4,990,583
  Tennessee Valley Authority Notes, 5.71%, 10/17/95    10,355,000    10,328,974
                                                                   ------------
                                                                     15,319,557
                                                                   ------------
     TOTAL U.S. GOVERNMENT AGENCY  OBLIGATIONS
      (COST $156,866,613) .......................................   156,866,613
                                                                   ------------



    The accompanying notes are an integral part of the financial statements.

THE RODNEY SQUARE FUND / U.S. GOVERNMENT PORTFOLIO
--------------------------------------------------
    INVESTMENTS - CONTINUED

--------------------------------------------------------------------------------
                                                        PRINCIPAL      VALUE
                                                         AMOUNT       (NOTE 2)
                                                        ---------     --------
REPURCHASE AGREEMENTS - 49.2%
  With  Fuji  Securities,  Inc.:   at  6.47%,  dated
    09/29/95,  to  be repurchased at $75,040,438  on
    10/02/95,   collateralized  by   U.S.   Treasury
    Securities  with various coupons and  maturities
    to 05/15/20 (market value $40,688,247), and U.S.
    Government   Agency  Securities   with   various
    coupons   and   maturities  to  04/15/30 (market
    value, $35,812,376) ............................ $ 75,000,000  $ 75,000,000

  With   UBS  Securities,  Inc.:   at  6.45%,  dated
    09/29/95,  to  be repurchased at $75,517,869  on
    10/02/95,  collateralized by Federal  Home  Loan
    Mortgage  Corporation Adjustable  Rate  Mortgage
    Pass-Through Securities with various coupons and
    maturities    to    04/01/31   (market    value,
    $74,490,328),  and  Federal  National   Mortgage
    Association   Adjustable  Rate  Mortgage   Pass-
    Through  Securities  with  various  coupons  and
    maturities    to    10/01/23    (market   value,
    $2,496,591) ....................................   75,477,300    75,477,300
                                                                   ------------

     TOTAL REPURCHASE AGREEMENTS (COST $150,477,300) ............   150,477,300
                                                                   ------------

TOTAL INVESTMENTS (COST $307,343,913)** - 100.4% ................   307,343,913

OTHER ASSETS AND LIABILITIES, NET - (0.4)% ......................   (1,248,000)
                                                                   ------------

NET ASSETS - 100.0% .............................................  $306,095,913
                                                                   ============

**   Cost for federal income tax purposes.

* Denotes a Variable or Floating Rate Note. Variable and Floating Rate Notes are instruments whose rates change periodically. The rate shown is the interest rate as of September 30, 1995.









    The accompanying notes are an integral part of the financial statements.

THE RODNEY SQUARE FUND / MONEY MARKET PORTFOLIO
-----------------------------------------------
    INVESTMENTS / SEPTEMBER 30, 1995
    (Showing Percentage of Total Value of Net Assets)
--------------------------------------------------------------------------------
                                            MOODY'S/S&P PRINCIPAL      VALUE
                                              RATING     AMOUNT       (NOTE 2)
                                            ----------- ---------     --------
TAXABLE MUNICIPAL SECURITIES - 11.4%
 ALABAMA - 0.6%
  The Ind. Dev. Brd. of Geneva
    County, AL VRDB (Brooks AG Co.,
    Inc.) Ser. 1995, 5.95%, 02/01/10* ......  NR/A-1+ $  4,800,000 $  4,800,000
                                                                   ------------

 ARKANSAS - 1.4%
  Arkansas Dev. Fin. Auth. Ind. Fac.
    VRDB (Potlatch Corp.) Ser. 1995B,
    5.95%, 08/01/30* .......................  NR/A-1+   10,750,000   10,750,000
                                                                   ------------

 MICHIGAN - 3.7%
  Genesys Health System VRDB Ser. 1995A,
    5.91%, 04/01/20* ....................... VMIG1/A-1  10,000,000   10,000,000
  Oakwood Medical Enterprises, Inc. VRDB
    Ser. 1988A, 5.94%, 09/01/12* ...........   NR/A-1   17,500,000   17,500,000
                                                                   ------------
                                                                     27,500,000
                                                                   ------------
 MISSISSIPPI - 0.8%
  Mississippi Business Fin. Corp. Ind. Dev.
    VRDB (Choctaw Foods, Inc. Proj.) Ser.
    1995, 5.95%, 08/01/15* .................   Aaa/NR    6,000,000    6,000,000
                                                                   ------------

 NEW YORK - 4.9%
  New York City, NY Ser. 1993B, 5.95%,
    10/11/95 ............................... VMIG1/A-1+  6,500,000    6,500,000
  New York City, NY Ser. 1996A-Z, 5.90%,
    11/20/95 ............................... VMIG1/A-1+  5,000,000    5,000,000
  New York City, NY Ser. H, Sub. Ser. H-7,
    5.95%, 10/11/95 ........................ VMIG1/A-1+ 25,430,000   25,430,000
                                                                   ------------
                                                                     36,930,000
                                                                   ------------

     TOTAL TAXABLE MUNICIPAL SECURITIES (COST $85,980,000) ......    85,980,000
                                                                   ------------

CERTIFICATES OF DEPOSIT - 16.6%
 U.S. BANKS, U.S. BRANCHES - 2.0%
  First Alabama Bank, 5.75%, 12/14/95 ......  P-1/A-1+  15,000,000   14,999,229
                                                                   ------------



    The accompanying notes are an integral part of the financial statements.

THE RODNEY SQUARE FUND / MONEY MARKET PORTFOLIO
-----------------------------------------------
    INVESTMENTS - CONTINUED

--------------------------------------------------------------------------------
                                            MOODY'S/S&P PRINCIPAL      VALUE
                                              RATING     AMOUNT       (NOTE 2)
                                            ----------- ---------     --------
 FOREIGN BANKS, U.S. BRANCHES - 12.6%
  Banque Nationale de Paris, SF, 5.98%,
    10/05/95 ...............................  P-1/A-1 $ 25,000,000 $ 25,000,639
  Bayerische Landesbank Girozentral, NY,
    6.00%, 07/22/96 ........................  P-1/A-1+  35,000,000   35,000,000
  Canadian Imperial Bank of Commerce, NY,
    5.78%, 10/23/95 ........................  P-1/A-1+   5,000,000    5,000,000
  Commerzbank, NY, 5.86%, 11/15/95 .........  P-1/A-1+  10,000,000    9,999,222
  Credit Suisse, NY, 5.64%, 01/17/96 .......  P-1/A-1+  20,000,000   19,993,637
                                                                   ------------
                                                                     94,993,498
                                                                   ------------
 FOREIGN BANK, FOREIGN BRANCH - 2.0%
  National Westminster Bank, Grand Cayman,
    5.75%, 01/05/96 ........................  P-1/A-1+  15,000,000   15,001,787
                                                                   ------------

     TOTAL CERTIFICATES OF DEPOSIT (COST $124,994,514) ..........   124,994,514
                                                                   ------------
COMMERCIAL PAPER - 46.9%
 AUTOMOBILES - 4.1%
  Daimler-Benz North America Corp., 5.73%,
    11/06/95 ...............................  P-1/A-1   11,000,000   10,936,970
  Daimler-Benz North America Corp., 5.55%,
    03/15/96 ...............................  P-1/A-1   15,000,000   14,615,203
  Hyundai Motor Finance Co., 5.94%,
    10/02/95 ...............................  P-1/A-1    5,000,000    4,999,175
                                                                   ------------
                                                                     30,551,348
                                                                   ------------
 BANKS - 7.3%
  Abbey National North America, 5.67%,
    12/05/95 ...............................  P-1/A-1+  35,000,000   34,642,004
  Credit Agricole USA, Inc., 6.05%,
    10/18/95 ...............................  P-1/A-1+  20,000,000   19,942,861
                                                                   ------------
                                                                     54,584,865
                                                                   ------------
 CHEMICALS - 8.3%
  Akzo Nobel America, Inc., 5.75%, 11/15/95   P-1/A-1   10,000,000    9,928,125
  Akzo Nobel America, Inc., 5.69%, 12/04/95   P-1/A-1   18,053,000   17,870,384
  DuPont (E.I.) De Nemours & Co., 5.63%,
    12/21/95 ...............................  P-1/A-1+  15,000,000   14,809,987
  DuPont (E.I.) De Nemours & Co., 5.60%,
    06/05/96 ...............................  P-1/A-1+  20,500,000   19,709,156
                                                                   ------------
                                                                     62,317,652
                                                                   ------------
    The accompanying notes are an integral part of the financial statements.

THE RODNEY SQUARE FUND / MONEY MARKET PORTFOLIO
-----------------------------------------------
    INVESTMENTS - CONTINUED

--------------------------------------------------------------------------------
                                            MOODY'S/S&P PRINCIPAL      VALUE
                                              RATING     AMOUNT       (NOTE 2)
                                            ----------- ---------     --------
 FINANCE - 11.1%
  Commerzbank U.S. Finance Inc., 5.77%,
    10/27/95 ...............................  P-1/A-1+ $10,000,000 $  9,958,328
  General Electric Capital Corp., 6.25%,
    10/31/95 ...............................  P-1/A-1+  10,000,000    9,947,917
  PGA Tour Investment Finance, Inc., 5.80%,
    10/12/95 ...............................  P-1/A-1    4,500,000    4,492,025
  PGA Tour Investment Finance, Inc., 5.67%,
    11/17/95 ...............................  P-1/A-1   20,500,000   20,348,249
  Vehicle Services of America, Ltd., 5.73%,
    11/10/95 ...............................  P-1/A-1    8,500,000    8,445,883
  Vehicle Services of America, Ltd., 5.71%,
    11/17/95 ...............................  P-1/A-1   25,500,000   25,309,904
  Vehicle Services of America, Ltd., 5.73%,
    12/06/95 ...............................  P-1/A-1    5,000,000    4,947,475
                                                                   ------------
                                                                     83,449,781
                                                                   ------------
 INTERNATIONAL TRADING - 4.6%
  Daewoo International (America) Corp.,
    5.75%, 10/23/95 ........................  P-1/A-1+  10,000,000    9,964,861
  Daewoo International (America) Corp.,
    5.66%, 01/10/96 ........................  P-1/A-1+  25,000,000   24,603,014
                                                                   ------------
                                                                     34,567,875
                                                                   ------------
 PHARMACEUTICAL - 3.5%
  Zeneca Wilmington, Inc., 5.73%, 10/19/95 .  P-1/A-1   26,000,000   25,925,510
                                                                   ------------

 SECURITIES DEALERS - 8.0%
  Goldman Sachs Group, L.P., 5.55%, 02/16/96  P-1/A-1+  30,000,000   29,361,750
  Merrill Lynch & Co., Inc., 5.75%, 10/17/95  P-1/A-1+  11,335,000   11,306,033
  Merrill Lynch & Co., Inc., 5.72%, 11/20/95  P-1/A-1+  15,000,000   14,880,833
  Merrill Lynch & Co., Inc., 5.62%, 02/29/96  P-1/A-1+   5,000,000    4,882,136
                                                                   ------------
                                                                     60,430,752
                                                                   ------------

     TOTAL COMMERCIAL PAPER (COST $351,827,783) .................   351,827,783
                                                                   ------------
CORPORATE BONDS - 3.3%
 MANUFACTURING - 2.6%
  G.E. Engine RPP Trust Guaranteed VRDB
    Ser. 1995-1, Sub. Ser. B, 5.88%,
    02/12/99* ..............................   NR/NR    20,000,000   20,000,000
                                                                   ------------

    The accompanying notes are an integral part of the financial statements.

THE RODNEY SQUARE FUND / MONEY MARKET PORTFOLIO
-----------------------------------------------
    INVESTMENTS - CONTINUED

--------------------------------------------------------------------------------
                                            MOODY'S/S&P PRINCIPAL      VALUE
                                              RATING     AMOUNT       (NOTE 2)
                                            ----------- ---------     --------
 FINANCIAL - 0.7%
  General Electric Capital Corp., 5.83%,
    07/30/96 ...............................  Aaa/AAA $  5,000,000 $  4,998,423
                                                                   ------------

     TOTAL CORPORATE BONDS (COST $24,998,423) ...................    24,998,423
                                                                   ------------

BANKERS' ACCEPTANCES - 5.3%
  Chemical Bank, 5.67%, 10/30/95 ...........  P-1/A-1    5,000,000    4,977,162
  CoreStates Bank, 5.84%, 10/20/95 .........  P-1/A-1    8,000,000    7,975,342
  CoreStates Bank, 5.65%, 12/12/95 .........  P-1/A-1    5,023,204    4,966,442
  CoreStates Bank, 5.66%, 12/26/95 .........  P-1/A-1    7,157,283    7,060,509
  CoreStates Bank, 5.60%, 01/30/96 .........  P-1/A-1    5,000,000    4,905,889
  CoreStates Bank, 5.70%, 02/26/96 .........  P-1/A-1   10,000,000    9,765,667
                                                                   ------------

     TOTAL BANKERS' ACCEPTANCES (COST $39,651,011) ..............    39,651,011
                                                                   ------------
REPURCHASE AGREEMENT - 16.7%
  With  UBS  Securities, Inc.:   at  6.45%,
    dated  09/29/95, to be  repurchased  at
    $125,692,724        on        10/02/95,
    collateralized  by  Federal  Home  Loan
    Mortgage    Corp.   Gold   Pass-Through
    Securities  with  various  coupons  and
    maturities  to 05/01/25 (market  value,
    $16,554,719),   Federal    Home    Loan
    Mortgage Corp. Adjustable Rate Mortgage
    Pass-Through  Securities  with  various
    coupons   and  maturities  to  02/01/25
    (market  value,  $25,015,423),  Federal
    National  Mortgage  Association   Pass-
    Through Securities with various coupons
    and   maturities  to  05/01/25  (market
    value,  $66,919,904), Federal  National
    Mortgage  Association  Adjustable  Rate
    Mortgage  Pass-Through Securities  with
    various   coupons  and  maturities   to
    08/01/25  (market  value,  $19,650,134)
    (Cost $125,625,200) ....................   NR/NR  125,625,200   125,625,200
                                                                   ------------






    The accompanying notes are an integral part of the financial statements.

THE RODNEY SQUARE FUND / MONEY MARKET PORTFOLIO
-----------------------------------------------
    INVESTMENTS - CONTINUED

--------------------------------------------------------------------------------
                                                                       VALUE
                                                                      (NOTE 2)
                                                                      --------
TOTAL INVESTMENTS (COST $753,076,931)** - 100.2% ................  $753,076,931

OTHER ASSETS AND LIABILITIES, NET - (0.2)% ......................    (1,951,923)
                                                                   ------------

NET ASSETS - 100.0% .............................................  $751,125,008
                                                                   ============

**   Cost for federal income tax purposes.

* Denotes a Variable or Floating Rate Note. Variable and Floating Rate Notes are instruments whose rates change periodically. The rates shown are the interest rates as of September 30, 1995.



































    The accompanying notes are an integral part of the financial statements.

THE RODNEY SQUARE TAX-EXEMPT FUND
---------------------------------
    INVESTMENTS / SEPTEMBER 30, 1995
    (Showing Percentage of Total Value of Net Assets)
--------------------------------------------------------------------------------
                                            MOODY'S/S&P  PRINCIPAL     VALUE
                                              RATING      AMOUNT      (NOTE 2)
                                            -----------  ---------    --------
MUNICIPAL SECURITIES - 99.9%
 ALABAMA - 4.3%
  Chatom, AL Ind. Dev. Brd. Poll. Cntrl.
    Rev. Bonds TECP (AL Electric Corp.)
    Ser. 1993, 3.85%, 12/08/95                P-1/A-1+ $7,000,000  $  7,000,000
  Montgomery, AL Ind. Dev. Brd. Poll.
    Cntrl. & Solid Waste Disposal Rev.
    Ref. Bonds TECP (General Electric Co.
    Proj.) Ser. 1990, 3.75%, 12/14/95 ......  P-1/A-1+  6,700,000     6,700,000
                                                                   ------------
                                                                     13,700,000
                                                                   ------------
 ALASKA - 2.5%
  Anchorage, AK Higher Educ. VRDB (Alaska
    Pacific University) Ser. 1987, 4.50%,
    07/01/17* ..............................   NR/A-1   7,840,000     7,840,000
                                                                   ------------
 ARIZONA - 1.6%
  Salt River, AZ TECP (Agric. Imp. & Pwr.
    Dist. Proj.), 3.75%, 11/13/95 ..........  P-1/A-1+  5,000,000     5,000,000
                                                                   ------------

 DISTRICT OF COLUMBIA - 3.4%
  District of Columbia VRDB (American
    University) Ser. 1985, 4.35%, 10/01/15*   VMIG1/NR 10,000,000    10,000,000
  District of Columbia VRDB (American
    University) Ser. 1986A, 4.35%, 12/01/15*  VMIG1/NR  1,000,000     1,000,000
                                                                   ------------
                                                                     11,000,000
                                                                   ------------
 FLORIDA - 2.7%
  City of Jacksonville, FL TECP, 3.80%,
    12/13/95 ...............................  P-1/A-1   8,500,000     8,500,000
                                                                   ------------

 GEORGIA - 4.8%
  Atlanta, GA Downtown Dev. Auth. VRDB
    (Care Proj.) Ser. 1993, 4.40%,
    06/01/13* ..............................  VMIG1/NR  2,900,000     2,900,000
  City of Roswell, GA Housing Auth.
    Multi-Family Housing Rev. Ref. VRDB
    (Wood Crossing Proj.) Ser. 1994,
    4.45%, 08/01/24* .......................   NR/A-1   5,000,000     5,000,000
  County of Dekalb, GA Housing Auth.
    Multifamily Housing Rev. Bonds VRDB
    (Crow Wood Arbor Associates Ltd. Proj.)
    Ser. 1985Q, 4.45%, 12/01/27* ...........   NR/A-1   3,630,000     3,630,000

    The accompanying notes are an integral part of the financial statements.

THE RODNEY SQUARE TAX-EXEMPT FUND
---------------------------------
    INVESTMENTS - CONTINUED

--------------------------------------------------------------------------------
                                            MOODY'S/S&P  PRINCIPAL     VALUE
                                              RATING      AMOUNT      (NOTE 2)
                                            -----------  ---------    --------
  Macon Bibb County, GA Hosp. Auth. Rev.
    Ant. Cert. VRDB (The Medical Center of
    Central Georgia) Ser. 1994, 4.40%,
    04/01/07* ..............................   Aa3/NR $ 3,750,000  $  3,750,000
                                                                   ------------
                                                                     15,280,000
                                                                   ------------
 HAWAII - 0.6%
  Hawaii Dept. of Budget & Fin. Special
    Purpose Rev. VRDB (G.N. Wilcox
    Memorial Hosp. Proj.) Ser. 1988,
    5.10%, 07/01/18* .......................  VMIG1/NR  1,800,000     1,800,000
                                                                   ------------
 ILLINOIS - 14.4%
  Illinois Dev. Auth. Poll. Cntrl. Rev.
    VRDB (Diamond Star Motors Corp.),
    4.95%, 12/01/08* .......................   P-1/NR   1,200,000     1,200,000
  Illinois Health Fac. Auth. Variable
    Revolving Fund Pooled Fin. Proj. TECP
    (Univ. of Chicago), 3.90%, 02/08/96 ... VMIG1/A-1+ 14,100,000    14,100,000
  Illinois Health Fac. Auth. VRDB
    (Elmhurst Memorial Hosp.), 4.85%,
    01/01/20* ..............................  VMIG1/NR  9,260,000     9,260,000
  Illinois Health Fac. Auth. VRDB
    (Evangelical Hosp. Corp.) Ser. 1985B,
     4.45%, 01/01/16* ......................  VMIG1/NR  6,900,000     6,900,000
  Illinois Health Fac. Auth. VRDB
    (Healthcorp Affiliates - Central
    Du Page Hospital Proj.) Ser. 1990,
    4.85%, 11/01/20* .......................  VMIG1/NR  8,000,000     8,000,000
  Illinois Health Fac. Auth. VRDB
    (Resurrection Health Care System) Ser.
    1993, 4.85%, 05/01/11* .................  VMIG1/NR  6,300,000     6,300,000
                                                                   ------------
                                                                     45,760,000
                                                                   ------------
 INDIANA - 15.1%
  City of Mt. Vernon, IN Poll. Cntrl. &
    Solid Waste Disposal Rev. Bonds TECP
    (General Electric Co. Proj.) Ser.
    1989A, 3.60%, 10/20/95 .................  P-1/A-1+  8,900,000     8,900,000
  City of Rockport, IN Poll. Cntrl. Rev.
    VRDN (AEP Generating Co. Proj.) Ser.
    1995B, 4.40%, 06/01/25* ................   NR/A-1   8,000,000     8,000,000
  Indiana Health Fac. Fin. Auth. VRDB
    (Capital Access Designated Pool Proj.)
    Ser. 1991, 4.50%, 08/01/06* ............  VMIG1/NR  7,775,000     7,775,000

    The accompanying notes are an integral part of the financial statements.

THE RODNEY SQUARE TAX-EXEMPT FUND
---------------------------------
    INVESTMENTS - CONTINUED

--------------------------------------------------------------------------------
                                            MOODY'S/S&P  PRINCIPAL     VALUE
                                              RATING      AMOUNT      (NOTE 2)
                                            -----------  ---------    --------
  Indiana Hosp. Equip. Fin. Auth. Insured
    VRDB Ser. 1985A, 4.50%, 12/01/15*        VMIG1/A-1 $9,450,000  $  9,450,000
  Jasper County, IN Poll. Cntrl. Rev.
    Bonds TECP (Northern Indiana Public
    Svc.) Ser. 1988D, 3.70%, 12/15/95 ......  P-1/A-1+  6,000,000     6,000,000
  South Bend Redevelopment Auth. Lease
    Rental VRDB (College Football Hall
    of Fame Proj.) Ser. 1994, 4.55%,
    02/01/19* .............................. VMIG1/A-1  7,950,000     7,950,000
                                                                   ------------
                                                                     48,075,000
                                                                   ------------
 IOWA - 2.9%
  Des Moines, IA Methodist Sys. Inc. Hosp.
    Fac. VRDB (Methodist Medical Center
    Proj.) Ser. 1985, 4.50%, 08/01/15* .....  VMIG1/NR  1,600,000     1,600,000
  Polk City, IA Hosp. Equip. Imp. Rev.
    VRDB Ser. 1985, 4.30%, 12/01/05* ....... VMIG1/A-1  4,700,000     4,700,000
  University of Iowa Fac. Corp. VRDB
    (Human Biology Research Proj.) Ser.
    1985A, 4.50%, 06/01/05* ................   NR/A-1   3,125,000     3,125,000
                                                                   ------------
                                                                      9,425,000
                                                                   ------------
 LOUISIANA - 4.2%
  Ascension Parish, LA Poll. Cntrl. Rev.
    VRDB (Shell Oil Co. Proj.) Ser. 1993,
    4.85%, 09/01/23* .......................  P-1/A-1+  3,000,000     3,000,000
  Plaquemines Port, Harbor & Terminal Dist.,
    LA Marine Terminal Fac. Rev. Ref. Bonds
    TECP (Electro-Coal Transfer Corp.)
    Ser. 1985A, 3.90%, 02/23/96 ............  P-1/A-1+ 10,500,000    10,500,000
                                                                   ------------
                                                                     13,500,000
                                                                   ------------
 MARYLAND - 3.8%
  Anne Arundel County, MD Port Fac. Rev.
    Bonds TECP (Baltimore Gas & Elec. Co.),
    3.95%, 12/08/95 ........................ VMIG1/A-1 12,000,000    12,000,000
                                                                   ------------

 MICHIGAN - 0.4%
  Farmington Hills Hosp. Fin. Auth. VRDB
    (Botsford General Hosp.) Ser. 1991B,
    4.85%, 02/15/16* ....................... VMIG1/A-1  1,260,000     1,260,000


                                                                   ------------
    The accompanying notes are an integral part of the financial statements.

THE RODNEY SQUARE TAX-EXEMPT FUND
---------------------------------
    INVESTMENTS - CONTINUED

--------------------------------------------------------------------------------
                                            MOODY'S/S&P  PRINCIPAL     VALUE
                                              RATING      AMOUNT      (NOTE 2)
                                            -----------  ---------    --------
 MINNESOTA - 4.1%
  Becker, MN Poll. Cntrl. Rev. Bonds TECP
    (Northern State Pwr. Co. - Sherburne
    County Gen. Stat. Unit 3 Proj.) Ser.
    1992A, 3.85%, 11/28/95 ................ VMIG1/A-1+ $8,000,000  $  8,000,000
  Becker, MN Poll. Cntrl. Rev. Bonds TECP
    (Northern State Pwr. Co. - Sherburne
    County Gen. Stat. Unit 3 Proj.) Ser.
    1993A, 3.85%, 11/28/95 ................. VMIG1/A-1  5,200,000     5,200,000
                                                                   ------------
                                                                     13,200,000
                                                                   ------------
 MISSISSIPPI - 1.3%
  Mississippi Hosp. Equip. & Fac. Auth.
    VRDB (Mississippi Baptist Medical
    Center) Ser. 1990B, 4.50%, 07/01/12* ...  VMIG1/NR  4,110,000     4,110,000
                                                                   ------------

 MISSOURI - 1.1%
  Ind. Dev. Auth. of The City of Joplin,
    MO Ind. Dev. Rev. VRDB (Northpark Mall
    Exp. Proj.), 4.50%, 12/01/05* ..........  VMIG1/NR  2,100,000     2,100,000
  Missouri Health & Educ. Fac. Auth. VRDB
    (Washington University) Ser. 1989B,
    4.85%, 03/01/17* ....................... VMIG1/A-1+   800,000       800,000
  Missouri St. Env. Imp. Energy Res. Auth.
    Poll. Cntrl. Rev. VRDB (Noranda
    Aluminum Co. Proj.), 4.50%, 10/01/02* ..   P-1/NR     800,000       800,000
                                                                   ------------
                                                                      3,700,000
                                                                   ------------
 NEW YORK - 4.7%
  New York City General Obligation Tax
    Ant. Note Ser. 1996A, 4.50%, 02/15/96 . MIG1/SP-1+ 14,850,000    14,885,909
                                                                   ------------

 NORTH CAROLINA - 1.6%
  Carteret County, NC Ind. Fac. & Poll.
    Cntrl. Fin. Auth. VRDB (Texas Gulf)
    Ser. 1985, 4.65%, 10/01/05* ............   Aa1/NR   5,000,000     5,000,000
                                                                   ------------

 NORTH DAKOTA - 0.9%
  Grand Forks, ND Health Care Fac. VRDB
    (United Hosp. Oblig. Group) Ser. 1992B,
    4.85%, 12/01/16* .......................  VMIG1/NR  3,000,000     3,000,000
                                                                   ------------

    The accompanying notes are an integral part of the financial statements.

THE RODNEY SQUARE TAX-EXEMPT FUND
---------------------------------
    INVESTMENTS - CONTINUED

--------------------------------------------------------------------------------
                                            MOODY'S/S&P  PRINCIPAL     VALUE
                                              RATING      AMOUNT      (NOTE 2)
                                            -----------  ---------    --------
 OHIO - 1.2%
  Ohio Air Quality Dev. Auth. Poll. Cntrl.
    Rev. Bonds TECP (Cleveland Electric
    Illuminating Co. Proj.) Ser. 1988B,
    3.85%, 12/11/95 ....................... VMIG1/A-1+ $3,820,000  $  3,820,000
                                                                   ------------
 PENNSYLVANIA - 1.6%
  Bucks County, PA Ind Dev. Auth. VRDB
    (New Edgecomb Metals Co.) Ser. 1984,
    4.13%, 10/01/09* .......................   Aa1/NR   5,000,000     5,000,000
                                                                   ------------

 TENNESSEE - 1.6%
  Public Auth. of Clarksville, TN Pooled
    Rev. VRDB Ser. 1994, 4.45%, 06/01/24* ..   NR/A-1   5,000,000     5,000,000
                                                                   ------------

 TEXAS - 14.8%
  Board of Regents of The University of
    Texas System TECP, 3.70%, 12/15/95 .....  P-1/A-1+  5,200,000     5,200,000
  City of Houston, TX TECP Ser. A, 3.85%,
     10/04/95 ..............................  A-1+/P-1 14,200,000    14,200,000
  City of Houston, TX General Obligation
    Bonds Ser. 1992E, 4.35%, 10/01/95 ...... VMIG1/A-1+ 1,700,000     1,700,000
  Harris County, TX Health Fac. Auth. Dev.
    Corp. VRDB (St. Luke's Episcopal Hosp.
    Proj.) Ser. 1985D, 4.85%, 02/15/16* ....  NR/A-1+   6,600,000     6,600,000
  Harris County, TX Health Fac. Auth. Dev.
    Corp. VRDB (St. Luke's Episcopal Hosp.
    Proj.) Ser. 1992, 4.85%, 02/15/21* .....  NR/A-1+   2,100,000     2,100,000
  Harris County, TX Health Fac. Auth. Dev.
    Corp. VRDB (St. Luke's Episcopal Hosp.
    Proj.) Ser. C, 4.85%, 02/15/16* ........  NR/A-1+     500,000       500,000
  Harris County, TX Health Fac. Auth. Dev.
    Corp. VRDB (Methodist Hosp.), 4.85%,
    12/01/25* ..............................  NR/A-1+   6,700,000     6,700,000
  North Central, TX Health Fac. Dev. Corp.
    VRDB (Methodist Hosp. of Dallas) Ser.
    1985B, 4.85%, 10/01/15* ................   NR/A-1   4,900,000     4,900,000
  Texas A&M University System TECP Ser. B,
    3.85%, 10/05/95 ........................  P-1/A-1+  5,100,000     5,100,000
                                                                   ------------
                                                                     47,000,000
                                                                   ------------
 VERMONT - 2.2%
  State of Vermont General Obligation TECP
    Ser. F, 3.85%, 12/31/95 ................  P-1/A-1+  7,100,000     7,100,000
                                                                   ------------
    The accompanying notes are an integral part of the financial statements.

THE RODNEY SQUARE TAX-EXEMPT FUND
---------------------------------
    INVESTMENTS - CONTINUED

--------------------------------------------------------------------------------
                                            MOODY'S/S&P  PRINCIPAL     VALUE
                                              RATING      AMOUNT      (NOTE 2)
                                            -----------  ---------    --------
 VIRGINIA - 1.6%
  Louisa County, VA Ind. Dev. Auth. Pooled
    Fin. VRDB, 4.45%, 01/01/20* ............   NR/A-1 $ 5,000,000  $  5,000,000
                                                                   ------------

 WASHINGTON - 0.6%
  Washington Health Care Fac. Auth. VRDB
    (Fred Hutchinson Cancer Research Center)
    Ser. 1991A, 4.85%, 01/01/18* ...........  VMIG1/NR  1,800,000     1,800,000
                                                                   ------------

 WISCONSIN - 1.3%
  Wisconsin Health Fac. Auth. VRDB
    (Franciscan Health Care Inc.) Ser.
    1985A-2, 4.40%, 01/01/16* .............. VMIG1/A-1+ 4,100,000     4,100,000
                                                                   ------------

 WYOMING - 0.6%
  Green River Poll. Cntrl. Rev. VRDB
    (Texas Gulf Inc.) Ser. 1984, 4.65%,
    12/01/04* ..............................  VMIG1/NR  2,000,000     2,000,000
                                                                   ------------

     TOTAL MUNICIPAL SECURITIES (COST $317,855,909) .............   317,855,909
                                                                   ------------

TOTAL INVESTMENTS (COST $317,855,909)** - 99.9% .................   317,855,909

OTHER ASSETS AND LIABILITIES, NET - 0.1% ........................       356,671
                                                                   ------------

NET ASSETS - 100.0% .............................................  $318,212,580
                                                                   ============

**   Cost for federal income tax purposes.

* Denotes a Variable or Floating Rate Note. Variable and Floating Rate Notes are instruments whose rates change periodically. The rates shown are the interest rates as of September 30, 1995.

TECP - Tax-Exempt Commercial Paper.







    The accompanying notes are an integral part of the financial statements.

THE RODNEY SQUARE FUND & THE RODNEY SQUARE TAX-EXEMPT FUND
----------------------------------------------------------
    FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES
September 30, 1995
                                  RODNEY SQUARE    RODNEY SQUARE
                                      FUND -           FUND -     RODNEY SQUARE
                                 U.S. GOVERNMENT    MONEY MARKET    TAX-EXEMPT
                                   PORTFOLIO         PORTFOLIO        FUND
                                 ---------------   -------------  -------------
ASSETS:
Investments in securities
  (including repurchase agreements
  of $150,477,300, $125,625,200
  and $0, respectively), at value
  (amortized cost $307,343,913,
  $753,076,931, and $317,855,909,
  respectively) (NOTE 2) ........ $ 307,343,913   $ 753,076,931   $ 317,855,909
Interest receivable .............       246,983       1,938,392       1,394,024
Other assets ....................         6,189           9,630          40,220
                                  -------------   -------------   -------------
  Total assets ..................   307,597,085     755,024,953     319,290,153
                                  -------------   -------------   -------------

LIABILITIES:
Dividends payable ...............     1,354,116       3,508,641         897,684
Accrued management fee (Note 3) .       120,701         306,957         126,645
Other accrued expenses (Note 3) .        26,355          84,347          53,244
                                  -------------   -------------   -------------
  Total liabilities .............     1,501,172       3,899,945       1,077,573
                                  -------------   -------------   -------------

NET ASSETS ...................... $ 306,095,913   $ 751,125,008   $ 318,212,580
                                  =============   =============   =============
NET ASSETS CONSIST OF:
Capital paid in ................. $ 306,094,293   $ 751,139,414   $ 318,214,240
Accumulated realized gain (loss)
  on investments - net ..........         1,620         (14,406)         (1,660)
                                  -------------   -------------   -------------
NET ASSETS, for 306,094,293,
  751,139,414, and 318,220,923,
  shares outstanding,
  respectively .................. $ 306,095,913   $ 751,125,008   $ 318,212,580
                                  =============   =============   =============

NET ASSET VALUE, offering and
  redemption price per share: ...      $1.00(1)        $1.00(2)        $1.00(3)
                                       =====           =====           =====
    (1) $306,095,913 / 306,094,293 outstanding shares of beneficial interest, no par value
    (2) $751,125,008 / 751,139,414 outstanding shares of beneficial interest, no par value
    (3) $318,212,580 / 318,220,923 outstanding shares of beneficial interest, no par value

    The accompanying notes are an integral part of the financial statements.

THE RODNEY SQUARE FUND & THE RODNEY SQUARE TAX-EXEMPT FUND
----------------------------------------------------------
    FINANCIAL STATEMENTS - CONTINUED
--------------------------------------------------------------------------------

STATEMENTS OF OPERATIONS
For the Fiscal Year Ended September 30, 1995
                                  RODNEY SQUARE    RODNEY SQUARE
                                      FUND -           FUND -     RODNEY SQUARE
                                 U.S. GOVERNMENT    MONEY MARKET    TAX-EXEMPT
                                   PORTFOLIO         PORTFOLIO        FUND
                                 ---------------   -------------  -------------

INTEREST INCOME .................  $ 20,633,110    $ 40,741,059    $ 13,837,440
                                   ------------    ------------    ------------

EXPENSES:
Management fee (Note 3) .........     1,672,293       3,240,976       1,696,280
Accounting fee (Note 3) .........       101,163         167,915         102,184
Distribution expenses (Note 3) ..        60,831          63,098          26,729
Trustees' fees and expenses
  (Note 3) ......................         6,845          11,191           6,600
Registration fees ...............        33,082          51,318          35,082
Reports to shareholders .........         4,689           9,232           5,062
Legal ...........................        30,189          53,268          13,616
Audit ...........................        17,480          30,920          29,100
Other ...........................        40,420          82,237          42,809
                                   ------------    ------------    ------------

  Total expenses ................     1,966,992       3,710,155       1,957,462
                                   ------------    ------------    ------------

  Net investment income .........    18,666,118      37,030,904      11,879,978
                                   ------------    ------------    ------------

REALIZED GAIN (LOSS) ON
  INVESTMENTS - NET (NOTE 2) ....        (6,526)            243           4,106
                                   ------------    ------------    ------------


NET INCREASE IN NET ASSETS
  RESULTING FROM OPERATIONS .....  $ 18,659,592    $ 37,031,147    $ 11,884,084
                                   ============    ============    ============













    The accompanying notes are an integral part of the financial statements.

THE RODNEY SQUARE FUND & THE RODNEY SQUARE TAX-EXEMPT FUND
----------------------------------------------------------
    FINANCIAL STATEMENTS - CONTINUED
--------------------------------------------------------------------------------

STATEMENTS OF CHANGES IN NET ASSETS
                                  RODNEY SQUARE    RODNEY SQUARE
                                      FUND -           FUND -     RODNEY SQUARE
                                 U.S. GOVERNMENT    MONEY MARKET    TAX-EXEMPT
                                   PORTFOLIO         PORTFOLIO        FUND
                                 ---------------   -------------  -------------

For the Fiscal Year Ended September 30, 1995
INCREASE (DECREASE) IN NET ASSETS
Operations:
  Net investment income ........ $   18,666,118  $   37,030,904  $   11,879,978
  Net realized gain (loss) on
    investments ................         (6,526)            243           4,106
                                 --------------  --------------  --------------

  Net increase in net assets
    resulting from operations ..     18,659,592      37,031,147      11,884,084
                                 --------------  --------------  --------------

Dividends to shareholders from
  net investment income ($0.052,
  $0.054, and $0.033 per share,
  respectively) ................    (18,666,118)    (37,030,904)    (11,879,978)
                                 --------------  --------------  --------------

Share transactions at net asset
  value of $1.00 per share
  Proceeds from sale of shares .  3,161,916,931   5,233,294,691   2,175,933,192
  Shares issued to shareholders
    in reinvestment of dividends
    from net investment income .        305,455       1,620,673         314,985
  Cost of shares redeemed ...... (3,192,886,094) (5,090,626,079) (2,246,604,280)
                                 --------------  --------------  --------------

  Net increase (decrease) in net
    assets and shares resulting
    from share transactions ....    (30,663,708)    144,289,285     (70,356,103)
                                 --------------  --------------  --------------

Total increase (decrease) in net
  assets .......................    (30,670,234)    144,289,528     (70,351,997)

NET ASSETS:
  Beginning of year ............    336,766,147     606,835,480     388,564,577
                                 --------------  --------------  --------------

  End of year .................. $  306,095,913  $  751,125,008  $  318,212,580
                                 ==============  ==============  ==============



    The accompanying notes are an integral part of the financial statements.

THE RODNEY SQUARE FUND & THE RODNEY SQUARE TAX-EXEMPT FUND
----------------------------------------------------------
    FINANCIAL STATEMENTS - CONTINUED
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS -CONTINUED
                                  RODNEY SQUARE    RODNEY SQUARE
                                      FUND -           FUND -     RODNEY SQUARE
                                 U.S. GOVERNMENT    MONEY MARKET    TAX-EXEMPT
                                   PORTFOLIO         PORTFOLIO        FUND
                                 ---------------   -------------  -------------
For the Fiscal Year Ended September 30, 1994
INCREASE (DECREASE) IN NET ASSETS
Operations:
  Net investment income ........ $   13,508,642  $   23,569,613  $    8,356,912
  Net realized loss on investments   (1,893,713)     (1,896,678)         (1,661)
                                 --------------  --------------  --------------

  Net increase in net assets
    resulting from operations ..     11,614,929      21,672,935       8,355,251
                                 --------------  --------------  --------------

Dividends to shareholders from
    net investment income ($0.033,
    $0.033, and $0.021 per share,
    respectively) ..............    (13,508,642)    (23,569,613)     (8,356,912)
                                 --------------  --------------  --------------

Share transactions at net asset
  value of $1.00 per share
  Proceeds from sale of shares .  3,003,180,234   4,670,277,041   2,380,635,778
  Shares issued to shareholders
    in reinvestment of dividends
    from net investment income .        149,378         375,594         149,383
  Cost of shares redeemed ...... (3,052,632,227) (4,713,216,236) (2,397,735,551)
                                 --------------  --------------  --------------

  Net decrease in net assets and
    shares resulting from share
    transactions ...............    (49,302,615)    (42,563,601)    (16,950,390)
                                 --------------  --------------  --------------

Capital contribution from Manager
  (Note 3) .....................      1,895,702       1,871,673               0
                                 --------------  --------------  --------------

Total decrease in net assets ...    (49,300,626)    (42,588,606)    (16,952,051)

NET ASSETS:
  Beginning of year ............    386,066,773     649,424,086     405,516,628
                                 --------------  --------------  --------------

  End of year .................. $  336,766,147  $  606,835,480  $  388,564,577
                                 ==============  ==============  ==============



    The accompanying notes are an integral part of the financial statements.

THE RODNEY SQUARE FUND & THE RODNEY SQUARE TAX-EXEMPT FUND
----------------------------------------------------------
    FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
The following tables include selected data for a share outstanding throughout each year and other performance information derived from the financial statements. They should be read in conjunction with the financial statements and notes thereto.


                                      For the Fiscal Years Ended September 30,
                                      ----------------------------------------
                                       1995     1994*    1993     1992     1991
                                      ------   ------   ------   ------   ------
RODNEY SQUARE FUND - U.S. GOVERNMENT PORTFOLIO
For a Share Outstanding Throughout Each Year:

NET ASSET VALUE - BEGINNING OF YEAR   $1.00    $1.00    $1.00    $1.00    $1.00
                                      -----    -----    -----    -----    -----
Investment Operations:
  Net investment income .........     0.052    0.033    0.028    0.038    0.062
                                      -----    -----    -----    -----    -----
Distributions:
  From net investment income ....    (0.052)  (0.033)  (0.028)  (0.038)  (0.062)
                                     ------   ------   ------   ------   ------
NET ASSET VALUE - END OF YEAR ...     $1.00    $1.00    $1.00    $1.00    $1.00
                                      =====    =====    =====    =====    =====
Total Return ....................     5.37%    3.32%    2.83%    3.88%    6.41%
Ratios (to average net assets)/Supplemental Data:
    Expenses ....................     0.55%    0.53%    0.53%    0.54%    0.53%
    Net investment income .......     5.25%    3.27%    2.79%    3.84%    6.22%
Net assets at end of year
  ($000 omitted) ................  $306,096 $336,766 $386,067 $409,534 $479,586

THE RODNEY SQUARE FUND & THE RODNEY SQUARE TAX-EXEMPT FUND
----------------------------------------------------------
    FINANCIAL HIGHLIGHTS - CONTINUED
--------------------------------------------------------------------------------
                                      For the Fiscal Years Ended September 30,
                                      ----------------------------------------
                                       1995     1994*    1993     1992     1991
                                      ------   ------   ------   ------   ------
RODNEY SQUARE FUND - MONEY MARKET PORTFOLIO
For a Share Outstanding Throughout Each Year:

NET ASSET VALUE - BEGINNING OF YEAR   $1.00    $1.00    $1.00    $1.00    $1.00
                                      -----    -----    -----    -----    -----
Investment Operations:
  Net investment income .........     0.054    0.033    0.029    0.041    0.065
                                      -----    -----    -----    -----    -----
Distributions:
  From net investment income ....    (0.054)  (0.033)  (0.029)  (0.041)  (0.065)
                                     ------   ------   ------   ------   ------
NET ASSET VALUE - END OF YEAR ...     $1.00    $1.00    $1.00    $1.00    $1.00
                                      =====    =====    =====    =====    =====
Total Return ....................     5.50%    3.37%    2.92%    4.15%    6.73%
Ratios (to average net assets)/Supplemental Data:
    Expenses ....................     0.54%    0.53%    0.52%    0.52%    0.52%
    Net investment income .......     5.37%    3.33%    2.88%    4.06%    6.52%
Net assets at end of year
  ($000 omitted) ................  $751,125 $606,835 $649,424 $717,544 $790,837


                                      For the Fiscal Years Ended September 30,
                                      ----------------------------------------
                                       1995     1994     1993     1992     1991
                                      ------   ------   ------   ------   ------
RODNEY SQUARE TAX-EXEMPT FUND
For a Share Outstanding Throughout Each Year:

NET ASSET VALUE - BEGINNING OF YEAR   $1.00    $1.00    $1.00    $1.00    $1.00
                                      -----    -----    -----    -----    -----
Investment Operations:
  Net investment income .........     0.033    0.021    0.020    0.030    0.045
                                      -----    -----    -----    -----    -----
Distributions:
  From net investment income ....    (0.033)  (0.021)  (0.020)  (0.030)  (0.045)
                                     ------   ------   ------   ------   ------
NET ASSET VALUE - END OF YEAR ...     $1.00    $1.00    $1.00    $1.00    $1.00
                                      =====    =====    =====    =====    =====
Total Return ....................     3.36%    2.17%    2.07%    3.06%    4.59%
Ratios (to average net assets)/Supplemental Data:
    Expenses ....................     0.54%    0.54%    0.54%    0.54%    0.56%
    Net investment income .......     3.29%    2.13%    2.05%    3.06%    4.49%
Net assets at end of year
  ($000 omitted) ................  $318,213 $388,565 $405,517 $327,098 $353,271

* During the fiscal year ended September 30, 1994, the Fund Manager contributed capital of $0.0045 and $0.0028 per share to the U.S. Government Portfolio and the Money Market Portfolio, respectively.

THE RODNEY SQUARE FUND & THE RODNEY SQUARE TAX-EXEMPT FUND
----------------------------------------------------------
    NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. DESCRIPTION AND SHARES OF THE FUND. The Rodney Square Fund and The Rodney Square Tax-Exempt Fund (the "Fund(s)") are Massachusetts business trusts registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as diversified, open-end management investment companies. The Declaration of Trusts for The Rodney Square Fund, dated February 16, 1982, and The Rodney Square Tax-Exempt Fund, dated July 31, 1985, each as last amended on February 15, 1993, permit the Trustees of each Fund to create additional series (or portfolios), each of which may issue additional classes of shares. There are currently two portfolios, the U.S. Government Portfolio and the Money Market Portfolio (the "Portfolios"), in The Rodney Square Fund, each of which currently consists of a single class of shares. The Rodney Square Tax-Exempt Fund has one portfolio (also a "Portfolio") with a single class of shares.

2. SIGNIFICANT  ACCOUNTING  POLICIES.   The  following  is  a  summary  of   the
   significant accounting policies of each Fund:

   SECURITY VALUATION. Each Fund values securities utilizing the amortized cost valuation method which is permitted under Rule 2a-7 under the 1940 Act provided that the Fund complies with certain conditions. This method involves valuing a portfolio security initially at its cost and thereafter adjusting for amortization of premium or accretion of discount to maturity.

   FEDERAL INCOME TAXES. Each Portfolio is treated as a separate entity for federal income tax purposes and each intends to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986 and to distribute all of its taxable income and tax-exempt income to its shareholders. Therefore, no federal income tax provision is required.
   At September 30, 1995, the U.S. Government Portfolio, the Money Market Portfolio and The Rodney Square Tax-Exempt Fund had a net tax basis capital loss carryforward available to offset future capital gains of approximately $7,000, $14,000 and $2,000, respectively, which will expire as follows:

                                          CAPITAL LOSS       EXPIRATION
                                          CARRYFORWARD          DATE
                                          ------------       ----------
     U.S. Government Portfolio               $ 7,000          09/30/03
     Money Market Portfolio                  $14,000          09/30/02
     Rodney Square Tax-Exempt Fund           $ 2,000          09/30/02

   Expired capital loss carryforward of The Rodney Square Tax-Exempt Fund in the amount of $6,682 has been reclassified to capital paid in.

   INTEREST INCOME AND DIVIDENDS TO SHAREHOLDERS. Interest income is accrued as earned. Dividends to shareholders of each Portfolio are declared daily from net investment income, which consists of accrued interest and discount earned (including original issue discount), less amortization of premium and the accrued expenses applicable to the dividend period. For The Rodney Square Tax-Exempt Fund only, the tax-exempt interest portion of each dividend is determined uniformly, based on the ratio of the Fund's tax-exempt and taxable income, if any, for the entire fiscal year.

THE RODNEY SQUARE FUND & THE RODNEY SQUARE TAX-EXEMPT FUND
----------------------------------------------------------
    NOTES TO FINANCIAL STATEMENTS - CONTINUED
--------------------------------------------------------------------------------

2. SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

   REPURCHASE AGREEMENTS. The Rodney Square Fund, through its custodian, receives delivery of the underlying securities, the market value of which at the time of purchase is required to be in an amount at least equal to 101% of the resale price. Rodney Square Management Corporation ("RSMC"), the Fund Manager, is responsible for determining that the amount of these underlying securities is maintained at a level such that their market value is at all times equal to 101% of the resale price. In the event of default of the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation.

   OTHER.   Investment security transactions are accounted for on a  trade  date basis. The Funds use the specific identification method for determining realized gain and loss on investments for both financial and federal income tax reporting purposes. Obligations of agencies and instrumentalities of the U.S. Government are not direct obligations of the U.S. Treasury and, thus, may or may not be backed by the "full faith and credit" of the United States. Payment of interest and principal on these obligations, although generally backed directly or indirectly by the U.S. Government, may be backed solely by the issuing agency or instrumentality.

   The Money Market Portfolio invests in short-term unsecured debt instruments of corporate issuers. Although the Portfolio is diversified, the issuers' ability to meet their obligations may be affected by economic developments in a specific industry or region. The Money Market Portfolio had investments in commercial paper, certificates of deposit and bankers' acceptances of domestic and foreign banks which in the aggregate approximated 29% of its total investments on September 30, 1995.

   Approximately 66% of the investments in The Rodney Square Tax-Exempt Fund on September 30, 1995 were insured by private issuers that guarantee payments of principal and interest in the event of default or were backed by letters of credit issued by domestic and foreign banks or financial institutions.

3. MANAGEMENT FEE AND OTHER TRANSACTIONS WITH AFFILIATES. The Funds employ RSMC, a wholly owned subsidiary of Wilmington Trust Company ("WTC"), to serve as Investment Adviser and Administrator to each of the Funds pursuant to separate Management Agreements each dated August 9, 1991. Under the Management Agreements, RSMC, subject to the supervision of the Funds' Boards of Trustees, directs the investments of the Portfolios in accordance with each Portfolio's investment objective, policies and limitations. Also under the Management Agreements, RSMC is responsible for administrative services such as budgeting, financial reporting, compliance monitoring and corporate management. For its services, the Funds pay RSMC a monthly fee at the annual rate of 0.47% of the average daily net assets of each Portfolio of the Funds. The management fee paid to RSMC for the fiscal year ended September 30, 1995, amounted to $1,672,293 for the U.S. Government Portfolio, $3,240,976 for the Money Market Portfolio and $1,696,280 for The Rodney Square Tax-Exempt Fund.

THE RODNEY SQUARE FUND & THE RODNEY SQUARE TAX-EXEMPT FUND
----------------------------------------------------------
    NOTES TO FINANCIAL STATEMENTS - CONTINUED
--------------------------------------------------------------------------------
3. MANAGEMENT FEE AND OTHER TRANSACTIONS WITH AFFILIATES - CONTINUED

   During the fiscal year ended September 30, 1994, the Fund Manager contributed $1,895,702 and $1,871,673 to the U.S. Government Portfolio and the Money Market Portfolio, respectively, to offset each Portfolio's net realized losses on certain adjustable rate U.S. Government agency securities. These contributions increased each Portfolio's capital paid in accounts by their respective dollar amounts. In accordance with Statement of Position 93-2, the Money Market Portfolio and the U.S. Government Portfolio reclassified these amounts from capital paid in to accumulated realized gain (loss) on investments. These reclassifications had no impact on the net asset value of either Portfolio.

   RSMC determines the net asset value per share and provides all Fund accounting services pursuant to a separate Accounting Services Agreement with each Fund. For its services, RSMC receives an annual fee of $50,000 per Portfolio, plus an amount equal to 0.02% of each Portfolio's average daily net assets in excess of $100,000,000. For the fiscal year ended September 30, 1995, RSMC's fees for accounting services amounted to $101,163 for the U.S. Government Portfolio, $167,915 for the Money Market Portfolio and $102,184 for The Rodney Square Tax-Exempt Fund.

   WTC serves as Custodian of the assets of the Funds and is paid for the provision of this service by RSMC out of its management fee. The Funds reimburse WTC for its related out-of-pocket expenses, if any, incurred in connection with the performance of these services.

   RSMC serves as Transfer and Dividend Paying Agent for the Funds and does not receive any separate fees from the Funds for the performance of these services other than the reimbursement of all reasonable out-of-pocket expenses incurred by RSMC or its agents for the provision of such services.

   Pursuant to a Distribution Agreement with each Fund, dated as of December 31, 1992, Rodney Square Distributors, Inc. ("RSD"), a wholly owned subsidiary of WTC, manages the Funds' distribution efforts and provides assistance and expertise in developing marketing plans and materials. The Funds' Boards of Trustees have adopted, and shareholders have approved, distribution plans (the "12b-1 Plans") pursuant to Rule 12b-1 under the 1940 Act, to allow each Fund to reimburse RSD for certain expenses incurred in connection with distribution activities. The Trustees have authorized a payment of up to 0.20% of each Portfolio's average daily net assets annually to reimburse RSD for such expenses. For the fiscal year ended September 30, 1995, such expenses amounted to $60,831 for the U.S. Government Portfolio, $63,098 for the Money Market Portfolio and $26,729 for The Rodney Square Tax-Exempt Fund.

   The salaries of all officers of each Fund, the Trustees of each Fund who are "interested persons" of the Fund, WTC, RSMC, RSD, or their affiliates and all personnel of the Funds, WTC, RSMC or RSD performing services related to research, statistical and investment activities, are paid by WTC, RSMC, RSD, or their affiliates. The fees and expenses of the "non-interested" Trustees amounted to $6,845 for the U.S. Government Portfolio, $11,191 for the Money Market Portfolio and $6,600 for The Rodney Square Tax-Exempt Fund for the fiscal year ended September 30, 1995.

THE RODNEY SQUARE FUND & THE RODNEY SQUARE TAX-EXEMPT FUND
----------------------------------------------------------
    REPORT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Shareholders and Trustees of The Rodney Square Fund and The Rodney Square Tax-Exempt Fund:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of The Rodney Square Fund (comprising, respectively, the U.S. Government and the Money Market Portfolios) and The Rodney Square Tax-Exempt Fund (the "Funds"), as of September 30, 1995, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 1995 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting The Rodney Square Fund and The Rodney Square Tax-Exempt Fund at September 30, 1995, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and financial highlights for each of the five years in the period then ended, in conformity with generally accepted accounting principles.


                                                  /s/ Ernst & Young LLP


Baltimore, Maryland
October 26, 1995

THE RODNEY SQUARE FUND & THE RODNEY SQUARE TAX-EXEMPT FUND
----------------------------------------------------------
    TAX INFORMATION
--------------------------------------------------------------------------------

Pursuant to Section 852 of the Internal Revenue Code of 1986, The Rodney Square Tax-Exempt Fund designates $11,879,978 as tax-exempt dividends.

In January, 1996 shareholders of the Funds will receive Federal income tax information on all distributions paid to their accounts in calendar year 1995, including any distributions paid between September 30, 1995 and December 31, 1995.

                    TRUSTEES
                  Eric Brucker
                Fred L. Buckner
               Martin L. Klopping
                John J. Quindlen                   THE RODNEY SQUARE
              --------------------
                                                       FUND
                    OFFICERS
         Martin L. Klopping, PRESIDENT                     &
      Joseph M. Fahey, Jr., VICE PRESIDENT
 Robert C. Hancock, VICE PRESIDENT & TREASURER     THE RODNEY SQUARE
        Marilyn Talman, Esq., SECRETARY
      Diane D. Marky, ASSISTANT SECRETARY              TAX-EXEMPT
     Connie L. Meyers, ASSISTANT SECRETARY
  Louis C. Schwartz, Esq., ASSISTANT SECRETARY         FUND
      John J. Kelley, ASSISTANT TREASURER
    ----------------------------------------

          FUND MANAGER, ADMINISTRATOR
               AND TRANSFER AGENT
      Rodney Square Management Corporation         [Graphic] Ceasar
   -----------------------------------------        Rodney upon his
                                                    galloping horse
                   CUSTODIAN                        facing right,
            Wilmington Trust Company                reverse image on
          ----------------------------              dark background

                  DISTRIBUTOR
        Rodney Square Distributors, Inc.
      ------------------------------------

                 LEGAL COUNSEL
           Kirkpatrick & Lockhart LLP
         ------------------------------

              INDEPENDENT AUDITORS
               Ernst & Young LLP                     ANNUAL REPORT
             ---------------------
                                                   SEPTEMBER 30, 1995

   THIS  REPORT IS SUBMITTED FOR THE GENERAL
   INFORMATION  OF THE SHAREHOLDERS  OF  THE
   FUNDS.  THE REPORT IS NOT AUTHORIZED  FOR
   DISTRIBUTION TO PROSPECTIVE INVESTORS  IN
   THE  FUNDS UNLESS PRECEDED OR ACCOMPANIED
   BY AN EFFECTIVE PROSPECTUS.


RS02

                        THE RODNEY SQUARE TAX-EXEMPT FUND

                          PART C  -  OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.
          ----------------------------------

  a. Financial Statements:

     Included in Part A of this Registration Statement:

       Financial Information (i.e., Financial Highlights for each of the nine years in the period ended September 30, 1995 and for the period from February 7, 1986 (Commencement of Operations) through September 30, 1986.)

       Included in Part B of this Registration Statement:

          Investments, September 30, 1995
          Statement of Assets and Liabilities, September 30, 1995
          Statement of Operations, for the fiscal year ended September 30, 1995 Statements of Changes in Net Assets, for the fiscal years ended
            September 30, 1994 and 1995
          Financial  Highlights for each of the five years in the  period  ended
            September 30, 1995
          Notes to Financial Statements
          Report of independent auditors

       Statements, schedules and historical information other than those listed above have been omitted since they are either not applicable or are not required.

  b. Exhibits:
     1.     (a)   Declaration of Trust of the Registrant dated  July  31,  1985.
            (Incorporated by reference to Exhibit 1 to original Registration Statement filed on August 1, 1985.)

            (b) Amendment to Declaration of Trust of the Registrant dated August 9, 1991. (Incorporated by reference to Exhibit 1(b) to Post-Effective Amendment No. 9 to this Registration Statement filed on November 27, 1991.)

            (c) Amendment to Declaration of Trust of the Registrant dated February 15, 1993. (Incorporated by reference to Exhibit 1(c) to Post Effective Amendment No. 11 to this Registration Statement filed on January 28, 1994.)

     2.     (a)   Bylaws  of  the  Registrant.  (Incorporated  by  reference  to
            Exhibit  2  to  original Registration Statement filed on  August  1,
            1985.)

            (b) Amendment to Bylaws of the Registrant dated August 9, 1991. (Incorporated by reference to Exhibit 2(b) to Post-Effective Amendment No. 9 to this Registration Statement filed on November 27, 1991.)

                        THE RODNEY SQUARE TAX-EXEMPT FUND

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS (CONTINUED).
          ----------------------------------------------

     3.     Voting Trust Agreement - None.

     4.     Instruments Defining the Rights of Shareholders.

            (a) Amended and Restated Declaration of Trust dated July 31, 1985 as Amended August 9, 1991 and February 15, 1993 (relevant portions). (Incorporated by reference to Exhibit 4(a) to Post Effective Amendment No. 11 to this Registration Statement filed on January 28, 1994.)

            (b) By-Laws of the registrant as Amended August 9, 1991 (relevant portions). (Incorporated by reference to Exhibit 4(b) to Post Effective Amendment No. 11 to this Registration Statement filed on January 28, 1994.)

     5.     Management  Agreement  between  the  Registrant  and  Rodney  Square
            Management Corporation dated August 9, 1991. (Incorporated by reference to Exhibit 5 to Post-Effective Amendment No. 9 to this Registration Statement filed on November 27, 1991.)

     6.     (a)   Distribution  Agreement  between  the  Registrant  and  Rodney
            Square Distributors, Inc. effective December 31, 1992.

            (b) Form of Selected Dealer Agreement between Rodney Square Distributors, Inc. and the broker-dealer as listed in Schedule B to the Agreement effective December 31, 1992. (Incorporated by reference to Exhibit 6(b) to Post Effective Amendment No. 11 to this registration Statement filed on January 28, 1994.)

     7.     Bonus, Profit Sharing or Pension Plans - None.

     8. (a) Custodian Contract between the Registrant and Wilmington Trust Company dated October 1, 1986. (Incorporated by reference to
            Exhibit 8(a) to Post-Effective Amendment No. 4 to this Registration Statement filed on February 1, 1988.)

            (b) Subcustodian Contract between Wilmington Trust Company and Morgan Guaranty Trust Company of New York. (Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 4 to this Registration Statement filed on February 1, 1988.)

     9.     (a)   Transfer Agency Agreement between the  Registrant  and  Rodney
            Square Management Corporation effective December 31, 1992.

            (b) Accounting Services Agreement between Registrant and Rodney Square Management Corporation dated October 1, 1989. (Incorporated by reference to Exhibit 9(c) to Post-Effective Amendment No. 6 to this Registration Statement filed on November 28, 1989.)

                        THE RODNEY SQUARE TAX-EXEMPT FUND

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS (CONTINUED).
          ----------------------------------------------

     10.    (a)   Opinion of Kirkpatrick & Lockhart. (Incorporated by  reference to Exhibit 10 to Pre-Effective Amendment No. 1 to this Registration Statement filed on October 23, 1985.)

            (b) Opinion of Kirkpatrick & Lockhart relating to Rule 24e-2 Registration.

     11.    Consent of Ernst & Young LLP, independent auditors for Registrant.

     12.    Financial Statements omitted from Part B - None.

     13. Letter of Investment Intent. (Incorporated by reference to Exhibit 13 to Pre-Effective Amendment No. 1 to this Registration Statement filed on October 23, 1985.)

     14.    Prototype Retirement Plan - None.

     15. Amended and Restated Plan of Distribution adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 of the Registrant effective May 21, 1990, amended effective as of January 1, 1993.

     16.    Schedule for Computation of Performance Quotations.

     17.    Financial Data Schedule.

     18.    None.

            Power of Attorney included as part of the signature page of this Post-Effective Amendment No. 14.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
          --------------------------------------------------------------

  a.   Persons Controlled by Registrant:  None.

  b. Persons who may be deemed to be under Common Control with Registrant in the event Wilmington Trust Company ("WTC") is deemed to be a controlling person of the Registrant:

     MUTUAL FUNDS
     ------------
     The Rodney Square Fund
     The Rodney Square Strategic Fixed-Income Fund
     The Rodney Square Multi-Manager Fund
     The Rodney Square International Securities Fund, Inc.

                        THE RODNEY SQUARE TAX-EXEMPT FUND

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
          --------------------------------------------------------------
          (CONTINUED).
          ------------
                                                            % Held
     Corporate Entity                     State of Org.      by WTC
     ----------------                     -------------     --------

     Brandywine Insurance Agency, Inc.       Delaware         100%
     Brandywine Finance Corp.                Delaware         100%
     Brandywine Life Insurance Company, Inc. Delaware         100%
     Compton Realty Corporation              Delaware         100%
     Delaware Corp. Management               Delaware         100%
     Drew-I Ltd.                             Delaware         100%
     Drew-VIII Ltd.                          Delaware         100%
     Holiday Travel Agency, Inc.             Delaware         100%
     Rockland Corporation                    Delaware         100%
     Rodney Square Distributors, Inc.        Delaware         100%
     Rodney Square Management Corporation    Delaware         100%
     Siobain-XII Ltd.                        Delaware         100%
     Spar Hill Realty Company                Delaware         100%
     Wilmington Brokerage Services Company   Delaware         100%
     Wilmington Capital Management, Inc.     Delaware         100%
     Wilmington Trust of Florida, N.A.       Florida          100%
     WTC Corporate Services, Inc.            Delaware         100%
     100 West 10th St. Corporation           Delaware         100%

     PARTNERSHIPS
     ------------

     Rodney Square Investors, L.P.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES (AS OF DECEMBER 31, 1995).
          ----------------------------------------------------------

       (1)                                                    (2)
       TITLE OF CLASS                            NUMBER OF RECORD SHAREHOLDERS
       --------------                            -----------------------------
       SHARES OF BENEFICIAL INTEREST                       3368

ITEM 27.  INDEMNIFICATION.
          ----------------

    Article XI, Section 2 of the Registrant's Declaration of Trust provides, subject to certain exceptions and limitations, that the appropriate Series of the Registrant will indemnify a Trustee or officer ("covered person") of the Registrant against liability and against all expenses incurred in connection with any claim, action, suit, proceeding, or settlement in which he becomes involved as a party or otherwise by virtue of being or having been a Trustee or officer, to the fullest extent permitted by law. No covered person, however, will be indemnified if there is an adjudication that (a) such person is liable to the Registrant or its shareholders because of willful misfeasance, bad faith,

                        THE RODNEY SQUARE TAX-EXEMPT FUND

ITEM 27.  INDEMNIFICATION. (CONTINUED).
          -----------------------------

gross negligence or reckless disregard of the duties involved in the conduct of his office, or (b) such person did not act in good faith, with the reasonable belief that his action was in the best interests of the Registrant. In addition, a covered person will not be indemnified in the event of settlement unless a court, a majority of disinterested Trustees, or independent legal counsel determines that the covered person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The Registrant may maintain insurance policies covering such rights of indemnification.

    According to Article XII, Section 1 of the Declaration of Trust, the Registrant is a trust, not a partnership. Trustees are not liable personally to any person extending credit to, contracting with or having any claim against the Registrant. A Trustee, however, is not protected from liability due to willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

   Article XII, Section 2 provides that, subject to the provisions of Article XI and Article XII, Section 1, the Trustees are not liable for errors of judgment or mistakes of fact or law, or for any act or omission in accordance with advice of counsel or other experts or for failing to follow such advice.

    Paragraph 7A of the Management Agreement between Rodney Square Management Corporation ("RSMC") and the Registrant provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties on the part of RSMC, RSMC shall not be subject to liability to the Registrant or to any shareholder of the Registrant or its Series for any act or omission in the course of performing its duties under the contract or for any losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of the Registrant. Paragraph 15 provides that obligations assumed by the Registrant pursuant to the Management Agreement are limited in all cases to the Registrant and its assets or a particular Series and its assets, if liability relates to a Series.

    Paragraph 10 of the Distribution Agreement between the Registrant and Rodney Square Distributors, Inc. ("RSD") provides that the Registrant agrees to indemnify and hold harmless RSD and each of its directors and officers and each person, if any, who controls RSD within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act") against any loss, liability, claim, damages or expense arising by reason of any person acquiring any shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Registrant or any of its employees or representatives, or based upon the grounds that the registration statements, or other information filed or made public by the Registrant included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading. RSD, however, will not be indemnified to the extent that the statement or omission is based on information provided in writing by RSD. In no case is the indemnity of the Registrant in favor of RSD or any person indemnified to be deemed to protect RSD or any person against any

                        THE RODNEY SQUARE TAX-EXEMPT FUND

ITEM 27.  INDEMNIFICATION. (CONTINUED).
          -----------------------------

liability to the Registrant or its security holders to which RSD or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. In addition, Paragraph 15 of the Distribution Agreement is similar to Paragraph 15 of the Management Agreement.

   Paragraph 18 of the Transfer Agency Agreement between the Registrant and RSMC provides that RSMC and its nominees shall be held harmless from all taxes, charges, expenses, assessments, claims and liabilities including, without limitation, liabilities arising under the 1933 Act, the Securities Exchange Act of 1934 and any state or foreign securities and blue sky laws, and amendments thereto, and expenses including without limitation reasonable attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which RSMC takes at the request of or on the direction of or in reliance on the advice of the Registrant or upon oral or written instructions in the absence of RSMC's or its own nominees' willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under such Agreement. Paragraph 27 of the Transfer Agency Agreement is similar to Paragraph 15 of the Management Agreement.

    Paragraph 13 of the Accounting Services Agreement between the Registrant and RSMC is similar to Paragraph 18 of the Transfer Agency Agreement. Paragraph 20 of the Accounting Services Agreement is similar to Paragraph 15 of the Management Agreement.

    Insofar as indemnification for liability arising under the 1933 Act may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                        THE RODNEY SQUARE TAX-EXEMPT FUND

ITEM 28.  BUSINESS OR OTHER CONNECTIONS OF INVESTMENT ADVISER.
          ----------------------------------------------------

   Rodney Square Management Corporation ("RSMC"), a Delaware corporation, serves as fund manager, administrator, transfer agent and accounting agent to the Registrant. RSMC is a wholly owned subsidiary of Wilmington Trust Company, also a Delaware corporation, which in turn is wholly owned by Wilmington Trust Corporation. Information as to the officers and directors of RSMC is included in its Form ADV filed on March 11, 1987, and most recently supplemented on February 22, 1995, with the Securities and Exchange Commission File No. 801-22071 and is incorporated by reference herein.

ITEM 29.  PRINCIPAL UNDERWRITERS.
          -----------------------

     (a)    The Rodney Square Fund
            The Rodney Square Strategic Fixed-Income Fund
            The Rodney Square International Securities Fund, Inc.
            The Rodney Square Multi-Manager Fund
            Heitman Real Estate Fund
            The HomeState Group
            Kiewit Mutual Fund
            Dracena Funds Group, Inc.
            1838 Investment Advisors Funds
            The Olstein Funds
     (b)
(1)                      (2)                                (3)
Name and Principal       Position and Offices with          Position and Offices
Business Address         Rodney Square Distributors, Inc.   with Registrant
------------------       --------------------------------   --------------------
Jeffrey O. Stroble       President, Secretary,              None
1105 North Market Street Treasurer & Director
Wilmington, DE  19890

Martin L. Klopping       Director                           President &
Rodney Square North                                         Trustee
1100 North Market Street
Wilmington, DE  19890

Neil Curran              Vice President                     None
1105 North Market Street
Wilmington, DE  19890

     (c)    None.

                        THE RODNEY SQUARE TAX-EXEMPT FUND

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.
          ---------------------------------

    Certain  accounts, books and other documents required to  be  maintained  by
Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder and the records relating to the duties of the Registrant's transfer agent are maintained by Rodney Square Management Corporation, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001. Records relating to the duties of the Registrant's custodian are maintained by Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001.

ITEM 31.  MANAGEMENT SERVICES.
          --------------------

    Inapplicable.

ITEM 32.  UNDERTAKINGS.
          -------------

    Inapplicable.

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant certifies that it meets all of the requirements for effectiveness of this Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933 and has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, and State of Delaware, on the 26th day of January, 1996.

                         THE RODNEY SQUARE FUND

                         By:   /s/ Marilyn Talman
                              ----------------------------
                              Marilyn Talman, Secretary

      Pursuant to the requirements of the Securities Act of 1933, this amendment to its Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                   TITLE                  DATE
---------                   -----                  ----

 /s/ Eric Brucker
------------------------
Eric Brucker*               Trustee                January 26, 1996

 /s/ Fred L. Buckner
------------------------
Fred L. Buckner*            Trustee                January 26, 1996


 /s/ Martin L. Klopping
------------------------
Martin L. Klopping*         President &            January 26, 1996
                            Trustee

 /s/ John J. Quindlen
------------------------
John J. Quindlen*           Trustee                January 26, 1996

 /s/ Robert C. Hancock      Vice President and
------------------------    Treasurer (Principal
Robert C. Hancock*          Financial and          January 26, 1996
                            Accounting Officer)

*By:   /s/ Marilyn Talman
      --------------------------
      Marilyn Talman **

**   Attorney-in-fact pursuant to a power of attorney filed herewith.

-----------------------

                                POWER OF ATTORNEY
                                -----------------

      Each of the undersigned in his capacity as a Trustee or officer, or both, as the case may be, of the Registrant, does hereby appoint Arthur J. Brown and Marilyn Talman, and each of them, or jointly, his true and lawful attorney and agent to execute in his name, place and stead (in such capacity) any and all post-effective amendments to the Registration Statement and all instruments necessary or desirable in connection therewith, to attest the seal of the
Registrant thereon and to file the same with the Securities and Exchange Commission. Each of said attorneys and agents have power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and agents and each of them.

SIGNATURE                   TITLE                  DATE
---------                   -----                  ----
                            President (Principal
 /s/ Peter J. Succoso       Executive Officer)     August 21, 1995
-----------------------
Peter J. Succoso            and Trustee



 /s/ Eric Brucker
-----------------------
Eric Brucker                Trustee                August 21, 1995


 /s/ Fred L. Buckner
-----------------------
Fred L. Buckner             Trustee                August 21, 1995


 /s/ Martin L. Klopping
-----------------------
Martin L. Klopping          Trustee                August 21, 1995


 /s/ John J. Quindlen
-----------------------
John J. Quindlen            Trustee                August 21, 1995


                            Vice President and
 /s/ Robert C. Hancock      Treasurer (Principal
-----------------------
Robert C. Hancock           Financial and          August 21, 1995
                            Accounting Officer)

                                POWER OF ATTORNEY
                                -----------------

      Each of the undersigned in his capacity as a Trustee or officer, or both, as the case may be, of the Registrant, does hereby appoint Arthur J. Brown and Marilyn Talman, and each of them, or jointly, his true and lawful attorney and agent to execute in his name, place and stead (in such capacity) any and all post-effective amendments to the Registration Statement and all instruments necessary or desirable in connection therewith, to attest the seal of the
Registrant thereon and to file the same with the Securities and Exchange Commission. Each of said attorneys and agents have power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and agents and each of them.

SIGNATURE                   TITLE                  DATE
---------                   -----                  ----
                            President (Principal
 /s/ Martin L. Klopping     Executive Officer)     January 26, 1996
-----------------------
Martin L. Klopping          and Trustee

                                                    File No.   2-99436
                                                     File No. 811-4372




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM N-1A


                         POST-EFFECTIVE AMENDMENT NO. 14

                            TO REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                       AND


                                AMENDMENT NO. 16

                            TO REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940




                        THE RODNEY SQUARE TAX-EXEMPT FUND

                        THE RODNEY SQUARE TAX-EXEMPT FUND

                                  EXHIBIT INDEX


     Exhibit 6(a)   Distribution Agreement between the               EX-6
                    Registrant and Rodney Square Distributors,
                    Inc. effective December 31, 1992

     Exhibit 9(a)   Transfer Agency Agreement between the            EX-9
                    Registrant and Rodney Square Management
                    Corporation effective December 31, 1992

     Exhibit 10(b)  Opinion of Kirkpatrick & Lockhart                EX-10
                    relating to Rule 24e-2 Registration

     Exhibit 11     Consent of Ernst & Young LLP,                    EX-11
                    independent auditors for Registrant

     Exhibit 15     Amended and Restated Plan of Distribution        EX-15
                    adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 of the
                    Registrant effective May 21, 1990, amended effective as of January 1, 1993

     Exhibit 16     Schedule for Computation                         EX-16
                    of Performance Quotations


     Exhibit 17     Financial Data Schedule                          EX-17